Exhibit 10.36

AGREEMENT TO LEASE

BETWEEN

1.	AARUSH (PHASE III) LOGISTICS PARKS PRIVATE LIMITED (AS LESSOR 1)

2.	AARUSH (PHASE IV) LOGISTICS PARKS PRIVATE LIMITED (AS LESSOR 2)

3.	AARUSH (PHASE V) LOGISTICS PARKS PRIVATE LIMITED (AS LESSOR 3)

4.	AARUSH LOGISTICS PARKS PRIVATE LIMITED (AS CONFIRMING PARTY No 1)

5.	AARUSH (PHASE II) LOGISTICS PARKS PRIVATE LIMITED (AS CONFIRMING PARTY No 2)

6.

AND

PROSPECT ONE MANUFACTURING LLP

DATED FEBRUARY 4, 2019

Privileged & Confidential

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATIONS	5
2.	AGREEMENT TO LEASE	11
3.	DEVELOPMENT OF THE DEMISED PREMISES	11
4.	CHANGES AND CHANGE REQUESTS	14
5.	DELIVERY OF THE DEMISED PREMISES	15
6.	EXECUTION OF LEASE DEED	16
7.	TERM AND RENEWAL	17
8.	RENT FOR THE DEMISED PREMISES	17
9.	LESSEE IMPROVEMENTS AND IMPROVEMENT RENT	19
10.	SECURITY DEPOSIT	19
11.	REPRESENTATIONS, WARRANTIES AND COVENANTS	21
12.	USE OF THE DEMISED PREMISES	25
13.	ALTERATIONS AND REPAIRS	26
14.	MAINTENANCE	27
15.	INFRASTRUCTURE AND OTHER AMENITIES	28
16.	INSPECTION	30
17.	TAXES	30
18.	ASSIGNMENT AND SUBLETTING	30
19.	INSURANCE	31
20.	INDEMNITY	31
21.	SALE, MORTGAGE AND CHARGES	33
22.	LOCK IN AND TERMINATION	33
23.	REINSTATEMENT	35
24.	FORCE MAJEURE	36
25.	HARD OPTION	38
26.	CONFIDENTIALITY	38
27.	GOVERNING LAW, JURISDICTION AND DISPUTE RESOLUTION	39
28.	COSTS AND STAMP DUTY	39
29.	NOTICES	39
30.	MISCELLANEOUS	40
SCHEDULE A – DESCRIPTION OF THE SCHEDULE LAND		48
SCHEDULE B – DESCRIPTION OF THE BUILDING		49
SCHEDULE C – TIMELINES SCHEDULE		50
SCHEDULE D – WARM SHELL SPECIFICATIONS		52
SCHEDULE E – LESSEE IMPROVEMENTS		54
SCHEDULE F – HANDOVER CONDITION		55
SCHEDULE G – DESCRIPTION OF THE MAINTENANCE SERVICES		56
SCHEDULE H – RENTAL SCHEDULE		57
SCHEDULE I – ADDITIONAL SPACE		60
ANNEXURE 1 – MASTER PLAN OF THE PROJECT		61
ANNEXURE 2 – SKETCH OF THE SCHEDULE LAND		62
ANNEXURE 3 – DETERMINATION OF BUILT UP AREA AND LEASABLE AREA		63
ANNEXURE 4 – FINAL DRAWINGS		64
ANNEXURE 5 – SKETCH OF OPEN AREA		65
ANNEXURE 6 – AGREED FORM OF LEASE DEED		66
ANNEXURE 7 – LOCATION OF STORAGE AREA		66
ANNEXURE 8 – AGREED FORM OF THE CORPORATE GUARANTEE		66
ANNEXURE 9 – LIST OF APPROVALS		66

AGREEMENT TO LEASE

This AGREEMENT TO LEASE (“Agreement”) is made and executed at Chennai on February 4, 2019

BETWEEN

1.

AARUSH (PHASE III) LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113, CIN No U70109TN2017PTC114953, PAN No AAPCA1642J, represented by it’s authorized signatory Mr Navin Kumar, vide Board Resolution dated 24 January 2019 (hereinafter referred to as the “Lessor No 1” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE FIRST PART;

2.

AARUSH (PHASE IV) LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113, CIN No U70109TN2017PTC114902, PAN No AAPCA1734K, represented by it’s authorized signatory Mr Navin Kumar, vide Board Resolution dated 24 January 2019 (hereinafter referred to as the “Lessor No 2” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE SECOND PART;

3.

AARUSH (PHASE V) LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113, CIN No U70200TN2017PTC114901, PAN No AAPCA1733Q, represented by it’s authorized signatory Mr Navin Kumar, vide Board Resolution dated 24 January 2019 (hereinafter referred to as the “Lessor No 3” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE THIRD PART;

Each of the Lessor No 1, Lessor No 2 and Lessor No 3 are hereinafter, wherever the context so necessitates or admits, collectively referred to as the “Lessor”.

ALONG WITH

4.

AARUSH LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech  Park, CSIR Road, Taramani Chennai 600113, CIN No U70100TN2016PTC113056, PAN No AAPCA0725Q, represented by it’s authorized signatory Mr Navin Kumar, vide Board Resolution dated 24 January 2019 (hereinafter referred to as the “Confirming Party No 1” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE FOURTH PART;

5.

AARUSH (PHASE II) LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113, CIN No U70109TN2017PTC114899, PAN No AAPCA1735J , represented by it’s authorized signatory Mr Navin Kumar, vide Board Resolution dated 24 January 2019 (hereinafter referred to as the “Confirming Party No 2” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE FIFTH PART;

Each of the Confirming Party No 1 and Confirming Party No 2are hereinafter, wherever the context so necessitates or admits, collectively referred to as the “Confirming Parties”.

AND

PROSPECT ONE MANUFACTURING LLP, a limited liability partnership incorporated under the provisions of the Limited Liability Partnership Act, 2008 and having its registered office at 156/1, Shop No 16. SMR Sartaz Plaza, Jupiter Colony, Sikh Road, Secunderbad, Hyderabad, Telangana 560 009, LLPIN AAN-4797, PAN AAWFP7794C , represented by its designated partner, vide resolution passed by its partner TPI Holdings Switzerland GmbH dated 30 January 2019 (hereinafter referred to as the “Lessee” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE SIXTH PART;

(Each of the Lessors and the Lessee are hereinafter collectively referred to as the “Parties” and individually as a “Party”.)

WHEREAS:

A.

The Lessor and the Confirming Parties is the absolute owner of land totally measuring about 124.5 acres in Sriperumbudur Taluk, Kancheepuram District, Chennai, Tamil Nadu, India (hereinafter referred to as the “Project Land”) and is in the process of developing upon the Land an industrial and logistics park which will comprise of manufacturing facilities and warehouses along with related services and amenities, known as "Aarush Logistics Park" (“Project”). The preliminary Master Plan of the Project is attached as Annexure 1.

B.

The Lessor has identified a portion thereof measuring approximately 41 acres comprised in Survey Nos 232/2A1, 2A2(part), 234/1, 2, 3(full), 4 to 11 (part), 12 to 17(full), 235/1 to 11(full), 236/1&2(full), 237/1(full), 239/1&2(full), 240/1A, 1B, 1C & 1D(full) of Mettupalayam Village, Sriperumbudur Taluk, Kancheepuram District and lands bearing Survey Nos  270/4&5(part), 7&8(full), 271/2A, 2B & 2C(part), 272/1A, 1B, 1C, 1D, 1E & 2(full), 273/4(full), 275/1 to 4(full), 276(full), 277/1&2(full), 278/1 to 3(full), 279/1(full) situated at Echoor Village, Sriperumbudur Taluk, Kancheepuram District, Chennai, Tamil Nadu, India (hereinafter referred to as the “Schedule Land” as more fully detailed in Schedule A and attached hereto as Annexure 2) for construction and development of built to suit facility for the Lessee.

C.

Lessee is engaged in the business of manufacturing machineries and equipment, engineering and storage of composite wind blades and other composite structures as well as the manufacturing of tooling used for manufacturing of composite wind blades and other composite structures and activities incidental to the foregoing (“Permitted Use”).

D.

The Lessor has represented that it has the expertise to construct buildings and structures as per the requirements of the Lessee and grant the same on lease for the Lessee’s Permitted Use and the Lessor has further represented that the Schedule Land and the Demised Premises (as defined below) to be developed thereon is permitted for industrial use as approved by the relevant authority, copies of which have been shared with the Lessee. The Lessee has approached the Lessor to take on lease the Demised Premises in the Project and the Lessor has agreed to grant on lease to the Lessee the Demised Premises for the Permitted Use. The Lessor and the Lessee have executed a Letter of Intent dated 22 November 2018 (“LOI”) detailing the preliminary terms and conditions for the development of the Schedule Land inter alia with the Building thereon, for the Permitted Use.

E.

Accordingly, as part of the Project, the Lessor has agreed to design, develop and construct for the Lessee on the Schedule Land, a building admeasuring about 7,76,280 square feet of total Built Up Area (hereinafter referred to as the “Building” and more fully described in Item 1 of Schedule B) and open area admeasuring about 7,75,095 square feet (hereinafter referred to as the “Open Area” identified in blue colour in the sketch attached as Annexure 5), the Schedule B and the Open Area shall be collectively referred to as "Demised Premises" and thereafter grant on lease the Demised Premises along with the right to use internal roads formed within Project.

F.

The Lessor has informed the Lessee that the Schedule Land is permitted to be used for development of industrial buildings and that the Lessor has provided necessary title documents including permissions and approvals obtained as on date to the Lessee and the Lessee hereby confirms that it is satisfied with the same. The Lessor further represents to the Lessee that upon receipt of additional approvals, and permissions for construction and development of the Demised Premises the Lessor shall share a copy of the same with the Lessee within 7 (seven) days from the date of receipt of such Approvals in accordance with Applicable Law.

G.

Based on the aforesaid representations made by the Lessor, the Lessee is desirous of taking on lease the Demised Premises for its Permitted Use either through itself or its Affiliates. The Lessor has expressed its willingness to develop the Demised Premises as per the Lessee’s specifications and grant on lease the Demised Premises to the Lessee and the Lessee, subject to fulfillment of the conditions set out hereinafter, has agreed to take on lease the Demised Premises.

H.

The Parties are executing this Agreement to reduce the terms and conditions agreed in respect of the development of the Demised Premises by the Lessor and subsequent lease of the Demised Premises in favour of the Lessee, to writing, superseding all previous agreements or arrangements oral or written including the LOI.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS

1.1.	DEFINITIONS

Unless the context herein otherwise provides and apart from the terms which may be defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them hereto:

(a)	“Additional Building” shall mean the building to be developed on the Additional Space for the Lessee as per the Warm Shell Specifications and in terms of Clause 25;

(b)	“Additional Space” shall mean the land located adjacent to the Schedule Land as detailed in Schedule I;

(c)	“Agreement” shall mean this agreement to lease, the schedules and annexures and any amendments hereto;

(d)

“Affiliates” shall mean with respect to any Party, any other Person, which, directly or indirectly, Controls, is Controlled by, or is under common Control with such Party, such control being exercised by the controlling entity through its ability to direct the management and policies of the controlled entity through ownership of voting shares of the controlled entity, any group company, holding or subsidiary company, any transferee companies which have resulted from a merger;

(e)

“Anti-Corruption Laws” shall mean (i) the U S Foreign Corrupt Practices Act, (ii) the U K Bribery Act 2010, (iii) the OECD Anti-Bribery Convention, (iv) the (Indian) Prevention of Corruption Act, 1988 and (iv) any other Applicable Laws (as defined hereinafter) dealing with improper or illegal payment, gifts or gratuities or commercial or governmental bribery;

(f)	“Approvals” shall mean all necessary statutory approvals, consents and permissions required to construct and or occupy the Building as set out in Annexure 9;

(g)

“Applicable Laws” shall mean any laws, statutes, rules, regulations, directives, bye laws, codes of conduct, mandatory guidelines which have legal effect, judgments, awards, decrees, writs, orders or requirements of any Governmental Authority and other binding actions or requirements of any government; department, agency or instrument of any government; regulatory authority, any court or arbitral tribunal in India for the time being in force;

(h)

"Anti-Money Laundering Laws" means Prevention of Money Laundering Act, 2002 and as amended from time to time and includes all applicable financial recordkeeping and reporting requirements and any related rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over the Parties, or to which the Parties are subject;

(i)	“Base Rent” shall have the meaning ascribed to the term in Clause 8.1(a);

(j)	“Building” shall have the meaning ascribed to the term in Recital E;

(k)	“Built Up Area” shall mean the total built up area of the Building and other structures developed on the Schedule Land for the Lessee, and shall be determined in the manner detailed in Annexure 3;

(l)	“Business Days” shall mean a day other than Sunday on which scheduled commercial banks are open for normal banking business in Mumbai, Hyderabad and Chennai, India;

(m)

“Common Areas” shall mean those portions of the Project not intended to be leased to or used exclusively by any tenant or occupant, including pedestrian passageways, infrastructure, sewage treatment plant, effluent treatment plan, generators, sidewalks, ramps, landscaped areas, planted areas and the grounds of the Project and other areas used in common by occupants of the Project;

(n)	“Completion Certificate” shall mean the certificate issued by the Lessor’s Architect, certifying Substantial Completion of the Building in accordance with the Sanctioned Plan;

(o)

“Control” (together with its correlative meanings, “Controlled by”, “Controlling” or “under common Control with”) in relation to an entity (only for the purposes of the definition of the “Affiliate”), means (i) the possession, directly or indirectly, of more than 50 (fifty) percent of the voting rights of the Affiliate, and/or (ii) the possession, directly or indirectly and either by contract or otherwise, of the power to direct or cause the direction of the management, affairs or policies of the Affiliate, and/or (iii) controlling, directly or indirectly, the majority of the composition of the board of directors of the Affiliate;

(p)	“Demised Premises” shall have the meaning ascribed to the term in Recital E of this Agreement;

(q)

“Encumbrance” shall mean, (i) a security interest of whatsoever kind or nature including any mortgage, charge (whether fixed or floating), pledge, lien (including negative lien), hypothecation, assignment, deed of trust, title retention, or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person including without limitation, any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under Applicable Laws, (ii) any interest, option, right of first offer, or refusal or transfer restriction in favour of any person, and (iii) any adverse claim as to title, possession, access or use affecting the rights of the Lessee to take on lease the Demised Premises and/or use and occupy the Demised Premises by the Lessee;

(r)

“Environmental Laws” shall mean and include Environment (Protection) Act, 1986, Water (Prevention and Control of Pollution) Act, 1974, Air (Prevention and Control of Pollution) Act, 1981 and any other applicable laws, and the rules, notifications etc. made thereunder and their amendments made from time to time;

(s)	“Final Drawings” shall have the meaning ascribed to the term in Clause 3.2;

(t)	“Force Majeure” shall have the meaning ascribed to the term in Clause 24.1;

(u)

“Governmental Authority” shall mean the Government of India or of any state or Union Territory in India, or any department thereof, any semi-governmental or judicial or quasi-judicial person in India or any person/authority (whether autonomous or not) who is charged with the administration of an Indian law;

(v)	“Government Official” shall mean an officer, employee or representative of any government entity, Governmental Authority, agency, instrumentality, political party or multilateral agency;

(w)	“GST” shall mean the Goods and Services Tax applicable in India;

(x)	“Handover Condition” shall mean the portion of the Lessor’s Work to be completed to enable the Lessee to commence its fit outs, as detailed in Schedule F;

(y)

“Handover Date” shall mean the date of completion of the Handover Condition at the Demised Premises by the Lessor, as certified by the Lessor’s Architect upon joint inspection and handover of possession of the Demised Premises by the Lessor to the Lessee for carrying out the fit-out work;

(z)	“Initial Term” shall have the meaning ascribed to the term in Clause 7.1;

(aa)

“Leasable Area” shall mean the total built up area of the Building and other structures developed on the Schedule Land for the Lessee, for which Rent will be payable by the Lessee, and shall be determined in the manner detailed in Annexure 3;

(bb)	“Lease Commencement Date” shall mean the Handover Date;

(cc)

“Lease Deed” shall mean the lease deed to be executed by the Lessor in favour of the Lessee and duly registered in furtherance of the terms contained in this Agreement in respect of the Demised Premises and shall include any schedules and annexures attached thereto and any amendments thereto. The agreed form of the Lease Deed is attached hereto as Annexure 6;

(dd)	“Lease Term” shall mean the Initial Term and the Renewal Term, where applicable;

(ee)	“Lessee Delay” shall include any one or more of the following:

(1)	The Lessee's representative upon receipt of written communication fails to take any action required to be taken by the Lessee hereunder within three (3) Business Days;
(2)	Additional time required for construction / implementation of any Change Requests/ Improvement Change Request;
(3)	The Lessee's delay in reviewing, revising or approving plans and specifications, including the Final Drawings beyond the periods set forth herein;
(4)

The Lessee’s delay in providing information critical to the normal progression of the Project. The Lessee shall provide such information as soon as reasonably possible, but in no event longer than five (5) Business Days after receipt of any request for such information from the Lessor; and

(5)	Any other material act or omission solely attributable to the Lessee or any Lessee’s representatives, agents, officers, employees, contractors, etc that causes delay in Target Completion Date;

(ff)

“Lessee Improvements” shall mean all improvements to the Demised Premises to be carried out by the Lessor, at the request of the Lessee, as shown on the Final Drawings and detailed in Schedule E and in accordance with the provisions detailed in Clause 3 below;

(gg)	“Lessor’s Architect” shall mean the architect appointed by the Lessor for the development of the Schedule Land and the Building to be constructed thereon;

(hh)

“Lessor’s Work” shall mean the completion of the Warm Shell Specifications and the Lessee Improvements at the Demised Premises, at the Lessor’s cost, as per the Sanctioned Plan and Final Drawings, respectively in accordance with the provisions detailed in Clause 3 below;

(ii)	“Lock in Period” shall have the meaning ascribed to the term in Clause 22.2;

(jj)	“LOI” shall have the meaning ascribed to the term in Recital D;

(kk)	“Maintenance Charges” shall have the meaning ascribed to the term in Clause 14.2;

(ll)	“Maintenance Services” shall mean the maintenance services to be provided by the Lessor to the Common Areas of the Project as more fully detailed in Schedule G hereunder;

(mm)

“Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable legal requirements and/or to obtain or to comply with any required permit, if applicable, issued by the relevant Governmental Authority; (ii) to comply with any request by Lessee for change/modifications to Lessor’s Work provided such request has been accepted by the Lessor; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Lessor’s Work with prior written intimation to the Lessee;

(nn)

“Major Repairs” shall mean and include any structural repairs to the Warm Shell Specifications, including but not limited to the interior and exterior part of the structure of the Demised Premises, leakage or seepage and replacement of all articles and equipment after the normal useful life has expired or when they cease to function as expected, roof space, exterior walls, load bearing walls, support beams, foundation, columns, parking facilities, exterior doors and windows, plumbing lines;

(oo)	“Open Areas” shall mean the open portion of the Schedule Land admeasuring approximately 7,75,095 square feet, identified in blue colour in the sketch attached hereto as Annexure 5;

(pp)	“Open Area Rent” shall have the meaning ascribed to the term in Clause 8.1(b);

(qq)	“Permitted Use” shall have the meaning ascribed to the term in Recital C;

(rr)

“Person” means an individual, a limited liability company, joint venture, a corporation, a partnership, an association, a trust, a division or operating group of any of the foregoing or other entity or organization.

(ss)	“Project” shall have the meaning ascribed to the term in Recital A and the preliminary master plan of the Project is attached hereto as Annexure 1;

(tt)	“Project Land” shall have the meaning ascribed to the term in Recital A;

(uu)	“Renewal Term” shall have the meaning ascribed to the term in Clause 7.2;

(vv)	“Rent” shall have a collective reference to the Base Rent, Open Area Rent, Improvement Rent;

(ww)	“Rent Commencement Date” shall mean the 61st day from the Handover Date or the date of the Lessor providing Completion Certificate, whichever is later;

(xx)

“Sanctioned Plan” shall mean the plan of the Building in conformity with the Final Drawings, and sanctioned by the concerned Governmental Authority, and shall include any modifications to the Sanctioned Plan as agreed between the Lessee and the Lessor in writing from time to time and approved by the concerned Governmental Authority;

(yy)	“Security Deposit” shall have the meaning ascribed to the term in Clause 10.1;

(zz)	“Schedule Land” shall have the meaning ascribed to the term in Recital B;

(aaa)

“Substantial Completion" shall mean the date on which the Lessor shall substantially complete or cause to be substantially completed the Lessor’s Work in a good and workmanlike manner, certified by the Lessor’s Architect subject, in each case, to Minor Variations and normal "punch list" items of a non-material nature that do not interfere with the use and occupation of the Demised Premises and the term “Substantially Complete” shall be construed accordingly;

(bbb)	“Target Completion Date” shall mean the date that is 60 (sixty) days from the Handover Date;

(ccc)	“Target Handover Date” shall mean January 15, 2020;

(ddd)	“Timelines Schedule” shall have the meaning ascribed to the term in Clause 3.1;
(eee)	“Utility Charges” shall have the meaning ascribed to the term in Clause15.1; and

(fff)	“Warm Shell Specification” shall mean the minimum specifications to be provided to the Schedule Land and Building as more fully detailed in Schedule D.

1.2.	INTERPRETATION

(a)	Unless the context otherwise requires in this Agreement:

(i)	words importing persons or parties shall include firms and corporations and any organisations having legal capacity;

(ii)	words importing the singular include the plural and vice versa where the context so requires;

(iii)	reference to any Applicable Law shall include such Applicable Law as from time to time enacted, amended, supplemented or re-enacted;

(iv)	reference to any gender includes a reference to all other genders;

(v)	reference to the words “include” or “including” shall be construed without limitation;

(vi)

reference to this Agreement or any other agreement, deed or other instrument or document shall be construed as a reference to this Agreement or such other agreement, deed or other instrument or document as the same may from time to time be validly amended, varied, supplemented or novated;

(vii)

the provisions of this Agreement shall be read and interpreted in conjunction with the schedules and annexures hereto and the schedules and annexures hereto shall be a part and parcel of this Agreement; and

(viii)	the headings and titles in this Agreement are indicative only and shall not be deemed part thereof or be taken into consideration in the interpretation or construction hereof.

2.	AGREEMENT TO LEASE

2.1

In consideration of the Lessee agreeing to pay the Rent, the Security Deposit and other charges to the Lessor as set out in this Agreement and the Lessee agreeing to comply with the covenants and conditions set out herein, the Lessor hereby agrees to design, develop and construct the Demised Premises for the Lessee in the manner provided herein and thereafter grant by way of lease the Demised Premises to the Lessee.

2.2

The Lessee based on the representations and warranties of the Lessor and the Lessor agreeing to comply with the terms and conditions and fulfil the obligations as set forth in this Agreement, hereby agrees to take on lease from the Lessor the Demised Premises subject to the terms and conditions of this Agreement.

2.3	The Demised Premises shall have access to the public road through the internal roads formed in the Project.

3.	DEVELOPMENT OF THE DEMISED PREMISES

3.1

The Parties agree that the Lessor shall provide the Lessor’s Work including Warm Shell Specifications and the Lessee Improvements to the Demised Premises as per the Final Drawings and the Sanctioned Plan in the manner detailed in this Clause 3 and within the timelines detailed in Schedule C (“Timelines Schedule”) and handover the Demised Premises to the Lessee in Handover Condition. Other than Lessor’s Work, the Lessor shall not have any obligation whatsoever with respect to the Lessee’s Permitted Use and operation of Lessee’s business therefrom.

3.2

The Lessor and Lessee acknowledge and agree that the final designs, plans and specifications prepared by the Lessor’s Architect along with the details of the Lessor’s Work attached hereto as Annexure 4 (collectively, the “Final Drawings”) have been approved by both the Lessor and the Lessee and that the same details the Lessee's requirements for the Lessor’s Work. The Final Drawings attached as Annexure 4 separately details the requirements of the Warm Shell Specifications and Lessee Improvements. The Lessee may request for any changes to the Final Drawings by submitting a Change Request or an Improvement Change Request as detailed in Clause 4 below.

3.3.	The Lessor shall cause the Lessor’s Architect to prepare and deliver to the Lessee the final good for construction drawings, which drawings shall be prepared in accordance with the Final Drawings.

3.4.

If any Governmental Authority having jurisdiction over the construction of the Lessor’s Work or any portion thereof shall impose terms or conditions during the construction thereof that: (i) are inconsistent with the Lessor’s obligations hereunder, (ii) increase the cost of constructing Lessor’s Work, or (iii) will materially delay the construction of Lessor's Work, Lessor shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions within a reasonable period.

3.5.

In the event that the concerned Governmental Authority requires any amendment or modifications to the Sanctioned Plan, and if such amendment or modification requested is material to the proposed business or operations of the Lessee, the Lessor shall discuss the proposed amendments and modifications with the Lessee before submission of the revised plan to the concerned Governmental Authority. However, If the amendment or modification of the Sanctioned Plan is not material to the proposed business or operations of the Lessee, the Lessor shall notify the Lessee of the proposed amendments and modifications before submission of the revised plan to the concerned Governmental Authority, and upon receipt of the notification, the Lessee shall have a unilateral right to classify the amendment or modification requested as material, and in which instance, Lessor and Lessee shall mutually discuss and mutually agree on the modifications and amendments to be made before submitting the revised plan to the concerned Governmental Authority. Notwithstanding anything in this Clause, the Lessor shall make all reasonable endeavours to submit acceptable modifications in accordance with Applicable Law.

3.6.

Subject to there being no delay attributable to Force Majeure or Lessee Delays, the Lessor shall endevaour to obtain the Sanctioned Plan within 120 (one hundred twenty) days from the date of execution of this Agreement. Subject to any delay attributable to Force Majeure or Lessee Delays, the Lessee agrees that the Lessor’s obligation to develop the Demised Premises will commence on receipt of the Sanctioned Plan. In the event the Sanctioned Plan is not obtained by the Lessor within 120 (one hundred twenty) days, the Lessor shall have a further period of 14 (fourteen) months to obtain the Sanctioned Plan. Further, Lessor shall endeavor to keep the Lessee notified of progress in relation to obtaining the Sanctioned Plan or delay in procuring the same by providing necessary documents including application made to the relevant Governmental Authority for approval of the building plan and other information and documents available with the Lessor, as may be submitted to the Governmental Authority, from time to time or upon request of the Lessee.

3.7.

The Lessee may appoint, at its own cost, a professional project managers / consultant, which shall not exceed 15 (fifteen) members on the Demised Premises, to monitor construction of the Demised Premises. Such project manager shall also be entitled to inspect / check the quality of construction (as indicated in Annexure 4 and Schedule E) without causing any disturbance to the Lessor from carrying out Lessor’s work.

3.8.

The Lessor shall conduct a weekly meeting on such date as agreed between the Parties, to be attended by all concerned consultants appointed by the relevant authorized representatives of the Lessor and the Lessee, for a weekly update on the development of the Demised Premises. Issues in relation to the development and construction of the Demised Premises including the quality of construction, if any, shall be discussed by the Lessee and or their authorized representatives during such meeting.

3.9.

On a monthly basis the Lessor will submit to the Lessee a log in relation to the development of the Demised Premises (“Monthly Summary”). The Monthly Summary will include a progress report of the development of the Demised Premises, the Timelines Schedule, delay reports with reason, if any, and such other documents/details as mutually agreed.

3.10.

The Lessor shall provide to the Lessee a site office to seat a maximum of 5 (five) people along with other basic facilities at no extra cost to Lessee during the construction period. However, the Lessor will have the right to relocate the site office within the Project anytime with prior intimation to the Lessee.

3.11.

Where more than one type of material or structure is indicated on the Final Drawings approved by the Lessor and the Lessee, the option will be selected at the Lessor’s sole and absolute subjective discretion. As to all building materials and equipment that the Lessor is obligated to supply under this Agreement, the Lessor shall select the manufacturer thereof in its sole and absolute subjective discretion from the list as provided in the specifications or equivalent specification in the Final Drawings.

3.12.	The Parties agree that in relation to the construction of the Demised Premises, the following shall apply:

(i)

The Lessor shall, from the date of execution of this Agreement till the date of handover of possession of the Demised Premises to the Lessee, be solely responsible for compliance with all Applicable Laws including applicable labour laws in relation to employees and workers employed by the Lessor and Lessor’s contractors.

(ii)

During the course of inspection by Lessee as detailed in Clause 3.7, if the Lessee or its representatives notices any non-compliance of the requirements specified above, the Lessee shall notify the Lessor of such non-compliance and the Lessor and the Lessee shall mutually agree on the remedial action. The Lessor shall be responsible for any delay or additional time on account of such corrective measures.

3.13.

The Lessee shall be entitled to receive the benefit of all construction warranties and manufacturer's equipment warranties relating to equipment with respect to the Lessor’s Work. The Lessor shall promptly undertake and complete, or cause to be completed, all punch list items.

3.14.

If the Lessor is unable to (i) handover the possession of the Demised Premises in Handover Condition on the Target Handover Date and/or (ii) achieve Substantial Completion of the Lessor’s Work within 60 (sixty) days from the Handover Date, primarily due to a Lessee Delay, the Lessee agrees that the Target Handover Date/ Substantial Completion Date, as the case may be shall be extended by such number of days of the Lessee Delay.

3.15.

After the Handover Date, the Lessor shall provide to the Lessee and the Lessee's contractors the rights, available amenities and facilities required by the Lessee during the Lessee's fit-out and furnishing work period with respect to the Demised Premises. The Lessee shall ensure that the Lessor will not be required to redo any completed portion of the Handover Condition as a result of the Lessee’s commencement / carrying out of its fit-outs and shall ensure that it does not prejudice the Lessor completing the Demised Premises.

3.16.

The Lessee may, at its discretion, on the Handover Date, start installation of the fit outs, fixtures and equipment that are to be carried out/installed by the Lessee at the Building. The Lessee’s fit out works will be coordinated with the Lessor’s Architect and the contractors and the Lessee shall be required to comply with this Agreement and all other reasonable restrictions and conditions the Lessor may impose.

3.17.

Neither the Lessee nor any Lessee’s representatives, agents, officers, employees, contractors, etc. shall interfere with the performance of the Lessor’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authority, and upon any such interference, the Lessor shall have the right to exclude Lessee and any Lessee’s representatives, agents, contractors, etc. from the Demised Premises and the Project until Substantial Completion of the Lessor’s Work.

3.18.

The Lessor will be responsible for any internal road alterations or improvements required within the Project Land to accommodate the movement of the Lessee’s products based on the specifications agreed between the Parties and forming part of the Warm Shell Specifications. The Lessor shall at the request of the Lessee assist the Lessee, for implementing any required improvements to the internal roads formed in the Project which connects to the public road. The Lessor shall provide all assistance required on a best effort basis, for securing such approvals and implementing the improvements and the Lessee agrees to bear all costs for such approvals and improvements. It is also further agreed by the Parties that the Lessee through its transporter shall carry out such improvements within 120 (hundred and twenty) days from the date of signing of this Agreement.

4.	CHANGES AND CHANGE REQUESTS

4.1.	Changes to the Warm Shell Specifications

(a)

The Lessee shall be entitled to seek any reasonable modifications to the Warm Shell Specifications at any time during the construction period (“Changes”), in which case the Lessee will communicate the same to the Lessor in preferably writing or through the Procore project management software application (“Change Request”), which Change Request shall detail the nature and extent of any such Change. The Lessee agrees that the Change Request shall be consistent with the Sanctioned Plans and shall not substantially deviate from the Final Drawings.

(b)

The Lessor will review the Change Request made and revert within 10 (ten) days from the date of such Change Request on its acceptance or otherwise of such request. The Lessor will consider the Change Request reasonably and in good faith and inform the Lessee whether or not such Change Request is acceptable or not acceptable to it.

(c)

In the event that the Change sought is mutually agreed between the Lessor and the Lessee, the Lessor shall submit to the Lessee an assessment of the price (including the costs of undoing or redoing something which has been completed or underway at the time of Change Requests) and timelines (including any impact on the Target Handover Date) for carrying out the proposed Changes within 30 (thirty) days of the Change Request. The Lessee may confirm its approval or otherwise of the Lessor’s proposal of carrying out the Changes at such assessed price and timelines within 5 (five) Business Days of receipt of such assessment. On receipt of the Lessee’s approval, the Lessor will proceed with the implementation of the Changes based on such revised price and timelines, subject to approval of the Governmental Authority, which the Lessor shall proceed to obtain if necessary. Any such delay in the completion of the Lessor's Work caused by a Change, including any suspension of the Lessor's Work while any such Change is being evaluated and/or designed, shall be a Lessee Delay. In such event, the Lessor shall not be responsible for the delay in completion of Lessor’s Work caused on account of such changes, which shall correspond to the time required for carrying out the Change Request or Improvement Change Request and incidental delays thereof.

(d)

All cost plans provided by the Lessor in terms of this Clause 4.1 will be detailed cost estimates. If the Lessee approves in writing any additional cost or savings and any estimated extension in the time for completion of the Lessor’s Work, the Lessor shall cause the approved Change to be instituted based on such revised additional costs or savings and modified Target Handover Date.

(e)

The Lessee shall pay for any or all of the modifications, specifications/ improvements arising out of the Change Request, either as a capital contribution in the manner mutually agreed between the Parties or as an Improvement Change as detailed in Clause 4.2 below.

(f)	The Lessee shall provide to the Lessor the list of persons, which shall not exceed two, who shall be authorized to interact with the Lessor.

4.2.	Changes to the Lessee Improvements

(a)

The Lessee shall be entitled to seek any reasonable modifications to the Lessee Improvements at any time during the construction period (“Improvement Changes”), in which case the Lessee will communicate the same to the Lessor preferably in writing or through the Procore project management software application (“Improvement Change Request”), which Improvement Change Request shall detail the nature and extent of any such Improvement Change. The Lessee agrees that the Improvement Change Request shall be consistent with the Sanctioned Plans and shall not substantially deviate from the Final Drawings.

(b)

The Lessor shall submit to the Lessee an assessment of the price (including the costs of undoing or redoing something which has been already completed or underway at the time of Change Requests) and timelines (including any impact on the Target Handover Date) for carrying out the proposed Improvement Change within 30 (thirty) days of the Improvement Change Request. The Lessee may confirm its approval or otherwise of the Lessor’s proposal of carrying out the Improvement Change at such assessed price and timelines within 5 (five) Business Days of receipt of such assessment. On receipt of the Lessee’s approval, the Lessor will proceed with the implementation of the Improvement Change based on such revised price and timelines, subject to approval of the Governmental Authority, which the Lessor shall proceed to obtain if necessary. Any such delay in the completion of the Lessor's Work caused by Improvement Change, including any suspension of the Lessor's Work while any such Improvement Change is being evaluated and/or designed, shall be a Lessee Delay.

(c)	Any Improvement Change will be added as part of the Lessee Improvements and the cost for completion of any Improvement Change shall be determined in the manner detailed in Clause 9 below.

5.	DELIVERY OF THE DEMISED PREMISES

5.1.

Subject to there being no delay attributable to Force Majeure or Lessee Delays, the Lessor shall handover the Demised Premises to the Lessee on or before the Target Handover Date in the Handover Condition.

5.2.

Subject to there being no delay attributable to Force Majeure or Lessee Delays, the Lessor shall Substantially Complete the Lessor’s Work at the Demised Premises on or before the Target Completion Date. Upon Substantial Completion of Lessor's Work, the Lessor shall require the Lessor’s Architect and the contractors to execute and deliver, for the benefit of the Lessee and the Lessor, a certificate of Substantial Completion of Lessor’s work as per the agreed Specifications.

5.3.

On the date of the Lessor’s Architect confirming that the Lessor’s Work at the Demised Premises has been Substantially Completed, the Lessor and Lessee will jointly inspect the Demised Premises and agree on a list of snag items that are still required to be completed at the Demised Premises. The Lessor shall thereafter, within a period of 60 (sixty) days from the date of such written list, complete the snag items at the Demised Premises and the completion of such snag items will be certified by the Lessor’s Architect.

5.4.

Where the Lessor fails to handover the Demised Premises in Handover Condition on or before the Target Handover Date, such delay not being attributable to a Force Majeure event or to a Lessee Delay, the Lessor shall be entitled to a grace period of 30 (thirty) days from the Target Handover Date (“Grace Period”). After the Grace Period, the Lessee shall be entitled to waiver of the Rent for a period of 1 (one) day for every 2 (two) days’ delay after the expiry of the Grace Period until Handover Date. It is clarified that the Lessee shall not be entitled to any penalties in terms of this Clause 5.4 if any delay in achieving Target Handover Date is due to Force Majeure or Lessee Delays. For avoidance of doubt, subject to waiver of Rent for Lessor’s delays as set out above, where delay in handover of the Demised Premises in the Handover Condition is due to the Lessee Delay, the Rent Commencement Date shall be determined based on the date on which the Lessor would have otherwise handed over the Demised Premises in Handover Condition to the Lessee had there been no Lessee Delay.

5.5.

Prior to the Handover Date, the Parties shall jointly inspect the Demised Premises and record the measurements. All amounts payable in respect of the proposed lease as detailed in this Agreement will be proportionately adjusted and the final Leasable Area will be recorded in the Lease Deed.

6.	EXECUTION OF LEASE DEED

6.1.	Execution of the Lease Deed between the Lessor and the Lessee shall be subject to the following:

(a)	all the representations and warranties of the Parties hereunder are true and correct as on the proposed date of execution and registration of the Lease Deed;

(b)	The Lessor providing all Approvals relating to the development of the Demised Premises till the Handover Date to the satisfaction of the Lessee; and

(c)

As on the date of execution and registration of the Lease Deed, there exists no security interest of whatsoever kind or nature including any mortgage, charge (whether fixed or floating), pledge, lien (including negative lien), hypothecation, assignment, deed of trust, title retention, or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person including without limitation, any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under Applicable Laws, on the Demised Premises, which will affect the Lessee’s Permitted use and its peaceful possession and enjoyment. In the event of the Lessor having secured financial assistance from a bank or financial institution against security of the Demised Premises, the Lessor shall obtain suitable no-objection letter (where required) from such bank or financial institution for granting on lease the Demised Premises in favour of the Lessee and submit a copy thereof for Lessee’s records.

6.2.

On or before the delivery of possession of the Demised Premises to the Lessee on the Handover Date, the Parties shall execute and register the Lease Deed with respect to the lease of the Demised Premises. The Lessee’s failure to register the Lease Deed within the time provided under Applicable Law, such failure shall be deemed as default of the Lessee and such delay will not affect the Lessee’s obligations detailed in this Agreement or the Lease Deed. In the event, the Lessor fails to come forward to register the Lease Deed within the time provided under Applicable Law, despite receipt of notice from the Lessee, the Lessee may at its discretion be entitled to enforce specific performance as per Applicable Law. This is without prejudice to the other rights of the Lessee under this Agreement.

7.	TERM AND RENEWAL

7.1.	The lease in respect of the Demised Premises shall commence on the Lease Commencement Date and shall be in force for a period of 10 (ten) years from the Rent Commencement Date (“Initial Term”).

7.2.

Subject to the Lessee not being in breach of the terms of the Lease Deed, the Lessee may at its sole option renew the lease of the Demised Premises for 2 (two) additional terms of 5 (five) years each (each a “Renewal Term”). The Lessee shall communicate its intention to renew the lease of the Demised Premises, in writing, to the Lessor, not less than 6 (six) months prior to the expiry of the Initial Term or the Renewal Term, as applicable.

7.3.

The lease for the Renewal Terms shall be on the same terms and conditions as the Initial Term subject to the increase in the Rent as detailed in Clause 8.5. There will be no lock in period for the Renewal Terms and during the Renewal Terms, the Lessee shall be entitled to terminate the lease at any time upon issuing prior written notice of 6 (six) months. Subject to Clause 7.4 below, prior to the commencement of each Renewal Term, a fresh lease deed shall be executed by the Parties and the same shall be appropriately stamped and registered with the appropriate sub-registry. The stamp duty and registration fee payable for the registration of the lease deed/s for the Renewal Terms shall be borne by the Lessee.

7.4.

The lease deed/s for the Renewal Terms shall be executed at least 3 (three) months prior to the expiry of the Initial Term or the first Renewal Term, as applicable. In the event for any reason the lease deed/s for the Renewal Terms are not executed within the said timelines by the Lessee and the Lessor, but, however, the Lessee has exercised the option to renew the lease as provided in Clause 7.2, the Lessee shall continue to use and occupy the Demised Premises subject to payment of applicable Rent for such renewed term and other outgoings and such use and occupation, pending execution of the fresh lease deed, shall not be deemed as unauthorized occupation, however, the Parties shall execute and register a fresh lease deed within 30 (thirty) days from expiry of 3 (three) months mentioned above.

8.	RENT FOR THE DEMISED PREMISES

8.1.

Subject to the escalation in the Rent as per Clause 8.5 of this Agreement, during the Lease Term, the Rent payable by Lessee to the Lessor from Rent Commencement Date with respect to the Demised Premises shall comprise of the following:

(a)

Rs. 21.30/- (Rupees Twenty one and thirty paisa) per square foot of Leasable Area of the Building per month (“Base Rent”), aggregating to Rs 16,534,764/- (Rupees One Crore Sixty Five Lakhs Thirty Four Thousand Seven Hundred Sixty Four) per month;

(b)

Rs. 7.30/- (Rupees Seven and thirty paisa) per square foot of Leasable Area of the Open Area per month (“Open Area Rent”), aggregating to Rs 5,658,194/- (Rupees Fifty Six Lakhs Fifty Eight Thousand One Hundred Ninety Four per month; and

(c)

Improvement Rent at Rs 19.70/- (Rupees Nineteen and seventy paisa) per square foot per month estimated at Rs 15,292,716/- (Rupees one crore fifty two lakhs ninety two thousand seven hundred sixteen) per month, calculated in the manner detailed in Clause 9 below.

Total Rent is estimated at Rs 37,485,674/- (Rupees Three Crores Seventy Four Lakhs Eighty Five Thousand Six Hundred Seventy Four) per month. In the event of variation in the extent of built-up area upon completion of construction, the Parties shall agree on the final Rent, based on actual area in the Lease Deed.

8.2.

The Lessee shall commence payment of the Rent from the Rent Commencement Date. The Rent shall be paid to Lessor either by electronic funds transfer (EFT) to Lessor’s account or by account payee cheque at Chennai, or to such other account or such other address or person as instructed by the Lessor from time to time.

8.3.

The Rent and Maintenance Charges shall be payable on a monthly basis on or before the 10th day of every month in advance subject to receipt of proper invoices on or before the 3rd day of such calendar month. Provided, where the 10th day of any month is a non-working Saturday, Sunday or public holiday when banks are closed for business, the Lessee shall make the payment on the next succeeding business day, which shall not be treated as delay or default. The Rent and Maintenance Charges are subject to all applicable deductions of tax at source as per the provisions of the Income Tax Act, 1961. In this regard, the Lessee shall provide to the Lessor, certificates of tax deducted at source in accordance with the Applicable Laws. The Lessee shall also pay the GST or any other tax as applicable on the Rent and Maintenance Charges. The Rent for any part of a month will be pro-rated and paid for that portion of the month only.

8.4.

In the event of any delay in payment of Rent, Maintenance Charges and Utility Charges by the Lessee on the due date that are not otherwise disputed in good faith by the Lessee in writing detailing Lessee’s basis for such dispute, the Lessee shall be liable to pay interest at the rate of 18% (eighteen percent) per annum for such delay, from the due date till the date of payment. Provided where the amounts disputed by the Lessee are found to be incorrect and the Lessee is required to make payment of such disputed amount to the Lessor, interest at the rate of 18% (eighteen percent) as stated above shall apply from its original due date till the date of payment. It is further agreed that in the event the Lessee defaults in payment of rent for 3 (three) consecutive months during the Lease Term and the default is not remedied within a period of 30 (thirty) days from receipt of notice to cure from the Lessor, the lease may be terminated by the Lessor in the manner provided in Clause 22.4.1 hereinafter.

8.5.

After the expiry of every year during the Lease Term, the Base Rent and Open Area Rent will be escalated by 4.5% (four point five percent) over and above the Base Rent and Open Area Rent payable in the immediately preceding year. The Improvement Rent will only be payable over the Initial Term. The payment of Rent and the escalation thereof is detailed in Schedule H hereunder.

8.6.

The obligation of the Lessee to pay the Rent, the Maintenance Charges, the Utility Charges and any other sums to the Lessor and the obligations of the Lessor under this Agreement and the Lease Deed are independent obligations. The Lessee shall have no right at any time to abate, reduce or set-off any Rent, the Maintenance Charges or Utility Charges due herein except for any abatement as may be expressly provided in this Agreement. For any payment due from the Lessee to the Lessor under this Agreement for which a specific payment due date is not otherwise provided for in this Agreement, the Lessee shall be required to pay the amount in question to the Lessor within 30 (thirty) days after receipt of notice from the Lessor that such amount is due.

9.	LESSEE IMPROVEMENTS AND IMPROVEMENT RENT

9.1.

The Lessor has agreed to provide Lessee Improvements in the Demised Premises as per Lessee’s requirement. The Lessor’s investment in relation to the Lessee Improvements shall be recovered during the Initial Term, calculated on the basis of the formula provided in Clause 9.2 on the Leasable Area of the Building (“Improvement Rent”). The Parties agree that in the event of the Lessee exercising the option to renew the lease, there shall be no Improvement Rent during the Renewal Term.

9.2.	Calculation of Improvement Rent

9.2.1.	Formulae for calculating Improvement Rent per month:

Cost incurred by the Lessor towards Lessee Improvements x 15% / 12

9.2.2.

Further, the Improvement Rent shall be escalated by 4.5% (four point five percent) at the end of every year during the Initial Term over and above the Improvement Rent payable in the immediately preceding year.

9.2.3.

For instance, in the event the Lessor’s investment is Rs 1,000 (Rupees One Thousand) per square foot of the Leasable Area of the Building, the Improvement Rent payable by the Lessee to the Lessor shall be recovered over the Initial Term at a yield of 15% (fifteen percent) with an escalation of 4.5% (four point five percent) at the end of every year. For example: Rs 1,000 * 15%/12 = Improvement Rent per month of Rs 12.50 (Rupees Twelve Paise Fifty) per square feet with an escalation of 4.5% (four point five percent) at the end of every year).

9.3.

The Parties have agreed to follow an open book system for the determination of the Improvement Rent. The Parties agree that on the Substantial Completion of the Lessor’s Work, the Lessor will provide the Lessee with an investment estimate for the Improvement Rent for the Lessee Improvements and any Improvement Change (“Investment Estimate”). The Investment Estimate will be accompanied with supporting documentation. The Improvement Rent for the 6 (six) months of the Initial Term commencing from the Rent Commencement Date will be based on the Investment Estimate. Within 6 (six) months from the Rent Commencement Date, the Lessor will provide the Lessee an audited statement issued by a reputed chartered accountant of the actual amounts incurred and paid for the completion of the Lessee Improvements and any Improvement Change along with supporting documentation. Based on the audited statement along with the supporting documents for verification and on a mutual reconciliation process to be completed within 30 (thirty) Business Days of receipt of the audited statement along with supporting documents, the final Improvement Rent will be recorded in writing by the Parties. Where the Improvement Rent paid by the Lessee to the Lessor during the aforesaid 6 (six) months period is less than the final Improvement agreed between the Parties, the deficient portion of the Improvement due to the Lessor will be paid in arrears within 30 (thirty) Business Days from finalization of the final Improvement Rent.

10.	SECURITY DEPOSIT

10.1.

The Lessee agrees to pay and maintain an interest free, refundable security deposit with the Lessor with respect to the Demised Premises in an amount being equivalent to 10 (ten) months’ Rent calculated on the Rent due for the first year of the Initial Term of the lease, amounting to Rs. 374,856,735/- (Rupees Thirty Seven Crores Forty Eight Lakhs Fifty Six Thousand Seven Hundred Thirty Five) (“Security Deposit”). The Security Deposit shall be payable by the Lessee to the Lessor in the following manner:

(i)

Rs. 201,228,892/- (Rupees Twenty Crores Twelve Lakhs Twenty Eight Thousand Eight Hundred Ninety Two) being 53.70% of the Security Deposit shall be paid by the Lessee to the Lessor No 2 and Lessor No 3 in equal proportion, within 5 (five) days from the date of this Agreement, as under:

Sl No	Lessor Account Details	Amount (in INR)
1.	Aarush (Phase IV) Logistics Park Private Limited (Lessor No 2) Yes Bank Limited, T Nagar Chennai A/c No 041863700000818	10,06,14,448
2.	Aarush (Phase V) Logistics Park Private Limited (Lessor No 3) Yes Bank Limited, T Nagar Chennai A/c No 041863700000434	10,06,14,448
Total		201,228,892/-

The Lessor No 2 and Lessor No 3 agree to apportion an amount of Rs 40,00,000/- (Rupees Forty Lakhs) out of the portion of Security Deposit as detailed above, to the Lessor No 1 by way of internal adjustments / payments and shall be held by the Lessor No 1 as part of the Security Deposit during the term of this Agreement and the Lease Deed.

(ii)	Rs. 173,627,843/- (Rupees Seventeen Crores Thirty Six Lakhs Twenty Seven Thousand Eight Hundred Forty Three) i.e. the balance 46.30% of the Security Deposit on the Handover Date.

10.2.	It is clarified that there shall be no escalation in the Security Deposit during the Lease Term.

10.3.

The Security Deposit shall be held by the Lessor as security for the performance of Lessee's obligations under this Agreement and the Lease Deed and is not an advance rental amount/deposit. The Security Deposit is not a measure of the damages payable in case of the Lessee’s default. The payment of Security Deposit is not intended to be and shall not be treated as payment of cost of construction of the Building by the Lessee to the Lessor.

10.4.

As long as the Lessee has fully performed every obligation under the Lease Deed, including the obligations of the Lessee in connection with the surrender of the Demised Premises (including surrender of the electricity meter in terms of Clause 15.2), the Lessor shall refund the Security Deposit, subject to deductions of arrears of the Rent, the Maintenance Charges, the Utility Charges and all other amounts payable by the Lessee to the Lessor under this Agreement and the Lease Deed and/or charges payable by the Lessee with respect to utility services directly availed from utility service providers and/or the cost of any damage, injury, expense or liability caused to the Demised Premises (other than normal wear and tear) within 7 (seven) days after the expiry or termination of the Lease Deed. The Parties will conduct joint inspection of the Demised Premises at least 15 (fifteen) days prior to the expiry of the lease to assess any damage caused by the Lessee. At the discretion of the Lessor, any damage caused to the Demised Premises by the Lessee will be repaired by the Lessee at least 7 (seven) days prior to the expiry or termination of the Lease Deed, failing which the cost of the damages will be deducted from the Security Deposit.

10.5.

Upon occurrence of a breach by the Lessee or failure by the Lessee to perform any of its obligations under this Agreement and the Lease Deed, the Lessor may use all or any part of the Security Deposit to pay delinquent amounts due under this Agreement and the Lease Deed, including Rent, the Maintenance Charges and/or Utility Charges, and the cost of any damage, injury, expense or liability caused by such default, without prejudice to any other remedy provided herein or provided by Law. Upon any use of all or any portion of the Security Deposit during the Lease Term, the Lessee shall pay the Lessor, on demand and in no event later than 7 (seven) days, the amount that will restore the Security Deposit to the full amount set forth in Clause 10.1 above.

10.6.

If the Lessor fails to return the Security Deposit in the manner detailed in Clause 10.4 above, the Lessor will be liable to refund the Security Deposit with interest at the rate of 18% (eighteen percent) per month from the date the payment became due until refund to the Lessee.

10.7.

In the event of any dispute between the Parties in relation to Clause 10.4 and Clause 10.5, the matter in dispute shall be referred to expert determination. The Parties shall mutually appoint a third-party expert within 30 (thirty) days of receipt of notice by either Party referring any dispute for expert determination. In the event the Parties are not able to mutually agree on the third-party expert within the aforesaid 30 (thirty) day period, each Party shall within 15 (fifteen) days appoint one expert and the two appointed experts shall thereafter appoint a third expert, who shall together provide their decision, by majority. The appointed expert/s shall consider the matter in issue and provide its / their expert decision, which shall be final and binding upon the Parties. The said expert/s is/are entitled to take into account the views of both the Lessee and the Lessor on the matter in issue and also conduct an independent enquiry into the matter in issue, prior to providing its / their decision. In the event, the decision of the appointed expert is in favour of the Lessee, the Lessor shall be liable to pay the interest calculated @ the rate of 18% on the Security Deposit, as stated in Clause 10.6.

10.8.

In addition to the Security Deposit, simultaneous with the execution of this Agreement, the Lessee shall ensure that, TPI Composites, Inc., shall provide a corporate guarantee in favour of and for the benefit of the Lessor within 5 (five) days from the date of this Agreement, to guarantee the Lessee’s performance of its financial obligations under this Agreement and such corporate guarantee shall be enforceable under Applicable Law in India. The agreed form of the said corporate guarantee is attached to this Agreement as Annexure 8.

11.	REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1.	The Lessor represents, warrants and covenants as follows:

(a)

The Lessor is the absolute owner of the Project and has the legal capacity to lease the Demised Premises to the Lessee in the manner contemplated hereunder and no other third party consents are required for Lessor to enter into this Agreement.

(b)	The person signing this Agreement has the appropriate authority to do so and to grant a lease in respect of the Demised Premises upon such terms as are agreed herein.

(c)

No part of the Demised Premises or the Schedule Land is the subject matter of any proceedings and that there are no proceedings with respect thereto and the Lessor or anyone on its behalf has not committed or omitted any act, deed, matter or thing whereby its right to use, occupy the Demised Premises is or can be forfeited, extinguished or rendered void or voidable.

(d)

The Lessor has not, in the acquisition of the Schedule Land, in the construction of the Building or in the use and occupation of the Demised Premises, or otherwise, contravened any Applicable Law, rule, regulation or other legal requirements whatsoever and shall during the Lease Term continue to be in compliance with all Applicable Laws. The Lessor has provided copies to the Lessee of all Approvals (available as on the date of this Agreement).

(e)

The Lessor is in compliance with all applicable Environmental Laws and has not stored under the Land any combustible or hazardous material or caused seepage of any toxic substance, oil spillage or such other like material or other adverse environmental condition, which potentially affects the usage and occupation of the Demised Premises or causes a threat to life and property in any manner and the Lessor further undertakes to comply with all applicable Environmental Laws until execution of the Lease Deed.

(f)

The Building and the Demised Premises shall be constructed in a workmanlike manner in accordance with the Sanctioned Plan and permit / license relating thereto, with only such changes /additions as have been permitted by the concerned Governmental Authority, subject to other changes mutually agreed.

(g)

The Lessee, on paying the agreed Rent, the Maintenance Charges and Utility Charges and performing and observing the agreed terms and covenants as confirmed herein and on its part to be performed, may peaceably hold and enjoy the Demised Premises during the Lease Term, without any interruption, interference or claims by or from the Lessor or any person claiming under, through or in trust for the Lessor.

(h)

The Lessee shall have unlimited access and the right to use the Demised Premises, without any hinderance, 24 (twenty four) hours a day, 7 (seven) days a week and through all days of the year for the Lease Term subject to the Lessee along with its employees, representatives and authorized agents adhering to the terms of the Lease Deed, rules and regulations as prescribed by the Lessor along with the right to use all the utilities, infrastructure and facilities (including the right to access public road (which connects to NH-4), through the internal roads formed in the Project Land).

(i)

All taxes, levies, cesses with respect to the Demised Premises have been paid and discharged by it and it shall promptly pay, during the Lease Term, all existing and future rates, taxes, cesses, assessments and out goings in respect of the Demised Premises, including but not restricted to, land tax, property tax, municipality tax, etc., now or hereafter imposed or charged in relation to the Demised Premises shall be borne by the Lessor.

(j)

The Lessor shall have no obligation to, and shall not, procure any permits, approvals or consents related to the Lessee’s intended use of the Demised Premises or the Lessee’s business operations therein. Except as expressly set forth in this Agreement, the Lessor shall have no obligation to perform any work at the Project in connection with the Lessee’s occupancy of the Demised Premises.

(k)

The Lessor shall at all times ensure that the Demised Premises can be legally used for industrial purpose and ensure that all Approvals with respect to land usage are valid and subsisting during the Lease Term.

(l)

There are no Encumbrances, proceedings, claims, actions, litigation, arbitration, land acquisition proceedings, garnishee or any process issued by any court or authority including the competent authority under the Income Tax Act, 1961 or other proceedings whatsoever relating to the Land or the Demised Premises which are pending or to the best of the Lessor’s knowledge have been threatened to be initiated in writing to the Lessor or to any of its representatives, which adversely impact the Lessor’s ability to develop the Demised Premises and fulfil its obligations under this Agreement (including execution and registration of the Lease Deed).

(m)	The Lessor has not and shall not enter into any agreement/s in favour of any third parties that would in any manner affect the rights of the Lessee under this Agreement.

11.2.	The Lessee represents, warrants and covenants as follows:

(a)	The Lessee is duly incorporated under the laws of India and has the power to lease assets and carry on its business (including Permitted Use).

(b)	The Lessee is fully empowered by its constitutive documents and by Applicable Law to sign this Agreement and make the representations and warranties contained herein so as to be binding upon it.

(c)	The execution, delivery and the performance by the Lessee of this Agreement does not and will not breach or constitute a default under any constitutive documents.

(d)	The person signing this Agreement has the appropriate approval or authorization to do so.

(e)	It shall promptly perform and comply with all the terms and conditions of this Agreement and the Lease Deed.

(f)

It shall ensure that its employees, agents, contractors, invitees, executives and officers shall diligently observe and comply with all the terms and conditions of this Agreement and comply with all directions given from time to time by the Lessor, with regard to the use of the Demised Premises or any part thereof, provided they are in accordance with this Agreement and the Lease Deed.

(g)

It agrees to pay all outgoings attributable to its business and the use of the Demised Premises, including but not limited to payment of Rent, the Maintenance Charges, Utility Charges and GST or any other tax applicable thereon.

(h)

It shall maintain the Demised Premises with due care and caution, and not do anything or permit or commit to be done anything contrary to any provision made by or under any statute or law for the time being in force.

(i)

The Lessee shall at all times from the Handover Date, or from such earlier date that the Lessee is permitted to enter the Demised Premises for conducting any work, comply with the Applicable Laws including labour laws, fire safety, and fire code.

(j)	It has satisfied itself as to the right, title and interest of the Lessor in relation to the Scheduled Land, as on the date of this Agreement.

(k)

It shall use and occupy the Demised Premises at its own risk and responsibility and the Lessor shall not be responsible or liable for any loss, damage, shortage, theft or destruction of any papers, documents, equipment, machines, articles, property or things of any kind or nature whatsoever belonging to the Lessee or kept in the Demised Premises.

(l)	It shall obtain all necessary licenses, approvals and permits necessary to conduct business and operations (including the Permitted Use) in the Demised Premises.

(m)

It shall abide by all Applicable Laws for the time being in force, apply for and keep up-to-date all requisite approvals as may be required to carry on its Permitted Use, and follow all statutory requirements for the use of the Demised Premises. The Lessee’s consent for establishment and consent for operations issued by the jurisdictional Pollution Control Board shall be within the scope of the consent for establishment and consent for operations issued by the jurisdictional Pollution Control Board in respect the Project.

(n)

From the Handover Date, the Lessee shall be in compliance with all applicable Environmental Laws. Subject to Clause 12.8, the Lessee shall not store on or beneath the Land any combustible or hazardous material (without obtaining necessary permits under applicable Environmental Laws) or cause seepage of any toxic substance, oil spillage or such other like material or cause other adverse environmental condition, which may potentially affect the usage and occupation of the Project Land or cause a threat to life and property in any manner.

(o)

It shall not do or suffer to be done in or in relation to the Demised Premises any unlawful or obnoxious act, deed, matter or thing which may cause nuisance, annoyance or disturbance to or interfere with the quiet use and enjoyment of the Lessor or the other occupants of the Project.

(p)

The Lessee shall furnish to the Lessor true and correct copy of Certificate of Incorporation and the Limited Liability Partnership Agreement, prior to the execution of the Lease Deed and as and when requested by the Lessor.

(q)

The Lessee shall always observe and perform all the terms and conditions, covenants and provisions under this Agreement on which the Demised Premises is agreed to be built and given on lease. It shall not do, omit or knowingly suffer to be done anything whereby the right of the Lessor to the Demised Premises is violated, forfeited, jeopardised or extinguished.

(r)

The Lessee shall not store any inflammable items without securing all statutory permission and fully implementing safety regulation required for the said purpose and the safety measure as may be reasonably and properly recommended by the Lessor.

(s)

The Lessee shall not cause or permit any hazardous materials to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Demised Premises or the Project in violation of Applicable Laws by Lessee or any person acting on behalf of the Lessee.

12.	USE OF THE DEMISED PREMISES

12.1.

The Demised Premises shall be used solely for the Permitted Use. The Lessee shall not use or permit the Demised Premises to be used for any purpose or in any manner that would increase the insurance premium payable by the Lessor. It is clarified that the technical activities to be pursued by the Lessee in the Demised Premises shall be compatible with what is permitted by the jurisdictional Pollution Control Board and any other statutory authority/s prescribed under the Applicable Laws. The Lessee shall not change the Permitted Use of the Demised Premises without obtaining necessary approvals under Applicable Law and the Lessor’s prior written consent, which consent shall not be unreasonably withheld by the Lessor.

12.2.

Subject to Clauses 3 and 5 and any other Lessor’s obligations under this Agreement in relation to achieving the Handover Condition, Lessee shall accept the possession of the Demised Premises in Handover Condition as of the Handover Date. The Parties shall conduct a joint inspection prior to the Handover Date to ensure that Handover Condition has been achieved.

12.3.	Subject to Clauses 3 and 5, upon the Lessee taking possession of the Demised Premises, it shall be construed that the Demised Premises has been provided in the Handover Condition.

12.4.

The Lessee shall have access to the Demised Premises 24 (twenty four) hours a day and 7 (seven) days a week during the Initial Term or Renewal Term. The normal working hours during which the Project shall be operational shall be from Monday to Saturday i.e. 6 (six) days a week from 8:30 A.M to 8 P.M. The essential maintenance and management personal shall be off duty on all public holidays, determined by the Lessor in accordance with Applicable Laws. However, Lessee shall be entitled to use the Demised Premises at its discretion on all such days, without any hindrance or objection from the Lessor. The Lessee accepts that all services may not be available to the Project beyond the normal working hours.

12.5.

The Lessee shall obtain all necessary licenses, approvals and permits necessary to conduct business and operations in the Demised Premises, including without limitation licenses, approvals and permits with regards to labour, pollution control, etc., from the concerned Governmental Authority, at its own cost and expense appreciating that technical activities to be pursued in the Demised Premises must be compatible with the facilities in the Project.

12.6.

The Lessee shall, during the term of the lease and any renewal thereof, comply with all Applicable Laws (including Environmental Laws) as may be applicable to the Demised Premises and the Lessee shall always remain solely responsible for the consequences of non-compliance of the Applicable Laws. In the event of any proceedings being initiated with respect to non-compliance of Applicable Laws the Lessee shall notify the Lessor.

12.7.

The Lessee will use the Demised Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Demised Premises, subject the Demised Premises to any use that would damage the structure of Building including the Demised Premises or obstruct or interfere with the rights of the Lessor or other licensees or occupants of the Project; provided that Lessor and Confirming Parties acknowledge that the wind turbine blades and related equipment and fixtures will be transported though the internal road in Project. It is the responsibility of Lessee to provide adequate training to its employees and vendors on safe handling of hazardous materials and hazardous wastes, fire-fighting and emergency management as necessary from time to time.

12.8.

The Lessee shall be permitted to store chemicals and consumables in limited quantities within a portion of the Demised Premises (“Storage Area”) which are required by the Lessee to ensure the smooth day to day operations for the Permitted Use of Demised Premises, in accordance with Applicable Law. The location of the Storage Area is identified in the sketch detailed in Annexure 7.

12.9.

The Lessee acknowledges that the Lessor is not liable or responsible, in its capacity as lessor as per this Agreement or the Lease Deed or otherwise, for any hazardous materials or hazardous wastes kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Demised Premises due to the Lessee’s actions, business or use of the Demised Premises. The Lessee specifically acknowledges that the Lessor is not aware of the hazardous materials kept, used, stored, handled, treated, generated in or about, or released or disposed, including in particular any hazardous waste generated by the Lessee in the course of its business and that the Lessor is not in any way involved in or responsible for the management, collection, treatment or disposal of the hazardous waste generated. Further, any agreements or documentation to be executed in relation to the disposal of the hazardous wastes generated by the Lessee in the Demised Premises, including waste disposal manifests, shall be executed by the Lessee only. There shall be no obligation on the Lessor to sign or execute or be party to any such documents.

12.10.

The Lessor understands that the Lessee may request the Lessor to sign any applications or documents for the purpose of enabling it to obtain licenses and approvals whether required under Applicable Law or otherwise, in which case, the Lessor shall cooperate with the Lessee to execute any documents and provide any supporting documents / information, as may be necessary, at the cost and expenses to be borne by the Lessee.

12.11.

Subject to any Force Majeure event, if the Lessee’s access to the Demised Premises is obstructed or affected for any reasons attributable to the Lessor or other occupants of the Project and not attributable to any breach on part of the Lessee, the Lessor shall take immediate mitigating steps to clear such obstructions.

12.12.

The Lessor shall at all times make out good, valid, clear and marketable title to the Demised Premises and in the event of any litigation is initiated with respect to title to the Schedule Land and only if it affects the use and enjoyment of the Demised Premises, the Lessor shall promptly notify the Lessee and take appropriate remedial action.

13.	ALTERATIONS AND REPAIRS

13.1.

The Lessor shall post the Handover Date and during the Lease Period, be responsible for attending to and undertaking Major Repairs. The Lessor shall use reasonable efforts to carry out the Major Repairs. All Major Repairs to be performed under this Clause shall be carried out in a prompt, diligent and good workmanlike manner. The Lessor shall use reasonable efforts to inspect the damage immediately or within a period of 4 (four) Business Days or such mutually agreed period, of the same being brought to the notice of the Lessor by the Lessee in writing and the Parties shall mutually agree on the reasonable time required to undertake and complete the Major Repairs. During the period of Major Repairs, if the Lessee is unable to use the entire extent of the Demised Premises, the obligation to pay the Base Rent, Open Area Rent and Maintenance Charges, shall stand suspended until the Major Repairs are completed. Provided that if the Lessee is prevented from using only a portion of the Demised Premises, the suspension of the Base Rent, Open Area Rent and Maintenance Charges shall be proportionate. For avoidance of doubt, the Lessee shall be required to pay Improvement Rent and Utility Charges.

13.2.

If the Lessor fails to commence the Major Repairs under Clause 13.1 above, within the period specified therein, the Lessee may cause the commencement of such Major Repairs at the cost of the Lessor. The Lessor shall reimburse the Lessee the entire cost of performing such Major Repairs within 15 (fifteen) Business Days of receipt of an invoice for such costs having expended by the Lessee. If the Lessor fails to reimburse the Lessee for such costs within the above-mentioned period, the Lessee shall have the right to deduct such costs from future Demised Premises Rent payable to the Lessor till the adjustment of the entire cost.

13.3.

The Lessee shall not be entitled to carry out any structural alterations or modifications to the Demised Premises except with the prior written approval on the Lessor, which shall not be unreasonably withheld. It is clarified that the Lessor may, at the time of its approval of any alteration or at any time prior to the expiry of the lease, notify the Lessee that the Lessor requires that the Lessee removes such alteration upon the expiration or earlier termination of the Lease Deed in which event the Lessee shall remove the alteration without causing any damage to the Demised Premises or the building systems and shall restore the Demised Premises to its condition prior to the installation of the alteration, reasonable wear and tear excepted.

13.4.

The Lessee shall however be at liberty to carry out interior works, fittings, fixtures, installations and furnishing within the Demised Premises at its sole discretion without causing any structural damage/alternation to the Building.

13.5.

The Lessor reserves the right to modify Common Areas at its own cost, provided that such modifications do not, other than on a temporary basis, materially adversely affect the Lessee's use of the Demised Premises or its access to the Land, as well as the Lessee’s ability to transport wind turbine blades from the Demised Premises to the exit of the Project.

13.6.

Notwithstanding anything to the contrary contained herein, in no event shall the Lessee undertake any actions that affect any building systems serving areas outside of the Demised Premises or affecting any other licensees/lessees at the Project, the Building structure or the Common Areas.

13.7.

The Lessee shall, at all times comply with all rules and regulations, applicable to all tenants at any time or from time to time, established by the Lessor covering use of the Demised Premises and the Project.

14.	MAINTENANCE

14.1.

The Lessor will be responsible for maintenance, security, management for the Common Areas and landscaping of the Project and the Lessor may appoint a maintenance service provider to undertake the Maintenance Services, more fully detailed in Schedule G hereunder. Simultaneously with the execution of the Lease Deed, the Parties will execute a maintenance agreement in relation to the provision of the Maintenance Services and payment of the Maintenance Charges.

14.2.

The maintenance charges payable by the Lessee to the Lessor shall be calculated on an open book basis and based on the square footage of the Leasable Area of the Demised Premises as a percentage of the total square footage of built up areas within the Project and is currently estimated to be Rs. 2 (Rupees Two) per square foot of Leasable Area per month (“Maintenance Charges”). The Maintenance Charges are required to be paid over and above the Rent and will be payable in advance on monthly basis, along with the Rent as detailed in Clause 8. The Maintenance Charges shall be payable from the Lease Commencement Date.

14.3.

On an annual basis the Lessor shall reconcile the actual amounts for the provision of the Maintenance Services. In the event that the Maintenance Charges are less than the actual maintenance charges, the Lessee shall be liable to pay the differential amount along with the Maintenance Charges for the month subsequent to the reconciliation of accounts. Conversely, in the event that the payment made by the Lessee towards the Maintenance Charges exceeded the actual maintenance charges arrived at on the basis of the audited accounts, the Lessor shall adjust the same in subsequent month’s invoice till such time that the entire excess amounts have been set off, unless otherwise agreed between the Parties. The Lessor shall provide the Lessee a statement (along with supporting documents) on an annual basis bearing out the actual amounts incurred by the Lessor or the Maintenance Agency for the provision of the Maintenance Services.

14.4.

The routine maintenance of the Demised Premises shall be done by the Lessee at its own cost. The maintenance charges relating to any and all equipment installed by the Lessee at its own cost will be maintained by the Lessee at its own cost, either directly or through its appointed agency, and will not form a part of the Maintenance Charges.  Any warranty benefits for all equipment being provided by Lessor for exclusive use of the Lessee including but not limited to the AHUs shall be passed on to the Lessee by the Lessor. It is clarified that the cost of replacement of any such capital equipment of the building are part of capital expenses and will not be included in the Maintenance Charges or otherwise recovered from the Lessee.

14.5.

The Lessor reserves the right to temporarily stop any Maintenance Services and utilities when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of the Lessor, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.

14.6.

The Lessor shall have no responsibility or liability for failure to supply such Maintenance Services and utilities during any period of interruption; provided however, that the Lessor shall, except in a case of emergency, make a commercially reasonable effort to give the Lessee 5 (five) days’ advance notice of any planned stoppage of any such services for routine maintenance, repairs, alterations or improvements.

14.7.

The Lessee acknowledges that the Lessor may suspend or delay the performance of any Maintenance Services, if occasioned by reasons of Force Majeure, only after giving notice of such suspension at the earliest possible opportunity.

14.8.

The Lessor shall maintain and repair the Common Areas of the Project (excluding the Schedule Land), and keep them in good repair, reasonable wear and tear excepted. It is clarified that any damage to any of the foregoing, solely attributable to the Lessee or any of the Lessee’s agents, servants, employees, invitees or contractors shall be repaired by the Lessor, and all costs incurred by the Lessor in connection therewith shall be reimbursed by the Lessee within 10 (ten) days after demand thereof, along with invoices and proof of expenses incurred by the Lessor.

15.	INFRASTRUCTURE AND OTHER AMENITIES

15.1.	The utilities provided to the Demised Premises (including but not limited to water and electricity power supply) shall be as follows:

15.1.1.

Domestic Water Supply: From the centralized domestic water storage system, water shall be transferred to the Lessee’s tapping point. The source for water shall be either existing bore-well depending upon the availability or sourced through water tankers supplies. Hydro-pneumatic pumping system shall be employed to supply water to hand wash, health faucets, showers, kitchens, etc. For maintenance purpose the control valves like ball valve, butter fly valves shall be provided at entry of all group/individual toilets. Maximum envisaged quantity is 63,000 Ltrs per day considering 2100 headcount @ 30 litre per person per day.

15.1.2.	Water Supply for Toilets: The treated water from STP (from common STP) shall be supplied to all EWC/IWC and urinal plumbing fixtures through hydro-pneumatic pumps.

15.1.3.

Sewage Treatment Plant: STP for the facility shall be provided with UF system. The STP will contain underground RCC tanks to collect the raw sewage, processing the sewage and to store the treated water. A separate plant shall be planned to house the pumps, blowers, filters, etc. MBBR system shall be adopted to treat the sewage. STP envisaged capacity is 60 KLD.

15.1.4.

HT Power Supply: The Lessor shall provide adequate space to accommodate RMG Gear to set up 110 kV electrical sub-station within the Project. The Lessee shall receive incoming electrical power supply from Tamil Nadu Generation and Distribution Corporation (TANGEDCO) at 110 kV Outdoor RMG (with VCB type). From the RMG, the power is distributed as per the defined electrical scheme. The maximum estimated demand for phase-1 development is envisaged at 12,000 KVA.

In relation to the utilities specific to the Demised Premises, the Lessor shall install separate meters at the Demised Premises, and the Lessee shall pay for such utilities at actuals consumed at the Demised Premises based on the sub meter readings, either to the Lessor, directly to the concerned Governmental Authority or to the service provider, as applicable (hereinafter referred to as the “Utility Charges”). Utilities for the Common Areas will be charged as part of the Maintenance Charges. The Utility Charges shall not be a part of the Rent and shall be payable by the Lessee. The Lessee acknowledges that the Utility Charges are not fixed and shall vary each month depending upon, among other things, consumption, usage and any change in the price of the diesel, electricity unit charges, gas charges, occupancy of the Project etc. The Utility Charges shall be payable from the Lease Commencement Date. The Lessee shall be entitled to apply for and obtain in its own name connections for internet, fiber broadband, DTH, telephone and any other connections as per its requirement at its cost, without any objection from the Lessor and the Lessor shall sign necessary documents, wherever required, for enabling the Lessee to obtain the utility connections.

15.2.

The Lessor shall obtain and organize power load between 10 and 12 MVA to the Demised Premises for Phase I of the Lessee’s project. The power shall be connected to the transformer, along with necessary infrastructure for transmission and provided with a separate meter for the Demised Premises. In the event the Lessee requires additional power, the Lessee acknowledges that any deposit to be paid to the utility company with respect to the power connection for any additional power required by the Lessee at the Demised Premises shall be the sole responsibility of the Lessee. On the expiry or termination of the lease, the Lessee shall, at the Lessor’s option, either surrender the additional power load obtained back to the Governmental Authority or transfer the electricity meter in the Lessor’s name. In the event the Lessor decides to retain the additional power, the Lessor shall reimburse the entire deposit paid and expenses incurred by the Lessee in obtaining the additional power. It is clarified that the Lessee shall also be liable to pay the deposit for obtaining and organizing the initial power load to the Demised Premises for Phase I of the Lessee’s project.

15.3.

The Lessee shall be entitled to employ any such security measures as required to the Demised Premises, without the consent of the Lessor. The Lessee shall be entitled at its option to regulate the entry of persons into the Demised Premises and other areas within the Demised Premises and shall be entitled to engage security personnel or install security systems to restrain people from entering any part of the Demised Premises, in each case in its sole and absolute discretion. The Lessor shall be responsible for providing security in the Project, including at the main entrance and within the Common Areas, for which the Lessee shall have no objection and control.

15.4.

The Lessee shall have naming rights on the Schedule Land and Building per the Lessee’s sign standards and no additional charge to the Lessee, provided the same are in line with Lessor’s signage policy. Any name / logo / signage along with dimensions and type of signage shall be approved by the Lessor’s Architect and as per local laws before installation and the entire cost for procurement, installation and maintenance of the signage shall be borne by the Lessee.

16.	INSPECTION

The Lessor and the Lessor’s representatives may enter the Demised Premises at any reasonable time with 24 (twenty four) hours’ notice (except in the case of emergencies) for the purpose of effecting any repairs, inspecting the Demised Premises or for any other business purposes, subject to complying with the Lessee’s identification process and access control systems.

17.	TAXES

17.1.	All present and future municipal/property taxes in respect of the Project including the Demised Premises shall be borne by the Lessor.

17.2.

The Lessee shall be required to pay GST or any other levies / duties of or similar nature, with respect to the Demised Premises and / or the Rent and any other charges that may be payable by the Lessee to the Lessor under this Agreement and the Lease Deed. In addition to its liability to pay GST or any other tax payable on the Rent or on the lease, if any tax is levied or assessed directly against the Lessee in relation to the payment of Rent and Maintenance Charges under this Agreement and the Lease Deed, then the lessee shall be responsible for and shall pay the same at such times and in such manner as the concerned Governmental Authority shall require.

17.3.	All payments to be made by the Lessee to the Lessor shall be subject to tax deducted at source as the Income Tax Act, 1961.

18.	ASSIGNMENT AND SUBLETTING

18.1.

The Lessee shall be entitled to assign the lease or sub-lease or license all or any portion of the Demised Premises to any of its Affiliates, with prior written intimation to the Lessor. The Lessee shall not be entitled to sub-lease, assign or license its leasehold rights to a third party, without the prior written consent of the Lessor which consent may be withheld at the option of the Lessor by providing reasons for the same. No lease or license shall be done for commercial gain. Where the partners of the Lessee enter into any agreement with a third party (which is not an Affiliate of the Lessee) to transfer their entire partnership interest in the Lessee to such third party, the Lessee shall take prior written consent from the Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed.

18.2.

In the event of any assignment, sub-lease or license in accordance with this Clause 18, the lessee or license, as the case may be, shall be bound by the covenants, terms and conditions of this Agreement and the Lease Deed and the Lessee shall ensure and guarantee that its obligations/covenants contained herein are performed by such assignee or lessee or licensee. The Lessee shall continue to be fully and primarily responsible to comply with all the obligations under this Agreement even after any lease or license in accordance with the provisions of this Agreement.

18.3.

In the event of merger or amalgamation or demerger of the Lessee with its Affiliates, the terms of this Agreement and the Lease Deed shall be binding on the entity formed as a result of such merger or amalgamation or demerger, approved by the jurisdictional court or tribunal, without requirement of executing any further documents. In such event, the Lessee or the new entity resulting from the amalgamation or merger or demerger shall submit a certified copy of the order passed by the court or tribunal to the Lessor for its records. If the Parties are required to enter into any further documents consequent upon such order to continue the lease, if required under Applicable Law, the same shall be at the cost of the Lessee.

19.	INSURANCE

19.1.

After the Lease Commencement Date, the Lessee will keep in force at its sole expense as long as the Lease Deed remains in effect and during such other time as the Lessee and the Lessee's employees, agents, invitees and others for whom it is responsible at law use any portion of the Demised Premises, (a) Standard Fire and Special Perils Policy covering all its equipment/ machinery and other assets brought in by the Lessee onto the Demised Premises, (b) Commercial General Liability Policy: to provide insurance coverage for bodily injury, personal and advertising injury and products and completed operations liability, and (c) appropriate annual maintenance contracts for all the equipment being provided by the Lessor for exclusive use of the Lessee including but not limited to the AHUs.

19.2.	The Lessee shall also obtain any insurance as may be required under Applicable Law or as may be required to be obtained, at the request of the Lessor from time to time.

19.3.

During the Lease Term, the Lessor will obtain and maintain in force (a) Standard Fire and Special Perils Policy for the Demised Premises, Building, plant and machinery and other utilities owned by the Lessor in the Project, and any other insurance desired by the Lessor, all in amounts and with coverages determined by the Lessor in its sole discretion. The Lessor shall keep such insurance updated and provide the Lessee with the copy of the updated policies each year, prior to the expiration of the then current coverage.

19.4.

On or prior to the Lease Commencement Date the Lessee shall provide to the Lessor a copy of the Lessee’s insurance policy evidencing insurance coverage as required by this Agreement. The Lessee shall keep such insurance updated and provide the Lessor with the copy of the updated policies each year, prior to the expiration of the then current coverage.

20.	INDEMNITY

20.1.

The Lessee hereby indemnifies and agrees to defend, save and hold the Lessor, its directors, officers, employees, agents and representatives, harmless from and against any and all claims, demands, actions, damages, liabilities, costs and expenses, including reasonable attorney fees and expenses for (a) injury or death to persons or damage to property occurring within or about the Demised Premises, arising directly or indirectly out of use or occupancy of the Demised Premises or Common Areas (b) a breach or default by Lessee or its partners, officers, employees, agents or representatives, in the performance of any of their obligations hereunder or (c) breach of any of the representations and warranties of the Lessee as contained in this Agreement or (d) any direct and actual loss or damage (not being in the nature of any direct or indirect business loss or any direct or indirect opportunity loss or any action in tort) suffered by the Lessor by reason of any act or deed or omission of the Lessee which is contrary to the terms hereof, unless caused solely by the willful misconduct or gross negligence of the Lessor or (e) any environmental condition arising during the Lease Term on the Demised Premises, which may have an adverse effect on the Project or non-compliance with the Environmental Laws. Further, The Lessee shall indemnify the Lessor from any and all costs and expenses incurred in connection with the enforcement of this clause.

20.2.

The Lessor hereby indemnifies and agrees to defend, save and hold the Lessee, its partners, designated partner nominees, officers, employees, agents and representatives, harmless from and against any and all claims, demands, actions, damages, liabilities, costs and expenses, including reasonable attorney fees and expenses for (a) injury or death to persons within or about the Common Areas, arising directly or indirectly out of a breach or default by Lessor or its directors, officers, employees, agents or representatives, in the performance of any of their obligations hereunder or (b) breach of any of the representations and warranties of the Lessor as contained in this Agreement, unless caused by the willful misconduct or negligence of the Lessee (c) any direct and actual loss or damage (not being in the nature of any direct or indirect business loss or any direct or indirect opportunity loss or any action in tort) suffered by the Lessee by reason of any act or deed or omission of the Lessor which is contrary to the terms hereof, unless caused solely by the willful misconduct or gross negligence of the Lessee; and (d) any direct and actual (not being in the nature of any direct or indirect business loss or any direct or indirect opportunity loss or any action in tort) loss or damage caused to the Lessee on account of any defect in title to the Schedule Land, non-compliance of the terms of the Sanctioned Plan by the Lessor in relation to construction of the Building as determined by any Governmental Authority and such order having attained finality, breach or non-compliance with the Environmental Laws (and attributable to the Lessor as determined by independent environmental consultants) or the provision or utilities therein, which could not be reasonably ascertained by the Lessee at the time of taking handover of the Demised Premises. Further, the Lessor shall indemnify the Lessee from any and all costs and expenses incurred in connection with the enforcement of this clause.

20.3.

The Lessor shall not be liable to the Lessee for, and the Lessee assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Demised Premises).  The Lessee further waives any and all claims for injury to the Lessee's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  The Lessor shall not be liable for any damages arising from any act, omission or neglect of the Lessee or any of the Lessee's agents, servants, employees, invitees and contractors within the Project or of any other third party.

20.4.	The indemnifying Party shall indemnify the indemnified Party from any and all costs and expenses incurred in connection with the enforcement of this clause.

21.	SALE, MORTGAGE AND CHARGES

21.1.

The Lessor shall have the right to sell or assign the Demised Premises or any portion thereof during the Lease Term with prior written intimation to the Lessee and such prospective purchaser shall be bound by all the terms and conditions of this Agreement and the Lease Deed, including but not limited to renewal of the lease and obligation to refund the Security Deposit. Subsequently, the lease shall be attorned in favour of the prospective purchaser. Deed of attornment or such other document as may be required shall be executed by the Parties confirming such attornment with the Lessor as the confirming party thereto and thereafter the Lessor shall stand released of their obligations under the Agreement. The Lessee shall not be liable to bear any cost for such attornment. The Lessor and/or the new purchaser shall bear all costs (including stamp duty and registration fee, if any) in relation to Deed of attornment and/or incidental documents.

21.2.

The Lessor shall be entitled to seek rental discounting facility or create a mortgage of the Project, the Demised Premises or any part thereof, and the Lessee shall cooperate with the Lessor in connection thereto provided that such mortgage shall not affect the rights of the Lessee to use and occupy the Demised Premises during the Lease Term so long as the Lessee is not in default under this Agreement and the Lease Deed. The Lessee shall do all acts, deeds as required by the Lessor with respect to the same, as long as the same do not affect the Lessee’s rights under this Agreement and the Lessee shall not have obligation to the bank or financial institution, save and except the payment of Rent to the designated account and any other reasonable request that the bank or financial institution may require.

22.	LOCK IN AND TERMINATION

22.1.	Termination of this Agreement:

22.1.1.

Subject to Lessee Delay, the Lessee and Lessor may mutually discuss and agree to terminate this Agreement in the event the Lessor fails to obtain the Sanctioned Plan within 18 (eighteen) months from the date of execution of this Agreement or fails or is unable to handover the Demised Premises in the Handover Condition within 24 (twenty four) months from the date of execution of this Agreement or such mutually extended Timelines.

22.1.2.

In addition to termination set out in Clause 22.1.1 above, the Lessee shall have the option to terminate this Agreement for any of the following reasons, in which case Lessee shall issue a notice of termination of 30 (thirty) days and call upon the Lessor to complete the obligations and upon failure of the Lessor to comply with the terms thereof, this Agreement shall stand terminated at the expiry of 30 (thirty) days:

(i)	Any order (whether final or interim) passed by Governmental Authority which affect the right of the Lessor to grant the Demised Premises on lease; or

(ii)

In the event of the Lessor failing to comply with the Applicable Laws for development and construction of the Demised Premises, which is determined by any Governmental Authority and which adversely impact the ability of the Lessee to take handover of the Demised Premises or to use and occupy the same for its operations; or

(iii)

In the event of the Lessor being ordered to be wound up by any court and/or liquidator / insolvency resolution professional being appointed or the Lessor being declared an insolvent, this Agreement shall stand terminated; or

(iv)

In the event any Governmental Authority acquires the Schedule Land or the Demised Premises or it becomes impossible or unlawful for any reason to proceed with the execution and registration of the Lease Deed.

In the event of termination as set out above, the Lessee will be entitled to receive the portion of the Security Deposit paid under this Agreement within 7 days from the date thereof.

Except as specified in this Clause 22.1, the Lessee shall not be entitled to terminate this Agreement before the Lease Commencement Date. Where this Agreement is terminated before the Lease Commencement Date, the Lessee shall pay the Rent for the Lock-in Period – which will be considered as damages payable by the Lessee to the Lessor. The Lessee hereby acknowledges and agrees that such damages paid by the Lessee to the Lessor are a genuine and reasonable pre-estimate of the damages the Lessor shall suffer as a result of the Lessee’s failure to comply with its obligations in the manner contemplated and are not a penalty.

22.2.	Lock-in Period after execution of the Lease Deed:

After the execution of the Lease Deed the Lessee shall not be entitled to terminate the lease during the Initial Term (“Lock-in Period”) except for breach of the obligations under the Lease Deed by the Lessor (subject to any cure period available to the Lessor under the Lease Deed) or occurrence of the Force Majeure event which renders the Demised Premises unusable for the Permitted Use even after 12 (twelve) months from the date of approvals to reenter and/or reconstruct the Demised Premises, subject to the right of the Lessor to repair and restore the damage to the Demised Premises. In the event of abandoning or surrendering or terminating the lease prematurely during the Lock-in Period either by the Lessee for reason other than the breach of the Lease Deed by the Lessor or Force Majeure event (as stated above) or due to termination by the Lessor due to the breach by the Lessee of any of the terms of the Lease Deed, the Lessee shall be bound to pay to the Lessor the Rent (including the escalation as per Clause 8.5 above) for the Demised Premises corresponding to the unexpired portion of the Lock-in Period.

22.3.	Termination of the Lease Deed Post Lock-In-Period:

After the expiry of the Lock-in Period and during the Renewal Term, the lease may be terminated by the Lessee by providing the Lessor with 6 (six) months written advance notice (“Notice Period”) or upon payment of Rent, Maintenance Charges and other charges as per the Lease Deed in lieu of the 6 (six) month notice.

22.4.	Cure Rights and Cure Notices:

22.4.1.

In the event of a breach by the Lessee of any of the terms of this Agreement or the Lease Deed, including non-payment of Rent for 3 (three) consecutive months as provided in Clause 8.4 above, the Lessor will give a notice to the Lessee to remedy the breach within 30 (thirty) days, and in the event of the Lessee not remedying the breach within such notice period to the satisfaction of the Lessor, the Lessor will be entitled to terminate the lease with immediate effect. However, if the Lessee disputes the Lessor’s claim that the Lessee is in default, the parties shall amicably settle the dispute in terms of Clause 27.2 of this Agreement failing which the matter shall be submitted to arbitration in terms of Clause 27.3 of this Agreement and the Lessor may only terminate the Lease Deed if the arbitrator rules in favour of the Lessor. The Parties shall continue to be bound by the terms and conditions of the Agreement / Lease Deed until the final outcome of the arbitration proceedings. Upon such termination, the Lessor will be entitled to collect the Rent for the remaining portion of the Lock-in Period and also be entitled to all direct damages incurred thereon, including the cost of recovering the vacant and peaceful possession of the Demised Premises. For avoidance of doubt, this will include the arrears of Rent, if any, payable at the time of termination of the Lease Deed. This right is apart from the Lessor’s right to specifically enforce the Lessee’s obligations under this Agreement or the Lease Deed. Notwithstanding the foregoing, if any breach or other failure by the Lessee to perform any of its obligations under this Agreement / Lease Deed, results in an emergency situation or adversely impacts any building systems including, without limitation, any serving areas outside of the Demised Premises, any other lessees at the Project, the Project structure or the Common Areas, the Lessor may, without waiting for the Lessee’s 30 (thirty) day cure period to expire and without limiting any of the Lessor’s other remedies, attempt to cure all or any part of the applicable breach or other failure, in which case the Lessee shall be required to reimburse the Lessor for all of its costs in connection therewith.

22.4.2.

In addition to the Lessee’s rights to self-perform pursuant to Clause 13.2, in the event of a breach by the Lessor of the terms of the Lease Deed, the Lessee will give notice to the Lessor to begin to remedying the breach within 30 (thirty) days and in the event of the Lessor not remedying the breach within a commercially reasonable period, the lease shall stand terminated, even if it is during the Lock-in Period and the Lessee shall not be liable to pay Rent for the unexpired portion of the Lock-in Period. If the Lessor disputes the Lessee’s claim that the Lessor is in default, the parties shall amicably settle the dispute in terms of Clause 27.2 of this Agreement failing which the matter shall be submitted to arbitration in terms of Clause 27.3 of this Agreement and the Lessee may only terminate the Lease Deed if the arbitrator rules in favour of the Lessee.

22.4.3.

It is clarified that a receipt by the Lessor of the Rent, the Maintenance Charges, Utility Charges or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by the Lessor of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the Lessor. To the greatest extent permitted by law, the Lessee waives the service of notice of the Lessor's intention to re-enter or re-take the Demised Premises, or to institute legal proceedings to that end.

23.	REINSTATEMENT

23.1.

Upon the expiration or earlier termination of the Initial Term or the Renewal Term if any, the Lessee shall surrender the Demised Premises to the Lessor in the same condition as received, free of hazardous materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Demised Premises, and released of any hazardous materials clearances that may be in effect at the time, broom clean, ordinary wear and tear excepted.

23.2.

The Lessee shall immediately return to the Lessor all keys and/or access cards (if any provided) to the Project, or all or any portion of the Demised Premises furnished to or otherwise procured by the Lessee. If any such access card or key is lost, the Lessee shall pay to the Lessor, at the Lessor’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Lessee’s property, alterations and property not so removed by the Lessee as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by the Lessor at the Lessee’s expense, and the Lessee waives all claims against the Lessor for any damages resulting from the Lessor’s retention and/or disposition of such property. All obligations of the Lessee hereunder not fully performed as of the termination of the Initial Term or the Renewal Term, if any, shall survive the expiration or earlier termination of the Initial Term or the Renewal Term, if any, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Demised Premises.

23.3.

In the event the Lessee fails to vacate the Demised Premises on expiry or earlier termination of the lease, the Lessee will be liable to pay compensation equivalent to 200% (two hundred percent) of the Rent and the Maintenance Charges for unauthorized use / possession of the Demised Premises. This right is without prejudice to the right of the Lessor to evict the Lessee and to deal with the Demised Premises. In such event of the Lessee failing to vacate the Demised Premises on expiry or earlier termination of the lease, the Lessee shall be responsible for all actual and direct damages suffered by the Lessor resulting therefrom. Nothing in this Clause shall be construed to grant the Lessee any right to use and/or occupy the Demised Premises after expiration or termination of this Agreement and the Lease Deed.

24.	FORCE MAJEURE

24.1.	“Force Majeure” shall mean any event or circumstance or a combination of events or circumstances, which satisfies any of the following conditions:

(a)	materially and adversely affects the performance of an obligation; or
(b)	is beyond the control of the affected Party and includes (without limitation), the following events and/or circumstances:
i.	war, (whether declared or undeclared), invasion, armed conflict or act of foreign enemy in each case involving or affecting India;
ii.	revolution, riot, insurrection or other civil commotion, act of terrorism or sabotage;
iii.	strikes, industrial disputes and/or lockouts directly affecting the Demised Premises, provided it is not a strike of the employees or contractors of the Lessor for actions caused by the Lessor;
iv.	change in governmental policy or Applicable Laws directly affecting the Demised Premises;
v.

acts of God or events beyond the reasonable control of the affected Party which could not reasonably have been expected, including any effect of the natural elements, including lightning, fire, earthquake, unprecedented rains, landslide, subsidence, flood, storm, cyclone, epidemics or plagues or any other similar effect; and

vi.

any judgment or order of any court of competent jurisdiction or statutory authority in India made against the Parties in any proceedings to comply with any Applicable Laws or on account of breach thereof (other than arising as a result of a breach of the relevant Party’s obligations hereunder);

vii.	breach by any of the contractors engaged for the Lessor’s Work, of their obligations under such contracts, for reasons which are not attributable to the Lessor; and

viii.	delays in the issuance of any permits or approval of any kind required to be obtained by Lessor in connection with the Lessor’s Work, for reasons not attributable to the Lessor.

24.2.

If the performance by either Party of any of its obligations under this Agreement or the Lease Deed is prevented, restricted or interfered with by reason of Force Majeure, then such Party shall be excused from such performance to the extent of such prevention, restriction or interference, provided that such Party shall use reasonable efforts to avoid or remove such cause of non-performance and shall continue performance hereunder whenever such causes are removed.

24.3.

If, at any time during the Lease Term the Project or the Demised Premises are damaged or destroyed by a Force Majeure event, the affected Party shall notify the other Party within 5 (five) days after discovery of such occurrence. The Lessor shall thereafter notify the Lessee within 15 (fifteen) days from the date of the notification of the occurrence of a Force Majeure event as to the amount of time the Lessor reasonably estimates it will take to restore the Project or the Demised Premises.

24.4.

If, due to any Force Majeure event, the damage or destruction caused to the Demised Premises continues beyond a period of aforesaid 15 (fifteen) days, there being no default on the part of the Lessee, the Lessee shall not be required to make payment of the Base Rent, Open Area Rent and Maintenance Charges or such portion thereof from 7 (seven) days from the date of the occurrence of the Force Majeure till the date that the Demised Premises is substantially restored to the condition as delivered by the Lessor to the Lessee for its Permitted Use. During the period of repair and restoration, if the Lessee is unable to use the entire extent of the Demised Premises, the obligation to pay the Base Rent, Open Area Rent and Maintenance Charges, shall stand suspended until the Demised Premises is substantially restored as stated above. Provided that if the Lessee is prevented from using only a portion of the Demised Premises actually affected by the Force Majeure event, the suspension of the Base Rent, Open Area Rent and Maintenance Charges shall be proportionate to the area affected. For avoidance of doubt, it is clarified that any abatement of Rent under this Clause shall not include the Rent, Maintenance Charges and other charges due and payable by the Lessee till such date. Further, it is agreed that the Lessee shall be required to pay Improvement Rent and Utility Charges. In addition to termination rights under Clause 22 above (during the Lease Term), in the event the Lessee is not able to make Permitted Use of the Demised Premises even 12 (twelve) months after the date of approvals to reenter and/or reconstruct the Demised Premises, the Lessee will be entitled to terminate the Lease Deed. It is clarified that if the termination occurs under this Cause 24.4, during the Lock-in Period, the Lessee shall not be liable to pay the Rent or any other charges or liquidated damages for the unexpired portion of the Lock-in Period.

24.5.

The Lessor shall, upon any destruction caused to the Demised Premises due to the occurrence of a Force Majeure event, promptly restore the Demised Premises, subject to delays arising due to (i) insurance claims related investigations; or (ii) any prohibition, either by the insurers or the appropriate Governmental Authority, on entering and restoring the Demised Premises or (iii) for securing license, clearance or other authorization of any kind required issued by any Governmental Authority to enter into and restore the Demised Premises.

24.6.	The Party invoking the Force Majeure shall immediately notify the other party of any Force Majeure event.

25.	HARD OPTION

25.1.

The Lessor shall reserve for the Lessee at no cost to the Lessee the Additional Space identified and earmarked in the attached Master Plan for second plant (“TPI Plant 2”). The Lessee shall have the right to exercise its option to take on lease Additional Space to build Additional Building at any time before the Handover Date to require the Lessor to develop the Additional Building and take on lease the Additional Building and Additional Space.

25.2.

Additionally, Lessee shall have the right to extend the option period on the Additional Space for an additional 12 (twelve) months from the Handover Date by making a deposit equal to Rs 35,617,750/- (Rupees Three Crores Fifty Six Lakhs Seventeen Thousand Seven Hundred Fifty) to the Lessor. If Lessee fails to exercise the option on the Additional Space during this additional 12 (twelve) month period the deposit shall be forfeited to the Lessor. If Lessee does exercise their option for the Additional Space and Additional Building within the additional 12 (twelve) month period, the Lessor will be required to develop the Additional Building and Lessee shall take on lease the Additional Building and Additional Space. Upon rent commencement of the Additional Space and Additional Building, the Rs 35,617,750/- (Rupees Three Crores Fifty Six Lakhs Seventeen Thousand Seven Hundred Fifty) deposit will be equally applied in first forty-eight (48) equated monthly installments towards rent and the Lessee shall pay to the Lessor the remaining portion of the rent after such adjustment.

25.3.

Within 7 (seven) days of the Lessee exercising the option, the Parties shall execute a separate agreement to lease (“Additional Space Agreement”) in respect of the Additional Space. The terms and conditions of lease of the Additional Space shall be the same as applicable to the Demised Premises at the time of execution of the Additional Space Agreement including the rent and Maintenance Charges provided there is no deviation in the Warm Shell Specifications. The rent for the improvements to be provided at the Additional Building will be based on the value of the improvements provided in the Additional Space. The lease for the Additional Space shall be co-extensive and co-terminus with the lease for the Demised Premises.

26.	CONFIDENTIALITY

26.1.

The Parties agree to keep the terms and conditions of this Agreement and all related documents confidential. Provided that nothing contained above shall apply to any disclosure: (i) for the purpose of giving effect to the terms and conditions of this Agreement or related documents, or (ii) in the course of the exercise or observance by the Parties of their respective rights and obligations under this Agreement or related documents, or (iii) pursuant to the requirements of any Law, or (iv) pursuant to the legitimate request of any regulatory, statutory or judicial authority; or (v) by the Parties to their respective legal advisors or counsel, or (vi) any filing of this Agreement (or portion thereof) with the United States Securities and Exchange Commission, or (vii) potential lenders to the Lessor and/or the Lessee.

27.	GOVERNING LAW, JURISDICTION AND DISPUTE RESOLUTION

27.1.

The provisions of this Agreement shall, in all respects, be governed by, and construed in accordance with the laws of India. Subject to Clauses 27.2 and 27.3 below, each Party agrees that the courts at Chennai shall have exclusive supervisory jurisdiction in relation to this Agreement.

27.2.

If any dispute arises amongst Parties hereto during the subsistence of this Agreement or thereafter, in connection with the validity, interpretation, implementation or alleged material breach of any provision of this Agreement or regarding a question, including the questions as to whether the termination of this Agreement has been legitimate, the Parties shall endeavour to settle such dispute amicably.

27.3.

In the case of failure by the Parties to resolve the dispute in the manner set out above within 30 (thirty) days from the date when a dispute is notified by one Party to the others, the dispute shall be referred to and finally resolved by arbitration under the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one arbitrator appointed in accordance with the SIAC Rules. The seat, or legal place, of arbitration and venue of the arbitration shall be Mumbai, India. The language to be used in the arbitration shall be English.

27.4.	The arbitral tribunal's award shall be substantiated in writing and the Parties shall submit to the arbitral tribunal’s award which shall be enforceable in any competent court of law.

28.	COSTS AND STAMP DUTY

28.1.

The cost of stamp duty and other incidental expenses in connection with this Agreement and any amendment thereof shall be borne by Lessee. The cost of stamp duty, registration charges and other incidental expenses in connection with execution and registration of the Lease Deed and any amendments thereof shall be borne by Lessee. The Lessor shall provide all assistance required by the Lessee and endeavour to and facilitate the registration of the Lease Deed in whatever manner possible. This Agreement and Lease Deed shall be executed in duplicate, and the original Agreement and Lease Deed shall be with the Lessee and the duplicate Agreement and Lease Deed shall be with the Lessor.

28.2.	Each Party shall bear its own legal and other costs with respect to this Agreement and the Lease Deed.

29.	NOTICES

29.1.

Any notice and other communications provided for in this Agreement shall be in writing and shall be first transmitted by facsimile transmission/ electronic transmission, and then confirmed by postage, prepaid registered airmail or by internationally recognised courier service, in the manner as elected by the Party giving such notice to the following addresses:

(a)	In the case of notices to the Lessor:

Address	:	Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113
Attention	:	Mr Aloke Bhuniya, Chief Executive Officer
Telephone	:	022 62212400
Email	:	legal@ascendas-firstspace.com

(b)	In the case of notices to the Lessee:

Address	:	C/o TPI Composites, Inc. 8501 N. Scottsdale Road, Suite 100 Scottsdale, AZ USA 85253
Attention	:	General Counsel and Chief Financial Officer
Telephone	:	(480) 305-8910
Email: Attention: Telephone: Email:		sfishbach@tpicomposites.com Chief Financial Officer (480) 305-8922 bsiwek@tpicomposites.com

Copy of the notice shall be marked to:

Khaitan & Co LLP

Simal, 7/1, Ulsoor Road, Bangalore 560 042, Karnataka, India.

Attn: Rashmi Deshpande

Email: rashmi.deshpande@khaitanco.com

CBRE

Attn: Christian Perez Giese

Email: christian.perezgiese@cbre.com

29.2.

All notices shall be deemed to have been validly given on (i) the business date immediately after the date of transmission with confirmed answer back, if transmitted by facsimile transmission, or (ii) the business day after the date of sending, if transmitted by courier or registered post.

29.3.

The Parties may, from time to time, change their address or representative for receipt of notices provided for in this Agreement by giving to the other Party not less than 30 (thirty) days prior written notice.

30.	MISCELLANEOUS

30.1.

Limitation of Liability: Any reference to any losses, damage, claims, compensation, indemnity etc., to be payable by one Party to the other Party, shall not include any incidental, consequential, penal, exemplary or like damages, or any direct or indirect loss of profits or any claim for loss of opportunity or any action in tort even if advised of the possibility of such claims.

30.2.

Reservation of Rights: No forbearance, indulgence, relaxation or inaction by any Party at any time to require performance of any of the provisions of this Agreement shall in any way affect, diminish or prejudice the right of that Party to require performance of that provision.  Any waiver or acquiescence by any Party of any breach of any of the provisions of this Agreement shall not be construed as a waiver or acquiescence of any right under or arising out of this Agreement or of the subsequent breach, or acquiescence to or recognition of rights other than as expressly stipulated in this Agreement.

30.3.

Severability: The Parties agree that the covenants, obligations and restrictions in this Agreement are reasonable in all circumstances.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, (i) such provision shall be fully severable; (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof;

(iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance here from; and (iv) in lieu of such illegal, invalid, or unenforceable provision, there shall be added a legal valid and enforceable provision as similar in terms and effect to such illegal, invalid or unenforceable provision as may be possible.

30.4.	Amendments: No modification or amendment to this Agreement and no waiver of any of the terms or conditions hereto shall be valid or binding unless made in writing and duly executed by the Parties.

30.5.

Entirety: This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof to the exclusion of all other understandings and assurances, either written or oral between the Parties including the LOI. The Recitals, Schedules and Annexures shall be deemed to form a part of the body of the Agreement and shall be binding and enforceable.

30.6.

Specific Performance: In the event that a Party commits a default of the terms of this Agreement then, the non-defaulting Parties shall be entitled to such remedies, including remedies by way of damages and/or specific performance, as may be permitted under Applicable Laws, in addition to its rights and remedies under this Agreement.

30.7.	Anti-Corruption:

30.7.1.

The Parties agree and confirm that, in connection with the proposed transaction contemplated by this Agreement, the Parties will comply with all Anti-Corruption Laws and not otherwise take any steps that would subject the Parties, its Affiliates or any of their respective representatives to any civil or criminal penalties or loss of benefits. Each of the Lessor and the Lessee represents and warrants that neither the Party nor any director, partner or officer associated with or acting on behalf of the Party has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic Government Official or employee from corporate funds; or violated or is in violation of any provision of the Anti-Corruption Laws.

30.7.2.	The Parties will not:

(a)

pay, promise to pay or authorize the payment of any money or anything of value (including, without limitation, any gifts, entertainment or travel), directly or indirectly, to any person for the purpose of or where there is a reasonable likelihood of (i) inducing such person to perform improperly, or fail to perform, his or her function, (ii) securing an improper advantage, or (iii) inducing such person to use his or her influence to affect or influence any act or decision. The Parties acknowledge that the prohibitions in this Clause include any situation in which the person making the payment knows, believes or is aware of a reasonable likelihood that the person receiving the payment will pass the payment through, in whole or in part, to any person for any of the foregoing prohibited purposes.

(b)

retain any Government Official, or any person whose immediate family member is a Government Official, in an official or unofficial capacity, to perform any service for the Parties or their respective Affiliates in relation to the transaction contemplated in this Agreement; and

(c)

pay or commit to pay anything of value directly to or indirectly for the benefit of (including, without limitation, in cases in which there is a reasonable likelihood that the person receiving the payment will pass the payment through to) any Government Official.

30.7.3.	The Parties further agree and confirm that to the best of their respective knowledge neither the Parties nor any of its’s officers, employees or persons associated with it:

(a)	has been convicted of any offence involving the Anti-corruption Laws;

(b)

is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence under the Anti-corruption Laws; or

(c)

has been or is listed by any government agency as being debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for participation in government procurement programs or other government contracts.

30.7.4.

The Parties will promptly notify the other Party if, at any time during the term of this Agreement, the Parties breach any portion of this Clause or the Parties would not be able to repeat the confirmations made in this Clause at the relevant time.

30.8.

Anti-Money Laundering Laws: Each of the Lessor and the Lessee represent that their respective operations is and has been conducted at all times in compliance with Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lessee with respect to Anti-Money Laundering Laws is pending and no such actions, suits or proceedings are threatened or contemplated.

30.9.	Whistle Blowing:

(a)

Lessor believes in the conduct of the affairs of its constituents in a fair and transparent manner by adopting highest standards of professionalism, honesty, integrity and ethical behaviour. Anyone aggrieved or coming to know of an alleged act that constitutes an improper or unethical activity or conduct by any of our employees can report the same for further investigation and inquiry using the following whistleblowing channels:

Mr. Ammaiappan J.

Head-Legal, Ascendas Singbridge Pte. Ltd.

ammaiappan.j@ascendas-singbridge.com

(b)

All reports received in this whistleblowing channel will be received and will be handled confidentially, to the extent permitted by law and consistent with Lessor’s requirements to investigate and address the reported conduct.

(c)

However, upon investigation, if a complaint is found to be frivolous or made with unsubstantiated allegations, the complainant and/or its associate companies / firms may be banned by Lessor or its affiliates for a limited period of time at the discretion of Lessor.

30.10.

Relationship between Parties: Nothing contained in this Agreement shall be deemed or construed by the Parties or by any third part or court to create a relationship of principal and agent or employer and employee or of partnership or of joint venture or of any association between the Lessor and the Lessee, save and except that of landlord and tenant.

30.11.

Time: The Parties agree that time is of the essence in the performance of the Parties’ respective obligations. If any time period specified herein is extended in writing by the Parties, such extended time shall also be of the essence;

30.12.

Survival: The provisions of Clauses, 1 (Definitions and Interpretations), 20 (Indemnity), 26 (Confidentiality), 27 (Governing Law, Jurisdiction and Dispute Resolution), 29 (Notices) and 30 (Miscellaneous) and any other provision intended to survive to give effect to the provisions of this Agreement shall survive the expiry or termination of this Agreement.

[The remainder of the page is intentionally left blank for the signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement to Lease as of the date first written above

SIGNED and DELIVERED for and on behalf of the LESSOR

AARUSH (PHASE III) LOGISTICS PARKS PRIVATE LIMITED
/s/ Navin Kumar
Authorised Signatory Name: Mr Navin Kumar Designation: Authorised Signatory
AARUSH (PHASE IV) LOGISTICS PARKS PRIVATE LIMITED
/s/ Navin Kumar
Authorised Signatory Name: Mr Navin Kumar Designation: Authorised Signatory
AARUSH (PHASE V) LOGISTICS PARKS PRIVATE LIMITED
/s/ Navin Kumar
Authorised Signatory Name: Mr Navin Kumar Designation: Authorised Signatory

SIGNED and DELIVERED for and on behalf of the CONFIRMING PARTIES

AARUSH LOGISTICS PARKS PRIVATE LIMITED
/s/ Navin Kumar
Authorised Signatory Name: Mr Navin Kumar Designation: Authorised Signatory
AARUSH (PHASE II) LOGISTICS PARKS PRIVATE LIMITED
/s/ Navin Kumar
Authorised Signatory Name: Mr Navin Kumar Designation: Authorised Signatory

SIGNED and DELIVERED for and on behalf of the LESSEE

PROSPECT ONE MANUFACTURING LLP

/s/ Bhupesh Chhajer
Authorised Signatory
Name: Mr Bhupesh Chhajer
Designation: Authorised Signatory

WITNESSES
In the presence of: Name: Address:	In the presence of: Name: Address:

SCHEDULE A – DESCRIPTION OF THE SCHEDULE LAND

All that piece and parcel of the vacant land totally measuring approximately 41 acres (as per the Field Measurement Book), as shown in the plan and shaded in blue color in Annexure 2 (Sketch of Schedule Land), situated at comprised in Survey Nos 232/2A1, 2A2(part), 234/1, 2, 3(full), 4 to 11 (part), 12 to 17(full), 235/1 to 11(full), 236/1&2(full), 237/1(full), 239/1&2(full), 240/1A, 1B, 1C & 1D(full) of Mettupalayam Village, Sriperumbudur Taluk, Kancheepuram District and lands bearing Survey Nos  270/4&5(part), 7&8(full), 271/2A, 2B & 2C(part), 272/1A, 1B, 1C, 1D, 1E & 2(full), 273/4(full), 275/1 to 4(full), 276(full), 277/1&2(full), 278/1 to 3(full), 279/1(full) situated at Echoor Village, Sriperumbudur Taluk, Kancheepuram District, Chennai, Tamil Nadu, India. The Schedule Land is bounded as follows:

North by	Aarush Logistics Park Land
South by	Echoor – Mettupalayam Village Road
East by	Aarush Logistics Park-15m Spine Road
West by	Neighbor’s Land

SCHEDULE B – DESCRIPTION OF THE BUILDING

1.1 Factory Block	Usage : Industrial

Areas: This building contains

1)    5 Bays (Finishing Bay 1 + Molding Bay 1 + Molding Bay 2 + Molding Bay 3 + Finishing Bay 2 + Production Passage)

2)    Raw Material Warehouse, Glass Cutting, Buffer Stock, Tool Crib and Others, DOB, Locker Area (M&F), Lobby, Back Office with rest room arrangements, Passenger Lift Core 1 No

3)    Mezzanine – Dining & Wash Area, Office & QA Lab

Building Parameters
Type	Multi-Span
Width (m)	200m Centerline to Centerline of Steel Column
Length (m)	295m Centerline to Centerline of Steel Column
Clear Height (m) – Eave	13.0m
Width Module (m)	5 @ 40m centerline of Steel Column
Roof Slope	4Deg. Subject to final design
Bay Spacing (m)	10m
Mezzanine	35m x 80m (load carrying capacity – 500 kg/sqm)
Gable end expansion	Provision to Expand on West Side towards Maneuvering Area
Block Masonry Wall Height (Periphery)	3.6m (all around)
Fire Separation Wall	Full Height Wall between Production Block and Mezzanine Block @35m from East to West
Flooring	5T/Sqm non FM2 flooring on Production & FM2 standard on Raw Material warehouse – Min, 200mm thickness, hardener & polishing
Crane Loads	20MT crane – Max 24 Nos distribution across all 5 bays
Finished Floor Height (FFL)	750mm above internal road level
Crane Hook Clear Height	10m from FFL
AHU Provisions	For molding bays AHU’s are positioned @ the ridge level – 500 kg/sqm on platform locations and walkway for accessing AHU rooms Access Ladder & Good Lift Provision for accessing roof
Design Loads: As per FM recommendation
Design Live Load (kN/m2) on roof	1.0 (20 Psf) – as per FM recommendation
Design Live Load (kN/m2) on frame	1.0 (20 Psf) – as per FM recommendation
Wind Speed (mph)	55 m/sec (123 mph) – as per FM recommendation
Roof & Wall Insulation	FM Approved Insulation Material
Earthquake Zone	Zone 3
Additional Collateral Load (kN/m2)	0.15KN/Sqm for purlin 0.35KN/Sqm for rafter

1.2 Utility Block

1)   Type of Structure: RCC Framed Structure (as per IS code)

2)    Building Height: 5m clear Electrical Room (( G + 1) & Vacuum Pump Room – Double Height, 10m clear height

3)   Other Utility Buildings 5m clear, single story

1.3 Haz-Mat Room	1) Type of Structure : RCC Framed Structure (as per IS code) 2) Building Height – 7.5m clear
1.4 Security Block	1) Type of Structure RCC Framed Structure (as per IS code) 2) Building Height – 4.5m clear
1.5 Waste Storage Room	1) Asphalting with Chain Link Fence & Gate Arrangement

SCHEDULE C – TIMELINES SCHEDULE

Project Timelines
Sr.No	Particulars	End Date
1	ATL & Deposit	02-02-2019
2	Approval for Design & Detailed Engineering	24-01-2019
3	Approvals	24-05-2019
4	Tender Process & Award of Contract	01-06-2019
5	Infra, Building, Utilities Construction
	-Infra Development	31-12-2019
	-Blade Shop	15-01-2020
	-Utility Buildings	31-12-2019
	-Blade Storage Area	15-01-2020
	-Open Areas	15-03-2020
6	-Handing Over – Ref Schedule – F	15-01-2020
7	-Substantial Completion	15-03-2020

SCHEDULE D – WARM SHELL SPECIFICATIONS

Production Block
A	General
1	Clear Height @ Eaves	13.0m
2	Frame Type - PEB	Rigid Frame – multi span – Bay Width – 40m c/c
3	Gable Type - PEB	Single
4	Gutters & Downspouts	0.5mm TCT silicon modified polyester colour coated galvalume sheet of minimum 0.5mm thick 275 gsm galvanized sheet
5	Roofing Material	Metal Panels - 0.55mm thick - standing seam – non FM stanard
6		Profiled, TCT plain single skin galvalume : colour bare galvalume
7	Roof Slope	As per design
8	Wall Panel	Metal Panels - 0.50mm thick non FM
9		Profiled, pre-coated steel wall panels, trapezoidal type, colored profile sheet
10	Roof & Wall Light Panels	On roof : None On wall : as per design
11	Roof Insulation	50mm thick rock wool insulation with support. Aluminium foil over GI wire mesh @ bottom, density of wool should be 48 Kg / Sqm – FM Approved Material
12	Wall Insulation	50mm thick rock wool insulation with support. Aluminium foil over GI wire mesh @ bottom, density of wool should be 48 Kg / Sqm – FM Approve Material
13	Docking Type	Internal docking
14	Canopy Depth	5.0m wide
15	Canopy Height - Top of Apron	5.5m (or) as per final design
16	Canopy Slope	as per design
17	Mezzanine Structure For Office	5.0m clear height from FFL (as per TPI requirement) with services
18	Mezzanine Load For Office Use	500 Kg / Sqm ( Metal Deck Sheeting with concrete finish - average 150mm thickness)
19	Roof Access Ladder	Considered
B	PEB DESIGN PARAMETERS
	Design Code	IS
	Live Load	0.75KN/sqm
	Mezzanine floor load	5.0 KN/sqm
	Collateral load on rafter	0.35 KN/sqm
	Collateral load on purlin	0.15 KN/sqm
	Basic wind load	50m / sec
	Seismic Zone	III
	Importance Factor & Response reduction factor	1 & 4
	Crane loads on structure & foundation	For 20T crane design
	Building Floor Height	750mm from internal road level , Varying from 0.00 to 750mm matching with internal road level
Type of Flooring

VDF with jointed screed concrete (Spec : 375mm non plasticity soil fill + 200mm WMM + HDPE 300 micron vapour barrier sheet + 200mm thick M25 grade concrete with steel bars or steel fibres + Floor Dry Shake Hardener 4 to 5 Kg  / Sqm)

	Slab Load	5 ton per sqm UDL
	Flatness of Floor	Spec to follow : Polished floor
	Slab Sealer / Hardener	MM80 / FOSROC / SIKA / BASF
	Floor Joint Sealant	Construction / Contraction / Isolation / Expansion Joints as per Industrial Flooring Standards.

	Anti-Termite Treatment	Considered
	Cable Trenches on flooring	Considered & locations to be finalized – Tentative – 1820 Rmt
C	Perimeter Wall & Inner Walls
	Perimeter Hard Wall	Hard Wall
	Perimeter Hard Wall Height	3.6m
	Perimeter Hard Wall Material	200mm thick Solid block wall, plastered on both sides and painted
D	Doors & Windows
	Rolling Shutters- plant & maneuvering area	7.32m x 7.32m - 4 Nos
	Rolling shutter Width (Other Areas)	4.0m
	Drive-In Doors	Sliding doors
	Fire Escape Doors	2 Hrs fire rated Hot Pressed Metal Door with standard accessories - minimum size - 0.9m x 2.1m and compliant with codes
E	Dock Equipment
	Dock Pit- Nos	5
	Dock guards/bumpers	Considered of Gandhi Automation / Maini or similar make
F	Paint & Finishes
	Steel, Flashings, Doors and Frames	Finish with a grey white (Ral 9002) painting will be added to the indoor side.
	Exterior Wall For Office Entrance	Exterior grade emulsion paint.
	Interior Building Painting For Toilet Block	One coat of primer plus 2 coats of emulsion.
	Finish to primary members for steel building structural members	Surface preparation plus one coat of primer plus one coat of enamel paint.
	Lightning arrestor	As per statuary requirement
G	Paint, Finishes & Improvements
	Toilet Cubicle ( Male / Female)	Design as per NBC ( local code)
- Vitrified Tiles as per architect design
- Standard UPVC pipes for water / waste water lines
- Standard sanitary fixtures (Jaguar / Parryware / Hindware)
	Office Elevation- Treatment	16.0m wide
	Total Nos. of Office Entries	1
	Elevation Treatment	ACP & Glazing as per design
H	Open Areas
	Manoeuvre Area- Access to production areas	RCC, as per design.
	Hard paved blade storage area	Hard Paved, as per design.
I	Common Areas
	Fencing & Gates	1.8m heigh barbed wire fencing with intermittent pipe support
	Gate House	RCC Building as per design
	Roads, circulation areas	Asphalt road as per design
	Storm Water Drainage Network	RCC storm water drainage system as per slope
	STP	Common STP
	Domestic water supply	Water supply from bore well supply
	Fire water supply	Common Fire Water Tank – FM Compliance

SCHEDULE E – LESSEE IMPROVEMENTS

Lessee Improvements
A	PEB Parameters
1	Design Code	FM
	Live Load	1.0 KN/sqm
	Basic wind load	55m / sec
	Crane girders & brackets	To Carry a load of 20T of 24 cranes across all 5 bays
	Roof Insulation (FM Approved)	50mm thick rock wool insulation with support. Aluminium foil over GI wire mesh @ bottom, density of wool should be 48 Kg / Sqm
	Wall Insulation (FM Approved)	50mm thick rock wool insulation with support. Aluminium foil over GI wire mesh @ bottom, density of wool should be 48 Kg / Sqm
	Lift Core	Civil works connected with this work
B	Fire Fighting System
	Fire Hydrant System, Sprinkler System, Smoke Detectors, Fire Alarm, Etc.,	Basic Design code : National Building Code (NBC) -2016 – PART IV & for sprinkler demand - FM3-26 & FM8-9
	Fire Fighting System	FM Global
C	Electrical System
	10.5MVA to 12 MVA Power	Incoming & distribution, infrastructure & approvals
	Electrical System, including lighting in production, storage & office, open storage areas and distribution for utilities	As per design complete with sub main distribution boards and its components i.e. breakers, fuses etc.
	DG Set	As per requirement
	UPS System – 800 KVA	As per requirement
	Power Connection	Development & Liasoning
D	HVAC System
	Air conditioning system	As per design. Includes all operation areas hazardous storage, waste storage, paint kitchen, WC areas, and HVAC room (as per space list)
	Additional HVAC support for Paint Booths	As per design of Paint booth supplier
	AHU Provisions	For molding bays AHU’s are positioned @ the ridge level – 500 kg/sqm on platform locations and walkway for accessing AHU rooms Access Ladder & Good Lift Provision for accessing roof
E	CCTV & Security System	As per design
Office Interior
	Office interior, including partition, floor, walls etc.	Office interiors. HVAC for office included in A.11, excluding office furniture’s.
G	Additional Buildings
	Hazardous Store – 525 sq mt	RCC Building as per design
	Waste storage area – 975 sq mt	Asphalt floor Surface with MS Fence along periphery for an height of 1.8m, as per statuary requirements
	Utility Block- 2540 sq mt	RCC Building as per design
H	Others
	Joineries / Light Fixtures / Other Equipment’s	Additional Rolling Shutters, Trenches, Fire Wall, Dock Levellers, Lighting of 600 & 800 Lux

SCHEDULE F – HANDOVER CONDITION

1)	Date of Handing Over: 15th January, 2020
2)

Permanent power for facility however MB1 and FB1 infra complete with sub-distribution to site panels shall be fully ready (up and running), subject to TPI application submission on or before 01.03.2019 along with initial deposit.

3)	MB1 & FB1 Structural column bracket and gantry girder to be ready by 15-09-2019 to commence rail work and other ancillary works to have crane operational by 15-12-2019.
4)

Vacuum Pipework and Automation (MB1 and MB2) vacuum pumps rooms shall be ready to install pumps before and pump electrical panels 4.Compressed air pipework for all machinery, dust collection areas, compressors themselves - up and running, to achieve this milestone the subject utility block shall be partly made ready by AFS on or before 30.09.2019.

5)	MB1 & MB2 Full trenches to be made ready by on or before 15.11.2019
6)	Roof Closure and 3 sides closure (full)
7)	Lighting fixtures functional at MB1-FB1
8)	Floor concrete and trenches
9)	Sprinkler pipeline tested only.
10)	A temporary office space for at least 80 people and lunch space for 200 people
11)	Glass kitting at least infra for 2 machines (eastman glass cutting machines) and jib cranes. (including ups cabling, power and pressurized air to each machine) – Full Functional condition
12)	Partial completion of HVAC system for production areas, glass cutting and warehouse and Haz-Mat storage).
13)	Utility Building – 100% completion
14)	TPI-3rd Party schedule dated 24th January, 2019 (which is attached hereto) deadlines to be aligned
15)	AFS to support and work along with TPI team for installing 1st mold by 1st January, 2020

SCHEDULE G – DESCRIPTION OF THE MAINTENANCE SERVICES

COMMON AREA MAINTENANCE SCOPE

Aarush Logistics Park Private Limited, is responsible for maintenance and upkeep of common area and maintenance of all items built as common park infrastructure and the charges for the same is classified as ‘CAM Charges’. CAM Charges shall include among other things the following:

1.	Costs incurred towards maintenance of all common areas including but not limited to:

a.	Boundary Wall, Security Rooms, Security Gates, Boom Barriers and other security systems
b.	Roads, Pavements and Road Furniture
c.	Common Parking
d.	Lawns and Landscape
e.	Fire Tank & Fire System will be maintained in compliance with FM standards
f.	Water Distribution System
g.	Sewage Treatment Plant (STP) System
h.	Electrical Systems- Park Infrastructure
i.	Street Lighting
j.	Common Telecom and Telecommunication System
k.	Drainage System
l.	Common Restrooms
m.	Advertising and Signage for the Park
n.	CCTV
o.	Solid Waste Disposal

2.	Costs incurred towards operations and upkeep of the common areas, operation of plant and machinery required for the park including but not limited to:

a.	Security systems including guards and other systems deployed for the same
b.	Electricity and consumables for operation of Street Lights, STP Systems, Water Systems, Fire Systems, Solar Systems,
c.	Landscaping
d.	General cleanliness and upkeep

SCHEDULE H – RENTAL SCHEDULE

FOR BASE RENT
Lease Term (from Rent Commencement Date)	Leasable Area of the Building	Base Rent Per Square Feet Per Month (In INR)	Base Rent Per Month (In INR)	GST* @ 18% (In INR)	Total Base Rent Per Month (In INR)	Escalation Rate
Year 1	7 ,76,280.00	21.30	1,65,34,764.00	29,76,257.52	1,95,11,021.52	NIL
Year 2	7 ,76,280.00	22.26	1,72,78,828.38	31,10,189.11	2,03,89,017.49	4.50%
Year 3	7 ,76,280.00	23.26	1,80,56,375.66	32,50,147.62	2,13,06,523.28	4.50%
Year 4	7 ,76,280.00	24.31	1,88,68,912.56	33,96,404.26	2,22,65,316.82	4.50%
Year 5	7 ,76,280.00	25.40	1,97,18,013.63	35,49,242.45	2,32,67,256.08	4.50%
Year 6	7 ,76,280.00	26.54	2,06,05,324.24	37,08,958.36	2,43,14,282.60	4.50%
Year 7	7 ,76,280.00	27.74	2,15,32,563.83	38,75,861.49	2,54,08,425.32	4.50%
Year 8	7 ,76,280.00	28.99	2,25,01,529.20	40,50,275.26	2,65,51,804.46	4.50%
Year 9	7 ,76,280.00	30.29	2,35,14,098.02	42,32,537.64	2,77,46,635.66	4.50%
Year 10	7 ,76,280.00	31.65	2,45,72,232.43	44,23,001.84	2,89,95,234.27	4.50%

FOR OPEN AREA RENT
Leasable Area of the Open Area	Open Area Rent Per Square Feet Per Month (In INR)	Open Area Rent Per Month (In INR)	GST @ 18% (In INR)	Total Open Area Rent Per Month (In INR)	Escalation Rate
7,75,095.00	7.30	56,58,193.50	10,18,474.83	66,76,668.33	Nil
7,75,095.00	7.63	59,12,812.21	10,64,306.20	69,77,118.40	4.50%
7,75,095.00	7.97	61,78,888.76	11,12,199.98	72,91,088.73	4.50%
7,75,095.00	8.33	64,56,938.75	11,62,248.98	76,19,187.73	4.50%
7,75,095.00	8.71	67,47,500.99	12,14,550.18	79,62,051.17	4.50%
7,75,095.00	9.10	70,51,138.54	12,69,204.94	83,20,343.48	4.50%
7,75,095.00	9.51	73,68,439.77	13,26,319.16	86,94,758.93	4.50%
7,75,095.00	9.93	77,00,019.56	13,86,003.52	90,86,023.08	4.50%
7,75,095.00	10.38	80,46,520.44	14,48,373.68	94,94,894.12	4.50%
7,75,095.00	10.85	84,08,613.86	15,13,550.50	99,22,164.36	4.50%

FOR IMPROVEMENT RENT ESTIMATED
Leasable Area of the Open Area	Open Area Rent Per Square Feet Per Month (In INR)	Open Area Rent Per Month (In INR)	GST @ 18% (In INR)	Total Open Area Rent Per Month (In INR)	Escalation Rate
7,76,280.00	19.70	1,52,92,716.00	27,52,688.88	1,80,45,404.88	Nil
7,76,280.00	20.59	1,59,80,888.22	28,76,559.88	1,88,57,448.10	4.50%
7,76,280.00	21.51	1,67,00,028.19	30,06,005.07	1,97,06,033.26	4.50%
7,76,280.00	22.48	1,74,51,529.46	31,41,275.30	2,05,92,804.76	4.50%
7,76,280.00	23.49	1,82,36,848.28	32,82,632.69	2,15,19,480.98	4.50%
7,76,280.00	24.55	1,90,57,506.46	34,30,351.16	2,24,87,857.62	4.50%
7,76,280.00	25.65	1,99,15,094.25	35,84,716.96	2,34,99,811.21	4.50%
7,76,280.00	26.81	2,08,11,273.49	37,46,029.23	2,45,57,302.72	4.50%
7,76,280.00	28.02	2,17,47,780.80	39,14,600.54	2,56,62,381.34	4.50%
7,76,280.00	29.28	2,27,26,430.93	40,90,757.57	2,68,17,188.50	4.50%

SCHEDULE I – ADDITIONAL SPACE

[Attached separately]

ANNEXURE 1 – MASTER PLAN OF THE PROJECT

[Attached separately]

ANNEXURE 2 – SKETCH OF THE SCHEDULE LAND

[Attached separately]

ANNEXURE 3 – DETERMINATION OF BUILT UP AREA AND LEASABLE AREA

PHASE-1 AREA STATEMENT				
Sl.No	Particulars	Length (m)	Width (m)	Area (Sqm)
A	**Production Area**			
	Production Hall #1 - Finishing	255.00	40.00	10,200.00
	Production Hall #2 - Molding	255.00	40.00	10,200.00
	Production Hall #3 - Molding	255.00	40.00	10,200.00
	Production Hall #4 - Molding	255.00	40.00	10,200.00
	Production Hall #5 - Finishing	255.00	40.00	10,200.00
	Shop floor passage	200.00	5.00	1,000.00
	Total - A			**52,000.00**
B	**Office / Locker / Warehouse Etc.,**			
	Lockers Area - GF	35.00	19.00	665.00
	Reception & Lobby - GF	35.00	7.00	245.00
	Passage - GF	35.00	5.00	175.00
	Tool Crib - GF	35.00	12.00	420.00
	Warehouse - GF	80.00	35.00	2,800.00
	Buffer Stock - GF	35.00	20.00	700.00
	Glass Cutting - GF	57.00	35.00	1,995.00
	Cafeteria and Dry Kitchen - Mezzanine	20.00	35.00	700.00
	Office Area - Mezzanine	60.00	35.00	2,100.00
	Other Operational Area			6,400.00
	Total - B			**16,200.00**
C	**Other Covered Areas**			
	Haz-Mat	35.00	15.00	525.00
	Waste Storage	39.00	25.00	975.00
	Security Building - 2 Nos - TBD			182.50
	Total - C			**1,682.50**
D	**Utilities Building - { Ground Floor + First Floor }**			
	Rest Room # 1	9.80	8.10	79.38
	First Aid Room	5.40	8.10	43.74
	Vacuum Pump Room #2	10.00	8.10	81.00
	Dust Collection #3-4	10.00	8.10	81.00
	Electrical Room #2	20.00	8.10	162.00
	AC Plant Room	10.00	8.10	81.00
	Paint Kitchen	20.00	8.10	162.00
	Spares Roon	5.00	8.10	40.50
	Compressor Room	20.00	8.10	162.00
	Rest Room # 2	9.80	8.10	79.38
	Additional Space for Rooms	5.30	8.10	42.93
	Maintenance / Facility / Spares Room	15.00	8.10	121.50
	Dust Collection #1-2	10.00	8.10	81.00
	Electrical Spare Parts Room	20.00	8.10	162.00
	Step Up & UPS Room	5.00	8.10	40.50
	Electrical Room #1	20.00	8.10	162.00
	Rest Room # 3	9.80	8.10	79.38
	Additional Space for Rooms	5.50	8.10	44.55
	Vacuum Pump Room #1	20.40	8.10	165.24
	Electrical Room #1 (First Floor)	25.00	8.10	202.50
	Electrical Room #2 (First Floor)	20.00	8.10	162.00
	Total - D			**2,235.60**
E	**Open Storage Areas**			
	Blade Storage Area			51,000.00
	Blade Maneuvering Area	200.00	90.00	18,000.00
	Parking Area - 1	100.00	24.00	2,400.00
	Parking Area - 2	38.00	16.00	608.00
	** RMG Yard & Sub-station - To be added after scheme finalization			-
	Total - E			**72,008.00**
	AREA SUMMARY			
	Chargeable BUA >>>{ A+B+C+D}			**72,118.10**
	Chargeable Open Storage Area >>>{ E}			**72,008.00**
	Chargeable BUA >>> { SQ.FT}			**7,76,280.00**
	Chargeable Open Storage Area >>> { SQ.FT}			**7,75,095.00**

ANNEXURE 4 – FINAL DRAWINGS

ANNEXURE 5 – SKETCH OF OPEN AREA

[Attached separately]

ANNEXURE 6 – AGREED FORM OF LEASE DEED

[to be stamped appropriately and registered]

LEASE DEED

BY

7.	AARUSH (PHASE III) LOGISTICS PARKS PRIVATE LIMITED (AS LESSOR 1)

8.	AARUSH (PHASE IV) LOGISTICS PARKS PRIVATE LIMITED (AS LESSOR 2)

9.	AARUSH (PHASE V) LOGISTICS PARKS PRIVATE LIMITED (AS LESSOR 3)

ALONG WITH

10.	AARUSH LOGISTICS PARKS PRIVATE LIMITED (AS CONFIRMING PARTY)

11.	AARUSH (PHASE II) LOGISTICS PARKS PRIVATE LIMITED (AS CONFIRMING PARTY)

IN FAVOUR OF

PROSPECT ONE MANUFACTURING LLP

Privileged & Confidential

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATIONS:	70
2.	GRANT OF LEASE	75
3.	HANDOVER OF THE DEMISED PREMISES	75
4.	TERM AND RENEWAL	76
5.	RENT FOR THE DEMISED PREMISES	77
6.	LESSEE IMPROVEMENTS AND IMPROVEMENT RENT	78
7.	SECURITY DEPOSIT	79
8.	REPRESENTATIONS, WARRANTIES AND COVENANTS	81
9.	USE OF THE DEMISED PREMISES	84
10.	ALTERATIONS AND REPAIRS	86
11.	MAINTENANCE	87
12.	INFRASTRUCTURE AND OTHER AMENITIES	88
13.	INSPECTION	90
14.	TAXES	90
15.	ASSIGNMENT AND SUBLETTING	90
16.	INSURANCE	91
17.	INDEMNITY	91
18.	SALE, MORTGAGE AND CHARGES	93
19.	LOCK IN AND TERMINATION	93
20.	REINSTATEMENT	94
21.	FORCE MAJEURE	95
22.	ANTI-CORRUPTION LAWS & ANTI-MONEY LAUNDERING LAWS	97
23.	GOVERNING LAW, JURISDICTION AND DISPUTE RESOLUTION	98
24.	COSTS AND STAMP DUTY	99
25.	NOTICES	99
26.	MISCELLANEOUS	41
SCHEDULE A – DESCRIPTION OF THE SCHEDULE LAND		100
SCHEDULE B – DESCRIPTION OF THE BUILDING		105
SCHEDULE C - WARM SHELL SPECIFICATIONS		106
SCHEDULE D – LESSEE IMPROVEMENTS		110
SCHEDULE E – HANDOVER CONDITION		111
SCHEDULE F – DESCRIPTION OF THE MAINTENANCE SERVICES		112
SCHEDULE G – RENTAL SCHEDULE		113
ANNEXURE 1 – MASTER PLAN OF THE PROJECT		114
ANNEXURE 2 – SKETCH OF THE SCHEDULE LAND		115
ANNEXURE 3 – SKETCH OF OPEN AREA		116
ANNEXURE 4 – LOCATION OF STORAGE AREA		117
ANNEXURE 5 – LIST OF APPROVALS		118

LEASE DEED

This LEASE DEED (“Lease Deed”) is made and executed at Chennai on [●].

BY

6.

AARUSH (PHASE III) LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113, CIN No U70109TN2017PTC114953, PAN No AAPCA1642J, represented by it’s authorized signatory [●], vide Board Resolution dated [●] (hereinafter referred to as the “Lessor No 1” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE FIRST PART;

7.

AARUSH (PHASE IV) LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113, CIN No U70109TN2017PTC114902, PAN No AAPCA1734K, represented by it’s authorized signatory [●], vide Board Resolution dated [●] (hereinafter referred to as the “Lessor No 2” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE SECOND PART;

8.

AARUSH (PHASE V) LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113, CIN No U70200TN2017PTC114901, PAN No AAPCA1733Q, represented by it’s authorized signatory [●], vide Board Resolution dated [●] (hereinafter referred to as the “Lessor No 3” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE THIRD PART;

Each of the Lessor No 1, Lessor No 2 and Lessor No 3 are hereinafter, wherever the context so necessitates or admits, collectively referred to as the “Lessor”.

ALONG WITH

9.

AARUSH LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech  Park, CSIR Road, Taramani Chennai 600113, CIN No U70100TN2016PTC113056, PAN No AAPCA0725Q, represented by it’s authorized signatory [●], vide Board Resolution dated [●] (hereinafter referred to as the “Confirming Party No 1” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE FOURTH PART;

10.

AARUSH (PHASE II) LOGISTICS PARKS PRIVATE LIMITED, a company incorporated under the Companies Act, 2013, and having its registered office at Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113, CIN No U70109TN2017PTC114899, PAN No AAPCA1735J , represented by it’s authorized signatory [●], vide Board Resolution dated [●] (hereinafter referred to as the “Confirming Party No 2” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE FIFTH PART;

Each of the Confirming Party No 1 and Confirming Party No 2are hereinafter, wherever the context so necessitates or admits, collectively referred to as the “Confirming Parties”.

AND

PROSPECT ONE MANUFACTURING LLP, a limited liability partnership incorporated under the provisions of the Limited Liability Partnership Act, 2008 and having its registered office at 156/1, Shop No 16. SMR Sartaz Plaza, Jupiter Colony, Sikh Road, Secunderbad, Hyderabad, Telangana 560 009, LLPIN AAN-4797, PAN AAWFP7794C, represented by its designated partner, vide resolution passed by its partner TPI Holdings Switzerland GmbH dated 30 January 2019 (hereinafter referred to as the “Lessee” which expression shall, unless repugnant to the meaning or context thereof, be deemed to mean and include its successors-in-interest and permitted assigns), OF THE SIXTH PART;

(Each of the Lessors and the Lessee are hereinafter collectively referred to as the “Parties” and individually as a “Party”.)

(Each of the Lessors, confirming parties and the Lessee are hereinafter collectively referred to as the “Parties” and individually as a “Party”.)

WHEREAS:

I.

The Lessor and the Confirming Parties are the absolute owners of land totally measuring about 124.5 acres in Sriperumbudur Taluk, Kancheepuram District, Chennai, Tamil Nadu, India (hereinafter referred to as the “Project Land”) and are in the process of developing upon the Project Land an industrial and logistics park which will comprise of manufacturing facilities and warehouses along with related services and amenities, known as "Aarush Logistics Park" (“Project”). The preliminary Master Plan of the Project is attached as Annexure 1.

J.

The Lessee is engaged in the business of manufacturing machineries and equipment, engineering and storage of composite wind blades and other composite structures as well as the manufacturing of tooling used for manufacturing of composite wind blades and other composite structures and activities incidental to the foregoing (“Permitted Use”) and evinced interest to take on lease a built-to-suit manufacturing facility comprising buildings and storage area for its Permitted Use. The Lessor has represented that the Schedule Land is permitted to be used for development of industrial buildings.

K.

The Lessor, Confirming Parties and the Lessee had entered into an Agreement to Lease dated 4 February 2019 (“Agreement”) wherein the Lessor had agreed to construct and develop a built to suit facility for the Lessee on a portion of the Project Land measuring approximately 41 acres comprised in Survey Nos 232/2A1, 2A2(part), 234/1, 2, 3(full), 4 to 11 (part), 12 to 17(full), 235/1 to 11(full), 236/1&2(full), 237/1(full), 239/1&2(full), 240/1A, 1B, 1C & 1D(full) of Mettupalayam Village, Sriperumbudur Taluk, Kancheepuram District and lands bearing Survey Nos  270/4&5(part), 7&8(full), 271/2A, 2B & 2C(part), 272/1A, 1B, 1C, 1D, 1E & 2(full), 273/4(full), 275/1 to 4(full), 276(full), 277/1&2(full), 278/1 to 3(full), 279/1(full)  situated at Echoor Village, Sriperumbudur Taluk, Kancheepuram District, Chennai, Tamil Nadu, India (hereinafter referred to as the “Schedule Land” as more fully detailed in Schedule A and attached hereto as Annexure 2).

L.

Pursuant to the terms of the Agreement, the Lessor has obtained all the necessary Approvals (as defined hereinafter) which are more fully set out in Annexure 5 for development of the Schedule Land by constructing thereon the buildings, as per the mutually agreed terms.

M.

Accordingly, as part of the Project and as per the terms of the Agreement, the Lessor has developed and constructed for the Lessee on the Scheduled Land a building admeasuring about 7,76,280 square feet of total Built Up Area (hereinafter referred to as the “Building” and more fully described in Item 1 of Schedule B) and open area admeasuring about 7,75,095 square feet (hereinafter referred to as the “Open Area” and identified in blue colour in the sketch attached as Annexure 3), the Schedule B and the Open Area shall be collectively referred to as "Demised Premises".

N.

The Lessor has provided all documents of title in relation to the Schedule Land and the Demised Premises to the Lessee, including all Approvals for the construction and development of the Buildings, and the Lessee has satisfied itself as to the title of the Lessor.

O.

Pursuant to the compliance of the terms and conditions of the Agreement by both the Parties, the Lessor hereby grants on lease to the Lessee the Demised Premises and the Lessee hereby takes on lease the Demised Premises, for the Permitted Use and the Parties are executing this Lease Deed to reduce the terms and conditions agreed in respect of the lease of the Demised Premises in favour of the Lessee, to writing.

NOW THIS LEASE DEED WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS:

1.3.	DEFINITIONS

Unless the context herein otherwise provides and apart from the terms which may be defined elsewhere in this Lease Deed, the following terms shall have the meanings ascribed to them hereto:

(ggg)	"Agreement” shall have the meaning ascribed to the term in Recital D;

(hhh)

“Affiliates” shall mean with respect to any Party, any other Person, which, directly or indirectly, Controls, is Controlled by, or is under common Control with such Party, such control being exercised by the controlling entity through its ability to direct the management and policies of the controlled entity through ownership of voting shares of the controlled entity, any group company, holding or subsidiary company, any transferee companies which have resulted from a merger;

(iii)

“Anti-Corruption Laws” shall mean (i) the U S Foreign Corrupt Practices Act, (ii) the U K Bribery Act 2010, (iii) the OECD Anti-Bribery Convention, (iv) the (Indian) Prevention of Corruption Act, 1988 and (iv) any other Applicable Laws (as defined hereinafter) dealing with improper or illegal payment, gifts or gratuities or commercial or governmental bribery;

(jjj)	“Approvals” shall mean all necessary statutory approvals, consents and permissions obtained by the Lessor for constructing and enabling occupancy of the Building as set out in Annexure 5;

(kkk)

“Applicable Laws” shall mean any laws, statutes, rules, regulations, directives, bye laws, codes of conduct, mandatory guidelines which have legal effect, judgments, awards, decrees, writs, orders or requirements of any Governmental Authority and other binding actions or requirements of any government; department, agency or instrument of any government; regulatory authority, any court or arbitral tribunal in India for the time being in force;

(lll)

"Anti-Money Laundering Laws" means Prevention of Money Laundering Act, 2002 and as amended from time to time and includes all applicable financial recordkeeping and reporting requirements and any related rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over the Parties, or to which the Parties are subject.

(mmm)	“Base Rent” shall have the meaning ascribed to the term in Clause 8.1(a);

(nnn)	“Building” shall have the meaning ascribed to the term in Recital E;

(ooo)	“Built Up Area” shall mean the total built up area of the Building and other structures developed on the Schedule Land admeasuring [●] square feet and detailed in Schedule B;

(ppp)	“Business Days” shall mean a day other than Sunday on which scheduled commercial banks are open for normal banking business in Mumbai, Hyderabad and Chennai, India;

(qqq)

“Common Areas” shall mean those portions of the Project not intended to be leased to or used exclusively by any tenant or occupant, including pedestrian passageways, infrastructure, sewage treatment plant, effluent treatment plan, generators, sidewalks, ramps, landscaped areas, planted areas and the grounds of the Project and other areas used in common by occupants of the Project;

(rrr)	“Completion Certificate” shall mean the certificate issued by the Lessor’s Architect, certifying Substantial Completion of the Building in accordance with the Sanctioned Plan.

(sss)

“Control” (together with its correlative meanings, “Controlled by”, “Controlling” or "under common Control with") in relation to an entity (only for the purposes of the definition of the “Affiliate”), means (i) the possession, directly or indirectly, of more than 50 (fifty) percent of the voting rights of the Affiliate, and/or (ii) the possession, directly or indirectly and either by contract or otherwise, of the power to direct or cause the direction of the management, affairs or policies of the Affiliate, and/or (iii) controlling, directly or indirectly, the majority of the composition of the board of directors of the Affiliate;

(ttt)	“Demised Premises” shall have the meaning ascribed to the term in Recital E of this Lease Deed;

(uuu)

“Encumbrance” shall mean, (i) a security interest of whatsoever kind or nature including any mortgage, charge (whether fixed or floating), pledge, lien (including negative lien), hypothecation, assignment, deed of trust, title retention, or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person including without limitation, any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under Applicable Laws, (ii) any interest, option, right of first offer, or refusal or transfer restriction in favour of any person, and (iii) any adverse claim as to title, possession, access or use affecting the rights of the Lessee to take on lease the Demised Premises and/or use and occupy the Demised Premises by the Lessee;

(vvv)

“Environmental Laws” shall mean and include Environment (Protection) Act, 1986, Water (Prevention and Control of Pollution) Act, 1974, Air (Prevention and Control of Pollution) Act, 1981 and any other applicable laws, and the rules, notifications etc. made thereunder and their amendments made from time to time;

(www)	“Final Drawings” shall mean the final designs, plans and specifications which detail the Lessor’s Work, which Final Drawings are attached to the Agreement;

(xxx)	“Force Majeure” shall have the meaning ascribed to the term in Clause 24.1;

(yyy)

“Governmental Authority” shall mean the Government of India or of any state or Union Territory in India, or any department thereof, any semi-governmental or judicial or quasi-judicial person in India or any person/authority (whether autonomous or not) who is charged with the administration of an Indian law;

(zzz)	“Government Official” shall mean an officer, employee or representative of any government entity, Governmental Authority, agency, instrumentality, political party or multilateral agency;

(aaaa)	“GST” shall mean the Goods and Services Tax applicable in India;

(bbbb)

“Handover Condition” shall mean the portion of the Lessor’s Work which has been completed in the Demised Premises, as on the Handover Date, to enable the Lessee to commence its fit outs, as detailed in Schedule E;

(cccc)	“Handover Date” shall mean [●];

(dddd)	“Initial Term” shall have the meaning ascribed to the term in Clause 7.1;

(eeee)

“Leasable Area” shall mean the total built up area of the Building and other structures developed on the Schedule Land for the Lessee, for which Rent will be payable by the Lessee, and as detailed in Schedule B;

(ffff)	“Lease Commencement Date” shall mean [●] (ie the Handover Date);

(gggg)	“Lease Deed” shall mean this lease deed along with the schedules and annexures attached hereto and any amendments hereto;

(hhhh)	“Lease Term” shall mean the Initial Term and the Renewal Term, where applicable;

(iiii)	“Lessee Delay” shall have the meaning ascribed to it in the Agreement.

(jjjj)

“Lessee Improvements” shall mean all improvements to the Demised Premises that have been or shall be carried out by the Lessor, at the request of the Lessee, as shown on the Final Drawings and detailed in Schedule D and in accordance with the provisions detailed in Clause 3 below;

(kkkk)	“Lessor’s Architect” shall mean the architect appointed by the Lessor for the development of the Schedule Land and the Building constructed thereon;

(llll)

“Lessor’s Work” shall mean the completion of the Warm Shell Specifications and the Lessee Improvements at the Demised Premises, at the Lessor’s cost, as per the Sanctioned Plan and Final Drawings, respectively in accordance with the provisions detailed in Clause 3 below;

(mmmm)	“Lock in Period” shall have the meaning ascribed to the term in Clause 19.1;

(nnnn)	“Maintenance Charges” shall have the meaning ascribed to the term in Clause 14.2;

(oooo)	“Maintenance Services” shall mean the maintenance services to be provided by the Lessor to the Common Areas of the Project as more fully detailed in Schedule F hereunder;

(pppp)

“Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable legal requirements and/or to obtain or to comply with any required permit, if applicable, issued by the relevant Governmental Authority; (ii) to comply with any request by Lessee for change/modifications to Lessor’s Work provided such request has been accepted by the Lessor; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Lessor’s Work with prior written intimation to the Lessee;

(qqqq)

“Major Repairs” shall mean and include any structural repairs to the Warm Shell Specifications, including but not limited to the interior and exterior part of the structure of the Demised Premises, leakage or seepage and replacement of all articles and equipment after the normal useful life has expired or when they cease to function as expected, roof space, exterior walls, load bearing walls, support beams, foundation, columns, parking facilities, exterior doors and windows, plumbing lines;

(rrrr)	“Open Areas” shall mean the open portion of the Schedule Land admeasuring approximately 7,75,095 square feet, identified in blue colour in the sketch attached hereto as Annexure 3;

(ssss)	“Open Area Rent” shall have the meaning ascribed to the term in Clause 8.1(b);

(tttt)	“Permitted Use” shall have the meaning ascribed to the term in Recital B;

(uuuu)

“Person” means an individual, a limited liability company, joint venture, a corporation, a partnership, an association, a trust, a division or operating group of any of the foregoing or other entity or organization.

(vvvv)	“Project” shall have the meaning ascribed to the term in Recital A and the preliminary master plan of the Project is attached hereto as Annexure 1;

(wwww)	“Project Land” shall have the meaning ascribed to the term in Recital A;

(xxxx)	“Renewal Term” shall have the meaning ascribed to the term in Clause 4.2;

(yyyy)	“Rent” shall have a collective reference to the Base Rent, Open Area Rent and Improvement Rent;

(zzzz)	“Rent Commencement Date” shall mean the 61st day from the Handover Date or the date of the Lessor providing Completion Certificate, whichever is later;

(aaaaa)

“Sanctioned Plan” shall mean the plan of the Building in conformity with the Final Drawings, and sanctioned by the concerned Governmental Authority on [●], bearing No [●], in terms of which the Lessor has undertaken construction and development of the Building (including any amendments and modifications thereof sanctioned by the concerned Governmental Authority);

(bbbbb)	“Security Deposit” shall have the meaning ascribed to the term in Clause 10.1;

(ccccc)	“Schedule Land” shall have the meaning ascribed to the term in Recital C;

(ddddd)

“Substantial Completion" shall mean the date on which the Lessor shall substantially complete or cause to be substantially completed the Lessor’s Work in a good and workmanlike manner, certified by the Lessor’s Architect subject, in each case, to Minor Variations and normal "punch list" items of a non-material nature that do not interfere with the use and occupation of the Demised Premises and the term “Substantially Complete” shall be construed accordingly;

(eeeee)	“Target Completion Date” shall mean the date that is 60 (sixty) days from the Handover Date;

(fffff)	“Utility Charges” shall have the meaning ascribed to the term in Clause 0; and

(ggggg)	“Warm Shell Specification” shall mean the minimum specifications provided by the Lessor to the Schedule Land and Building as more fully detailed in Schedule C.

1.4.	INTERPRETATION

(b)	Unless the context otherwise requires in this Lease Deed:

(ix)	words importing persons or parties shall include firms and corporations and any organisations having legal capacity;

(x)	words importing the singular include the plural and vice versa where the context so requires;

(xi)	reference to any Applicable Law shall include such Applicable Law as from time to time enacted, amended, supplemented or re-enacted;

(xii)	reference to any gender includes a reference to all other genders;

(xiii)	reference to the words "include" or "including" shall be construed without limitation;

(xiv)

reference to this Lease Deed, the Agreement or any other agreement, deed or other instrument or document shall be construed as a reference to this Lease Deed, the Agreement or such other agreement, deed or other instrument or document as the same may from time to time be validly amended, varied, supplemented or novated;

(xv)

the provisions of this Lease Deed shall be read and interpreted in conjunction with the schedules and annexures hereto and the schedules and annexures hereto shall be a part and parcel of this Lease Deed; and

(xvi)	the headings and titles in this Lease Deed are indicative only and shall not be deemed part thereof or be taken into consideration in the interpretation or construction hereof.

2.	GRANT OF LEASE

2.4

In consideration of the Rent, the Security Deposit and other charges to be paid by the Lessee to the Lessor as set out in this Lease Deed and the Lessee agreeing to comply with the covenants and conditions set out herein, the Lessor hereby grants by way of lease to the Lessee and the Lessee, based on the representations and warranties of the Lessor as set forth in this Lease Deed, hereby takes on lease from the Lessor the Demised Premises, together with all easements, including the uninterrupted licence to enter upon and use the underlying land of the Demised Premises for the Permitted Use, access to and enjoyment of all Common Areas, all designated facilities and amenities in the Project, on and with effect from the Lease Commencement Date for the Lease Term, subject to the terms and conditions of this Lease Deed.

2.5	The Demised Premises shall have access to the public road through the internal roads formed in the Project.

3.	HANDOVER OF THE DEMISED PREMISES

3.1.

As on the Lease Commencement Date, the Lessor has handed over the Demised Premises to the Lessee in the Handover Condition. The Parties agree that the Lessor shall provide the Warm Shell Specifications and the Lessee Improvements to the Demised Premises as per the Final Drawings and the Sanctioned Plan as detailed in the Agreement and this Lease Deed, in the manner and within the time as agreed. Other than Lessor’s Work, the Lessor shall not have any obligation whatsoever with respect to the finishing of the Demised Premises for the Lessee’s use and occupancy.

3.2.

Subject to there being no delay attributable to Force Majeure or Lessee Delays, the Lessor shall use reasonable efforts to Substantially Complete the Lessor’s Work at the Demised Premises on or before the Target Completion Date. Upon Substantial Completion of Lessor's Work, the Lessor shall require the Lessor’s Architect and the contractors to execute and deliver, for the benefit of the Lessee and the Lessor, a certificate of Substantial Completion. The obligation of the Lessee to pay Rent shall commence from the Rent Commencement Date.

3.3.

On the date of the Lessor’s Architect confirming that the Lessor’s Work at the Demised Premises has been Substantially Complete, the Lessor and Lessee will jointly inspect the Demised Premises and agree on a list of snag items that are still required to be completed at the Demised Premises. The Lessor shall thereafter, within a period of 60 (sixty) days from the date of such written list, complete the snag items at the Demised Premises and the completion of such snag items will be certified by the Lessor’s Architect.

3.4.

If the Lessor is unable to achieve Substantial Completion of the Lessor’s Work on the Target Completion Date, due to a Force Majeure event or a Lessee Delay, the Lessee agrees that the Target Completion Date shall be pushed forward by such number of days of the Force Majeure event or Lessee Delay.

3.5.

After the Lease Commencement Date, the Lessor shall provide to the Lessee and the Lessee's contractors the rights, amenities and facilities required by the Lessee during the Lessee's fit-out and furnishing work period with respect to the Demised Premises. The Lessee shall ensure that the Lessor will not be required to redo any completed portion of the Handover Condition as a result of the Lessee’s commencement / carrying out of its fit-outs and shall ensure that it does not prejudice the Lessor from achieving Substantial Completion at the Demised Premises.

3.6.

The Lessee may, at its discretion, on the Lease Commencement Date, start installation of the fit outs, fixtures and equipment that are to be carried out/installed by the Lessee at the Building. The Lessee’s fit out works will be coordinated with the Lessor’s Architect and the contractors, and the Lessee shall be required to comply with the Agreement and this Lease Deed and all other reasonable restrictions and conditions the Lessor may impose.

3.7.

Neither the Lessee nor any Lessee’s representatives, agents, officers, employees, contractors, etc. shall interfere with the performance of the Lessor’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authority, and upon any such interference, the Lessor shall have the right to exclude Lessee and any Lessee’s representatives, agents, contractors, etc. from the Demised Premises and the Project until Substantial Completion of the Lessor’s Work.

3.8.

The Lessee shall be entitled to receive the benefit of all construction warranties and manufacturer's equipment warranties relating to equipment with respect to the Lessor’s Work. The Lessor shall promptly undertake and complete, or cause to be completed, all punch list items.

4.	TERM AND RENEWAL

4.1.	The lease in respect of the Demised Premises shall commence on the Lease Commencement Date and shall be in force for a period of 10 (ten) years from the Rent Commencement Date (“Initial Term”).

4.2.

Subject to the Lessee not being in breach of the terms of this Lease Deed, the Lessee may at its sole option renew the lease of the Demised Premises for 2 (two) additional terms of 5 (five) years each (each a “Renewal Term”). The Lessee shall communicate its intention to renew the lease of the Demised Premises, in writing, to the Lessor, not less than 6 (six) months prior to the expiry of the Initial Term or the Renewal Term, as applicable.

4.3.

The lease for the Renewal Terms shall be on the same terms and conditions as the Initial Term subject to the increase in the Rent as detailed in Clause 8.5. There will be no lock in period for the Renewal Terms and during the Renewal Terms, the Lessee shall be entitled to terminate the lease at any time upon issuing prior written notice of 6 (six) months. Subject to Clause 4.4 below, prior to the commencement of each Renewal Term, a fresh lease deed shall be executed by the Parties and the same shall be appropriately stamped and registered with the appropriate sub-registry. The stamp duty and registration fee payable for the registration of the lease deed/s for the Renewal Terms shall be borne by the Lessee.

4.4.

The lease deed/s for the Renewal Terms shall be executed at least 3 (three) months prior to the expiry of the Initial Term or the first Renewal Term, as applicable. In the event for any reason the lease deed/s for the Renewal Terms are not executed within the said timelines by the Lessee and the Lessor, but, however, the Lessee has exercised the option to renew the lease as provided in Clause 4.2, the Lessee shall continue to use and occupy the Demised Premises subject to payment of applicable Rent for such renewed term and other outgoings and such use and occupation, pending execution of the fresh lease deed, shall not be deemed as unauthorized occupation. However, the Parties shall execute and register a fresh lease deed within 30 (thirty) days from expiry of 3 (three) months mentioned above.

5.	RENT FOR THE DEMISED PREMISES

5.1.

Subject to the escalation in the Rent as per Clause 5.5 of this Lease Deed, during the Lease Term, the Rent payable by Lessee to the Lessor from Rent Commencement Date with respect to the Demised Premises aggregating to Rs [●]/- (Rupees [●] only) per month, shall comprise of the following:

(d)	Rs. 21.30/- (Rupees Twenty-one and thirty paisa) per square foot of Leasable Area of the Building per month (“Base Rent”) aggregating to Rs [●]/- (Rupees [●] only) per month;

(e)	Rs. 7.30/- (Rupees Seven and thirty paisa) per square foot of Leasable Area of the Open Area per month (“Open Area Rent”) aggregating to Rs [●]/- (Rupees [●] only) per month; and

(f)

Improvement Rent currently estimated at Rs 19.70/-(Rupees Nineteen and seventy paisa) per square foot per month aggregating to Rs [●]/- (Rupees [●] only) per month, calculated in the manner detailed in Clause 6 below (“Improvement Rent”).

[NOTE: In the event of any variation in the extent of the built-up area, as finally certified upon completion of construction, the amounts shall be adjusted as pre actual extent]

5.2.

The Lessee shall commence payment of the Rent from the Rent Commencement Date. The Rent shall be paid to Lessor either by electronic funds transfer (EFT) to Lessor account or by account payee cheque at Chennai, or to such other account or such other address or person as Lessor as instructed by the Lessor from time to time.

5.3.

The Rent and Maintenance Charges shall be payable on a monthly basis on or before the 10th day of every month in advance subject to receipt of proper invoices on or before the 3rd day of such calendar month. Provided, where the 10th day of any month is a non-working Saturday, Sunday or public holiday when banks are closed for business, the Lessee shall make the payment on the next succeeding business day, which shall not be treated as delay or default. The Rent and Maintenance Charges are subject to all applicable deductions of tax at source as per the provisions of the Income Tax Act, 1961. In this regard, the Lessee shall provide to the Lessor, certificates of tax deducted at source in accordance with the Applicable Laws. The Lessee shall also pay the GST or any other tax as applicable on the Rent and Maintenance Charges. The Rent for any part of a month will be pro-rated and paid for that portion of the month only.

5.4.

In the event of any delay in payment of Rent, Maintenance Charges and Utility Charges by the Lessee on the due date that are not otherwise disputed in good faith by the Lessee in writing detailing Lessee’s basis for such dispute, the Lessee shall be liable to pay interest at the rate of 18% (eighteen percent) per annum for such delay, from the due date till the date of payment. Provided where the amounts disputed by the Lessee are found to be incorrect and the Lessee is required to make payment of such disputed amount to the Lessor, interest at the rate of 18% (eighteen percent) as stated above shall apply from its original due date till the date of payment. It is further agreed that in the event the Lessee defaults in payment of rent for 3 (three) consecutive months during the Lease Term and the default is not remedied within a period of 30 (thirty) days from receipt of notice to cure from the Lessor, the lease may be terminated by the Lessor in the manner provided in Clause 19.3.1 hereinafter.

5.5.

After the expiry of every year during the Lease Term, the Base Rent and Open Area Rent will be escalated by 4.5% (four point five percent) over and above the Base Rent and Open Area Rent payable in the immediately preceding year. The Improvement Rent will only be payable over the Initial Term. The payment of Rent and the escalation thereof is detailed in Schedule G hereunder.

5.6.

The obligation of the Lessee to pay the Rent, the Maintenance Charges, the Utility Charges and any other sums to the Lessor and the obligations of the Lessor under this Lease Deed are independent obligations. The Lessee shall have no right at any time to abate, reduce or set-off any Rent, the Maintenance Charges or Utility Charges due herein except for any abatement as may be expressly provided in this Lease Deed. For any payment due from the Lessee to the Lessor under this Lease Deed for which a specific payment due date is not otherwise provided for in this Lease Deed, the Lessee shall be required to pay the amount in question to the Lessor within 30 (thirty) days after receipt of notice from the Lessor that such amount is due.

6.	LESSEE IMPROVEMENTS AND IMPROVEMENT RENT

6.1.

The rent payable for the Lessee Improvements   shall be calculated on the basis of the formula provided in Clause 6.2 on the Leasable Area of the Building ("Improvement Rent"). The Parties agree that in the event of the Lessee exercising the option to renew the lease, there shall be no Improvement Rent during the Renewal Terms.

6.2.	Calculation of Improvement Rent:

6.1.1	Formulae for calculating Improvement Rent per month:

Cost incurred by the Lessor towards Lessee Improvements x 15% / 12

6.1.2

Further, the Improvement Rent shall be escalated by 4.5% (four point five percent) at the end of every year during the Initial Term over and above the Improvement Rent payable in the immediately preceding year.

6.1.3

For instance, in the event the Lessor’s investment is Rs 1,000 (Rupees One Thousand) per square foot of the Leasable Area of the Building, the Improvement Rent payable by the Lessee to the Lessor shall be recovered over the Initial Term at a yield of 15% (fifteen percent) with an escalation of 4.5% (four point five percent) at the end of every year. For example: Rs 1,000 * 15%/12 = Improvement Rent per month of Rs12.50 (Rupees Twelve Paise Fifty) per square feet with an escalation of 4.5% (four point five percent) at the end of every year).

6.3.

The Parties agree that on the Substantial Completion of the Lessor’s Work, the Lessor will provide the Lessee with an investment estimate for the Improvement Rent for the Lessee Improvements and any Improvement Change (“Investment Estimate”). The Investment Estimate will be accompanied with supporting documentation. The Improvement Rent for the 6 (six) months of the Initial Term commencing from the Rent Commencement Date will be based on the Investment Estimate. Within 6 (six) months from the Rent Commencement Date, the Lessor will provide the Lessee an audited statement issued by a reputed chartered accountant of the actual amounts incurred and paid for the completion of the Lessee Improvements and any Improvement Change along with supporting documentation. Based on the audited statement along with the supporting documents for verification and on a mutual reconciliation process to be completed within 30 (thirty) Business Days of receipt of the audited statement along with supporting documents, the final Improvement Rent will be recorded in writing by the Parties. Where the Improvement Rent paid by the Lessee to the Lessor during the aforesaid 6 (six) months period is less than the final Improvement agreed between the Parties, the deficient portion of the Improvement due to the Lessor will be paid in arrears within 30 (thirty) Business Days from finalization of the final Improvement Rent.

7.	SECURITY DEPOSIT

7.1.

The Lessee agrees to pay and maintain an interest free, refundable security deposit with the Lessor with respect to the Demised Premises in an amount being equivalent to 10 (ten) months’ Rent calculated on the Rent due for the first year of the Initial Term of the lease, amounting to Rs. 374,856,735/- (Rupees Thirty Seven Crores Forty Eight Lakhs Fifty Six Thousand Seven Hundred Thirty Five (“Security Deposit”). The entire Security Deposit has been paid on the date of execution of the Agreement. It is clarified that there shall be no escalation in the Security Deposit during the Lease Term.

7.2.	The Lessee has paid the entire Security Deposit to the Lessor in the following manner:

(iii)

Rs. 201,228,892/- (Rupees Twenty Crores Twelve Lakhs Twenty Eight Thousand Eight Hundred Ninety Two Only) being 53.70% of the Security Deposit has been paid by the Lessee to the Lessor No 2 and Lessor No 3 in equal proportion, on [•] February 2019, as under:

Sl No	Lessor Account Details	Amount (in INR)	UTR Reference No
3.	Aarush (Phase IV) Logistics Park Private Limited (Lessor No 2) Yes Bank Limited, T Nagar Chennai A/c No 041863700000818	10,06,14,448
4.	Aarush (Phase V) Logistics Park Private Limited (Lessor No 3) Yes Bank Limited, T Nagar Chennai A/c No 041863700000434	10,06,14,448
Total		201,228,892/-

The Lessor No 2 and Lessor No 3 have apportioned an amount of Rs 40,00,000/- (Rupees Forty Lakhs) out of the portion of Security Deposit as detailed above, to the Lessor No 1 by way of internal adjustments / payments and shall be held by the Lessor No 1 as part of the Security Deposit during the Lease Term.

(iv)

Rs. 173,627,843/- (Rupees Seventeen Crores Thirty Six Lakhs Twenty Seven Thousand Eight Hundred Forty Three Only) i.e. the balance 46.30% of the Security Deposit has been paid by the Lessee to the Lessor on the date of execution and registration of this Lease Deed as under:

Sl No	Lessor Account Details	Amount (in INR)	UTR Reference No
1.	Aarush (Phase III) Logistics Park Private Limited (Lessor No 1) Yes Bank Limited, T Nagar Chennai A/c No [●]	[●]	[●]
2.	Aarush (Phase IV) Logistics Park Private Limited (Lessor No 1) Yes Bank Limited, T Nagar Chennai A/c No 041863700000818	[●]	[●]
3.	Aarush (Phase V) Logistics Park Private Limited (Lessor No 2) Yes Bank Limited, T Nagar Chennai A/c No 041863700000434	[●]	[●]
Total		173,627,843/-

7.3.

The Security Deposit shall be held by the Lessor as security for the performance of Lessee's obligations under this Lease Deed and is not an advance rental amount/deposit. The Security Deposit is not a measure of the damages payable in case of the Lessee’s default. The payment of Security Deposit is not intended to be and shall not be treated as payment of cost of construction of the Building by the Lessee to the Lessor.

7.4.

As long as the Lessee has fully performed every obligation under the Lease Deed, including the obligations of the Lessee in connection with the surrender of the Demised Premises (including surrender of the electricity meter in terms of Clause 12.3), the Lessor shall refund the Security Deposit, subject to deductions of arrears of the Rent, the Maintenance Charges, the Utility Charges and all other amounts payable by the Lessee to the Lessor under this Agreement and the Lease Deed and/or charges payable by the Lessee with respect to utility services directly availed from utility service providers and/or the cost of any damage, injury, expense or liability caused to the Demised Premises (other than normal wear and tear) within 7 (seven) days after the expiry or termination of the Lease Deed. The Parties will conduct joint inspection of the Demised Premises at least 15 (fifteen) days prior to the expiry of the lease to assess any damage caused by the Lessee. At the discretion of the Lessor, any damage caused to the Demised Premises by the Lessee will be repaired by the Lessee at least 7 (seven) days prior to the expiry or termination of the Lease Deed, failing which the cost of the damages will be deducted from the Security Deposit.

7.5.

Upon occurrence of a breach by the Lessee or failure by the Lessee to perform any of its obligations under this Lease Deed, the Lessor may use all or any part of the Security Deposit to pay delinquent amounts due under this Lease Deed, including Rent, the Maintenance Charges and/or Utility Charges, and the cost of any damage, injury, expense or liability caused by such default, without prejudice to any other remedy provided herein or provided by Law. Upon any use of all or any portion of the Security Deposit during the Lease Term, the Lessee shall pay the Lessor, on demand and in no event later than 7 (seven) days, the amount that will restore the Security Deposit to the full amount set forth in Clause 10.1 above.

7.6.

If the Lessor fails to return the Security Deposit in the manner detailed in Clause 10.4 above, the Lessor will be liable to refund the Security Deposit with interest at the rate of 18% (eighteen percent) per month from the date the payment became due until refund to the Lessee.

7.7.

In the event of any dispute between the Parties in relation to the Clause 7.4 and Clause 10.5, the matter in dispute shall be referred to expert determination. The Parties shall mutually appoint a third-party expert within 30 (thirty) days of receipt of notice by either Party referring any dispute for expert determination. In the event the Parties are not able to mutually agree on the third-party expert within the aforesaid 30 (thirty) day period, each Party shall within 15 (fifteen) days appoint one expert and the two appointed experts shall thereafter appoint a third expert, who shall together provide their decision, by majority. The appointed expert/s shall consider the matter in issue and provide its / their expert decision, which shall be final and binding upon the Parties. The said expert/s is/are entitled to take into account the views of both the Lessee and the Lessor on the matter in issue and also conduct an independent enquiry into the matter in issue, prior to providing its / their decision. In the event, the decision of the appointed expert is in favour of the Lessee, the Lessor shall be liable to pay the interest calculated @ the rate of 18% on the Security Deposit, as stated in Clause 7.6.

8.	REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1.	The Lessor represents, warrants and covenants as follows:

(n)

The Lessor is the absolute owner of the Project and has the legal capacity to lease the Demised Premises to the Lessee in the manner contemplated hereunder and no other third party consents are required for Lessor to grant on lease the Demised Premises.

(a)	The person signing this Lease Deed has the appropriate authority to do so and to grant a lease in respect of the Demised Premises upon such terms as are agreed herein.

(b)

No part of the Demised Premises, the Schedule Land or the Building is the subject matter of any proceedings and that there are no proceedings with respect thereto and the Lessor or anyone on its behalf has not committed or omitted any act, deed, matter or thing whereby its right to use, occupy the Demised Premises is or can be forfeited, extinguished or rendered void or voidable.

(c)

The Lessor has not, in the acquisition of the Schedule Land, in the construction of the Building or in the use and occupation of the Demised Premises, or otherwise, contravened any Applicable Law, rule, regulation or other legal requirements whatsoever and shall during the Lease Term continue to be in compliance with all Applicable Laws. The Lessor has provided copies to the Lessee of all Approvals (available as on the date of this Lease Deed) in relation to the Schedule Land and the Demised Premises.

(d)

The Building and the Demised Premises has been constructed in a workmanlike manner in accordance with the Sanctioned Plan and permit / license relating thereto, with only such changes /additions as have been permitted by the concerned Governmental Authority or as mutually agreed between the Parties.

(e)

The Lessee, on paying the agreed Rent, the Maintenance Charges and Utility Charges and performing and observing the agreed terms and covenants as confirmed herein and on its part to be performed, may peaceably hold and enjoy the Demised Premises during the Lease Term, without any interruption, interference or claims by or from the Lessor or any person claiming under, through or in trust for the Lessor.

(f)

The Lessee shall have unlimited access and the right to use the Demised Premises, without any hindrance, 24 (twenty four) hours a day, 7 (seven) days a week and through all days of the year for the Lease Term subject to the Lessee along with its employees, representatives and authorized agents adhering to the  terms this Lease Deed, rules and regulations as prescribed by the Lessor along with the right to use all the utilities, infrastructure and facilities (including the right to access public road (which connects to NH-4) through the internal roads formed in the Project Land).

(g)

All taxes, levies, cesses with respect to the Demised Premises have been paid and discharged by it and it shall promptly pay, during the Lease Term, all existing and future rates, taxes, cesses, assessments and out goings in respect of the Project Land, the Building and the Demised Premises, including but not restricted to, land tax, property tax, municipality tax,  etc., now or hereafter imposed or charged in relation to the Demised Premises shall be borne by the Lessor.

(h)

The Lessor shall have no obligation to, and shall not, procure any permits, approvals or consents related to the Lessee’s intended use of the Demised Premises or the Lessee’s business operations therein.  Except as expressly set forth in this Lease Deed, the Lessor shall have no obligation to perform any work at the Project in connection with the Lessee’s occupancy of the Demised Premises.

(i)

The Lessor shall at all times ensure that the Demised Premises can be legally used for industrial purpose and ensure that all Approvals with respect to land usage are valid and subsisting during the Lease Term.

(j)

As on the date of this Lease Deed, there are no Encumbrances, proceedings, claims, actions, litigation, arbitration, land acquisition proceedings, garnishee or any process issued by any court or authority including the competent authority under the Income Tax Act, 1961 or other proceedings whatsoever relating to the Land or the Demised Premises which are pending or to the best of the Lessor’s knowledge have been threatened to be initiated in writing to the Lessor or to any of its representatives, which adversely impact the Lessor’s ability to execute and register the Lease Deed.

(k)	The Lessor has not and shall not enter into any agreement/s in favour of any third parties that would in any manner affect the rights of the Lessee under this Lease Deed.

(l)

The Lessor is validly existing under the Applicable Law and there exist no proceedings or orders against the Lessor declaring it an insolvent or for winding up of the Lessor or appointing and insolvency resolution professional, administrator or liquidator for managing the affairs and assets of the Lessor.

8.2.	The Lessee represents, warrants and covenants as follows:

(t)	The Lessee is duly incorporated under the laws of India, and has the power to lease assets and carry on its business (including for the Permitted Use).

(u)	The Lessee is fully empowered by its constitutive documents and by Applicable Law to sign this Agreement and make the representations and warranties contained herein so as to be binding upon it.

(v)	The execution, delivery and the performance by the Lessee of this Lease Deed does not and will not breach or constitute a default under any constitutive documents.

(w)	The person signing this Lease Deed has the appropriate approval or authorization to do so.

(x)

The Lessee is validly existing under the Applicable Law and there exist no proceedings or orders against the Lessee declaring it an insolvent or for winding up of the Lessee or appointing and insolvency resolution professional or administrator for managing the affairs and assets of the Lessee.

(y)	It shall promptly perform and comply with all the terms and conditions of this Lease Deed.

(z)

It shall ensure that its employees, agents, contractors, invitees, executives and officers shall diligently observe and comply with all the terms and conditions of this Lease Deed and comply with all directions given from time to time by the Lessor, with regard to the use of the Demised Premises or any part thereof, provided they are in accordance with this Lease Deed.

(aa)

It agrees to pay all outgoings attributable to its business and the use of the Demised Premises, including but not limited to payment of Rent, the Maintenance Charges, Utility Charges and GST or any other tax applicable thereon.

(bb)

It shall maintain the Demised Premises with due care and caution, and not do anything or permit or commit to be done anything contrary to any provision made by or under any statute or law for the time being in force.

(cc)	The Lessee shall all times from the Lease Commencement Date comply with the Applicable Laws, including labour laws, fire safety and fire code.

(dd)	It has satisfied itself as to the right, title and interest of the Lessor in relation to the Schedule Land and the Demised Premises.

(ee)

It shall use and occupy the Demised Premises at its own risk and responsibility and the Lessor shall not be responsible or liable for any loss, damage, shortage, theft or destruction of any papers, documents, equipment, machines, articles, property or things of any kind or nature whatsoever belonging to the Lessee or kept in the Demised Premises.

(ff)

It shall obtain, renew from time to time and keep valid during the Lease Term, all necessary licenses, approvals and permits necessary to conduct business and operations (including the Permitted Use) in the Demised Premises.

(gg)

It shall abide by all Applicable Laws for the time being in force, apply for and keep up-to-date all requisite approvals as may be required to carry on its Permitted Use, and follow all statutory requirements for the use of the Demised Premises. The Lessee’s consent for establishment and consent for operations issued by the jurisdictional Pollution Control Board shall be within the scope of the consent for establishment and consent for operations issued by the jurisdictional Pollution Control Board in respect the Project.

(hh)

From the Lease Commencement Date, the Lessee shall be in compliance with all applicable Environmental Laws. Subject to Clause 9.8, the Lessee shall not store on or beneath the Land any combustible or hazardous material (without obtaining necessary permits under applicable Environmental Laws) or cause seepage of any toxic substance, oil spillage or such other like material or cause other adverse environmental condition, which may potentially affect the usage and occupation of the Project Land or cause a threat to life and property in any manner.

(ii)

It shall not do or suffer to be done in or in relation to the Demised Premises any unlawful or obnoxious act, deed, matter or thing which may cause nuisance, annoyance or disturbance to or interfere with the quiet use and enjoyment of the Lessor or the other occupants of the Project.

(jj)	The Lessee as requested by the Lessor, has furnished to the Lessor true and correct copy of Certificate of Incorporation and the Limited Liability Partnership Agreement.

(kk)

The Lessee shall always observe and perform all the terms and conditions, covenants and provisions under this Agreement on which the Demised Premises is agreed to be built and given on lease. It shall not do, omit or knowingly suffer to be done anything whereby the right of the Lessor to the Demised Premises is violated, forfeited, jeopardized or extinguished.

(ll)

The Lessee shall not store any inflammable items without securing all statutory permission and fully implementing safety regulation required for the said purpose and the safety measure as may be reasonably and properly recommended by the Lessor.

(mm)

The Lessee shall not cause or permit any hazardous materials to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Demised Premises or the Project in violation of Applicable Laws by Lessee or any person acting on behalf of the Lessee.

(nn)

The Lessee hereby covenants that the Demised Premises shall be used solely for the Permitted Use and for no other purposes whatsoever. In the event, the Lessee plans to use the Demised Premises for any purpose other than as mentioned herein, it shall do so only after obtaining written permission from the Lessor.

(oo)	The Lessee shall not sub-let or assign its leasehold rights in relation to the Demised Premises, except in the manner provided in this Lease Deed.

(pp)	The Lessee shall not, during the Lease Term, abandon the Demised Premises, save and except any temporary vacation of the Demised Premises for repair or restoration as provided in this Lease Deed.

(qq)

The Lessee’s operations shall not exceed the capacity of the structure and utilities and should not jeopardize the structural stability of the Demised Premises or cause damage / impair to any part of the Demised Premises or the Project.

(rr)	Permitting use of Marketing Material:
a.	The Lessee hereby grants Lessor and its Affiliates unfettered permission to use the Lessee’s name and logo in its marketing materials, with prior written intimation to the Lessee.
b.

Lessor or its Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Lessee’s ownership of its trademarks in the marketing materials in which the Lessee’s name and logo appear.

9.	USE OF THE DEMISED PREMISES

9.1.

The Demised Premises shall be used solely for the Permitted Use. The Lessee shall not use or permit the Demised Premises to be used for any purpose or in any manner that would increase the insurance premium payable by the Lessor. It is clarified that the technical activities to be pursued by the Lessee in the Demised Premises shall be compatible with what is permitted by the jurisdictional Pollution Control Board and any other statutory authority/s prescribed under the Applicable Laws. The Lessee shall not change the Permitted Use of the Demised Premises without obtaining necessary approvals under Applicable Law and the Lessor’s prior written consent, which consent shall not be unreasonably withheld by the Lessor.

9.2.

The Lessor hereby delivers the possession of the Demised Premises to the Lessee and the Lessee hereby accepts the possession of the Demised Premises in the Handover Condition. The Parties have conducted a joint inspection and ascertained that the Handover Condition has been achieved. The Lessee’s entering upon the Demised Premises shall be conclusive evidence that Lessee accepts the Demised Premises and that the Demised Premises were in good condition at the time the Lessee entered upon them.

9.3.	The Lessee taking possession of the Demised Premises, it shall be construed that the Demised Premises has been provided in the Handover Condition.

9.4.

The Lessee shall have access to the Demised Premises 24 (twenty four) hours a day and 7 (seven) days a week during the Initial Term or Renewal Term, if applicable. The normal working hours during which the Project shall be operational shall be from Monday to Saturday i.e. 6 (six) days a week from 8:30 A.M to 8 P.M. The essential maintenance and management personal shall be off duty on all public holidays, determined by the Lessor in accordance with Applicable Laws. However, Lessee shall be entitled to use the Demised Premises at its discretion on all such days, without any hindrance or objection from the Lessor. The Lessee accepts that all services may not be available to the Project beyond the normal working hours.

9.5.

The Lessee shall obtain all necessary licenses, approvals and permits necessary to conduct business and operations in the Demised Premises, including without limitation licenses, approvals and permits with regards to labour, pollution control, etc., from the concerned Governmental Authority, at its own cost and expense appreciating that technical activities to be pursued in the Demised Premises must be compatible with the facilities in the Project.

9.6.

The Lessee shall, during the term of the lease and any renewal thereof, comply with all Applicable Laws (including Environmental Laws) as may be applicable to the Demised Premises and the Lessee shall always remain solely responsible for the consequences of non-compliance of the Applicable Laws. In the event of any proceedings being initiated with respect to non-compliance of Applicable Laws the Lessee shall notify the Lessor;

9.7.

The Lessee will use the Demised Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Demised Premises, subject the Demised Premises to any use that would damage the structure of Building  including the Demised Premises or obstruct or interfere with the rights of the Lessor or other licensees or occupants of the Project provided that Lessor and Confirming Parties acknowledge that the wind turbine blades and related equipment and fixtures will be transported through the internal road in Project. It is the responsibility of Lessee to provide adequate training to its employees and vendors on safe handling of hazardous materials and hazardous wastes, fire-fighting and emergency management as necessary from time to time.

9.8.

The Lessee shall be permitted to store chemicals and consumables in limited quantities within a portion of the Demised Premises (“Storage Area”) which are required by the Lessee to ensure the smooth day to day operations for the Permitted Use of Demised Premises, in accordance with Applicable Law. The location of the Storage Area is identified in the sketch detailed in Annexure 4.

9.9.

The Lessee acknowledges that the Lessor is not liable or responsible, in its capacity as lessor as per this Lease Deed or otherwise, for any hazardous materials or hazardous wastes kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Demised Premises due to the Lessee’s actions, business or use of the Demised Premises. The Lessee specifically acknowledges that the Lessor is not aware of the hazardous materials kept, used, stored, handled, treated, generated in or about, or released or disposed, including in particular any hazardous waste generated by the Lessee in the course of its business and that the Lessor is not in any way involved in or responsible for the management, collection, treatment or disposal of the hazardous waste generated. Further, any agreements or documentation to be executed in relation to the disposal of the hazardous wastes generated by the Lessee in the Demised Premises, including waste disposal manifests, shall be executed by the Lessee only. There shall be no obligation on the Lessor to sign or execute or be party to any such documents.

9.10.

The Lessor understands that the Lessee may request the Lessor to sign any applications or documents for the purpose of enabling it to obtain licenses and approvals whether required under Applicable Law or otherwise, in which case, the Lessor shall cooperate with the Lessee to execute any documents and provide any supporting documents / information, as may be necessary, at the cost and expenses to be borne by the Lessee.

9.11.

Subject to any Force Majeure event, if the Lessee’s access to the Demised Premises is obstructed or affected for any reasons attributable to the Lessor or other occupants of the Project and not attributable to any breach on part of the Lessee, the Lessor shall take immediate mitigating steps to clear such obstructions.

9.12.

The Lessor shall at all times make out good, valid, clear and marketable title to the Demised Premises and in the event of any litigation is initiated with respect to title to the Schedule Land and only if it affects the use and enjoyment of the Demised Premises, the Lessor shall promptly notify the Lessee and take appropriate remedial action.

10.	ALTERATIONS AND REPAIRS

10.1.

The Lessor shall during the Lease Period, be responsible for attending to and undertaking Major Repairs. The Lessor shall use reasonable efforts to carry out the Major Repairs. All Major Repairs to be performed under this Clause shall be carried out in a prompt, diligent and good workmanlike manner. The Lessor shall use reasonable efforts to inspect the damage immediately or within a period of 4 (four) Business Days or such mutually agreed period, of the same being brought to the notice of the Lessor by the Lessee in writing and the Parties shall mutually agree on the reasonable time required to undertake and complete the Major Repairs. During the period of Major Repairs, if the Lessee is unable to use the entire extent of the Demised Premises, the obligation to pay the Base Rent, Open Area Rent and Maintenance Charges, shall stand suspended until the Major Repairs are completed. Provided that if the Lessee is prevented from using only a portion of the Demised Premises, the suspension of the Base Rent, Open Area Rent and Maintenance Charges shall be proportionate. For avoidance of doubt, the Lessee shall be required to pay Improvement Rent and Utility Charges.

10.2.

If the Lessor fails to commence the Major Repairs under Clause 10.1 above, within the period specified therein, the Lessee may cause the commencement of such Major Repairs at the cost of the Lessor. The Lessor shall reimburse the Lessee the entire cost of performing such Major Repairs within 15 (fifteen) Business Days of receipt of an invoice for such costs having expended by the Lessee. If the Lessor fails to reimburse the Lessee for such costs within the above-mentioned period, the Lessee shall have the right to deduct such costs from future Demised Premises Rent payable to the Lessor till the adjustment of the entire cost.

10.3.

The Lessee shall not be entitled to carry out any structural alterations or modifications to the Demised Premises except with the prior written approval on the Lessor, which shall not be unreasonably withheld. It is clarified that the Lessor may, at the time of its approval of any alteration or at any time prior to the expiry of the lease, notify the Lessee that the Lessor requires that the Lessee removes such alteration upon the expiration or earlier termination of this Lease Deed in which event the Lessee shall remove the alteration without causing any damage to the Demised Premises or the building systems and shall restore the Demised Premises to its condition prior to the installation of the alteration, reasonable wear and tear excepted.

10.4.

The Lessee shall however be at liberty to carry out interior works, fittings, fixtures, installations and furnishing within the Demised Premises at its sole discretion without causing any structural damage/alternation to the Building.

10.5.

The Lessor reserves the right to modify Common Areas at its own cost, provided that such modifications do not, other than on a temporary basis, materially adversely affect the Lessee's use of the Demised Premises or its access to the Land, as well as the Lessee’s ability to transport wind turbine blades from the Demised Premises to the exit of the Project.

10.6.

Notwithstanding anything to the contrary contained herein, in no event shall the Lessee undertake any actions that affect any building systems serving areas outside of the Demised Premises or affecting any other licensees/lessees at the Project, the Building structure or the Common Areas.

10.7.

The Lessee shall, at all times comply with all rules and regulations, set out in Annexure 6 of this Deed, applicable to all tenants at any time or from time to time, established by the Lessor covering use of the Demised Premises and the Project.

11.	MAINTENANCE

11.1.

The Lessor will be responsible for maintenance, security, management for the Common Areas and landscaping of the Project and the Lessor may appoint a maintenance service provider to undertake the Maintenance Services, more fully detailed in Schedule F hereunder. Simultaneously with the execution of the Lease Deed, the Parties will execute a maintenance agreement in relation to the provision of the Maintenance Services and payment of the Maintenance Charges.

11.2.

The maintenance charges payable by the Lessee to the Lessor shall be calculated on an open book basis and based on the square footage of the Leasable Area of the Demised Premises as a percentage of the total square footage of built up areas within the Project and is currently estimated to be Rs. 2 (Rupees Two only) per square foot of Leasable Area per month (“Maintenance Charges”). The Maintenance Charges are required to be paid over and above the Rent and will be payable in advance on monthly basis, along with the Rent as detailed in Clause 5. The Maintenance Charges shall be payable from the Lease Commencement Date.

11.3.

On an annual basis the Lessor shall reconcile the actual amounts for the provision of the Maintenance Services. In the event that the Maintenance Charges are less than the actual maintenance charges, the Lessee shall be liable to pay the differential amount along with the Maintenance Charges for the month subsequent to the reconciliation of accounts. Conversely, in the event that the payment made by the Lessee towards the Maintenance Charges exceeded the actual maintenance charges arrived at on the basis of the audited accounts, the Lessor shall adjust the same in subsequent month’s invoice till such time that the entire excess amounts have been set off, unless otherwise agreed between the Parties. The Lessor shall provide the Lessee a statement (along with supporting documents) on an annual basis bearing out the actual amounts incurred by the Lessor or the Maintenance Agency for the provision of the Maintenance Services.

11.4.

The routine maintenance of the Demised Premises shall be done by the Lessee at its own cost. The maintenance charges relating to any and all equipment installed by the Lessee at its own cost will be maintained by the Lessee at its own cost, either directly or through its appointed agency, and will not form a part of the Maintenance Charges.  Any warranty benefits for all equipment being provided by Lessor for exclusive use of the Lessee including but not limited to the AHUs shall be passed on to the Lessee by the Lessor. It is clarified that the cost of replacement of any such capital equipment of the building are part of capital expenses and will not be included in the Maintenance Charges or otherwise recovered from the Lessee.

11.5.

The Lessor reserves the right to temporarily stop any Maintenance Services and utilities when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of the Lessor, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.

11.6.

The Lessor shall have no responsibility or liability for failure to supply such Maintenance Services and utilities during any period of interruption; provided however, that the Lessor shall, except in a case of emergency, make a commercially reasonable effort to give the Lessee 5 (five) days’ advance notice of any planned stoppage of any such services for routine maintenance, repairs, alterations or improvements.

11.7.

The Lessee acknowledges that the Lessor may suspend or delay the performance of any Maintenance Services, if occasioned by reasons of Force Majeure, only after giving notice of such suspension at the earliest possible opportunity.

11.8.

The Lessor shall maintain and repair the Common Areas of the Project (excluding the Schedule Land), and keep them in good repair, reasonable wear and tear excepted. It is clarified that any damage to any of the foregoing, solely attributable to the Lessee or any of the Lessee’s agents, servants, employees, invitees or contractors shall be repaired by the Lessor, and all costs incurred by the Lessor in connection therewith shall be reimbursed by the Lessee within 10 (ten) days after demand thereof, along with invoices and proof of expenses incurred by the Lessor.

12.	INFRASTRUCTURE AND OTHER AMENITIES

12.1.	The utilities provided to the Demised Premises (including but not limited to water and electricity power supply) shall be as follows:

12.1.1.

Domestic Water Supply: From the centralized domestic water storage system, water shall be transferred to the Lessee’s tapping point. The source for water shall be either existing bore-well depending upon the availability or sourced through water tankers supplies. Hydro-pneumatic pumping system shall be employed to supply water to hand wash, health faucets, showers, kitchens, etc. For maintenance purpose the control valves like ball valve, butter fly valves shall be provided at entry of all group/individual toilets. Maximum envisaged quantity is 63,000 Ltrs per day considering 2100 headcount @ 30 litre per person per day.

12.1.2.	Water Supply for Toilets: The treated water from STP (from common STP) shall be supplied to all EWC/IWC and urinal plumbing fixtures through hydro-pneumatic pumps.

12.1.3.

Sewage Treatment Plant: STP for the facility shall be provided with UF system. The STP will contain underground RCC tanks to collect the raw sewage, processing the sewage and to store the treated water. A separate plant shall be planned to house the pumps, blowers, filters, etc. MBBR system shall be adopted to treat the sewage. STP envisaged capacity is 60 KLD.

12.1.4.

HT Power Supply: The Lessor shall provide adequate space to accommodate RMG Gear to set up 110 kV electrical sub-station within the Project. The Lessee shall receive incoming electrical power supply from Tamil Nadu Generation and Distribution Corporation (TANGEDCO) at 110 kV Outdoor RMG (with VCB type). From the RMG, the power is distributed as per the defined electrical scheme. The maximum estimated demand for phase-1 development is envisaged at 12,000 KVA.

12.2.

In relation to the utilities specific to the Demised Premises, the Lessor shall install separate meters at the Demised Premises, and the Lessee shall pay for such utilities at actuals consumed at the Demised Premises based on the sub-meter readings, either to the Lessor, directly to the concerned Governmental Authority or to the service provider, as applicable (hereinafter referred to as the “Utility Charges”). Utilities for the Common Areas will be charged as part of the Maintenance Charges. The Utility Charges shall not be a part of the Rent and shall be payable by the Lessee. The Lessee acknowledges that the Utility Charges are not fixed and shall vary each month depending upon, among other things, consumption, usage and any change in the price of the diesel, electricity unit charges, gas charges, occupancy of the Project etc. The Utility Charges shall be payable from the Lease Commencement Date. The Lessee shall be entitled to apply for and obtain in its own name connections for internet, fiber broadband, DTH, telephone and any other connections as per its requirement at its cost, without any objection from the Lessor and the Lessor shall sign necessary documents, wherever required, for enabling the Lessee to obtain the utility connections

12.3.

The Lessor shall obtain and organize power load between 10 and 12 MVA to the Demised Premises for Phase I of the Lessee’s project. The power shall be connected to the transformer, along with necessary infrastructure for transmission and provided with a separate meter for the Demised Premises. In the event the Lessee requires additional power, the Lessee acknowledges that any deposit to be paid to the utility company with respect to the power connection for any additional power required by the Lessee at the Demised Premises shall be the sole responsibility of the Lessee. On the expiry or termination of the lease, the Lessee shall, at the Lessor’s option, either surrender the additional power load obtained back to the Governmental Authority or transfer the electricity meter in the Lessor’s name. In the event the Lessor decides to retain the additional power, the Lessor shall reimburse the entire deposit paid and expenses incurred by the Lessee in obtaining the additional power. It is clarified that the Lessee shall also be liable to pay the deposit for obtaining and organizing the initial power load to the Demised Premises for Phase I of the Lessee’s project.

12.4.

The Lessee shall be entitled to employ any such security measures as required to the Demised Premises, without the consent of the Lessor. The Lessee shall be entitled at its option to regulate the entry of persons into the Demised Premises and other areas within the Demised Premises and shall be entitled to engage security personnel or install security systems to restrain people from entering any part of the Demised Premises, in each case in its sole and absolute discretion. The Lessor shall be responsible for providing security in the Project, including at the main entrance and within the Common Areas, for which the Lessee shall have no objection and control.

12.5.

The Lessee shall have naming rights on the Schedule Land and Building per the Lessee’s sign standards and no additional charge to the Lessee, provided the same are in line with Lessor’s signage policy. Any name / logo / signage along with dimensions and type of signage shall be approved by the Lessor’s Architect and as per local laws before installation and the entire cost for procurement, installation and maintenance of the signage shall be borne by the Lessee.

13.	INSPECTION

The Lessor and the Lessor’s representatives may enter the Demised Premises at any reasonable time with 24 (twenty four) hours’ notice (except in the case of emergencies) for the purpose of effecting any repairs, inspecting the Demised Premises or for any other business purposes, subject to complying with the Lessee’s identification process and access control systems.

14.	TAXES

14.1.	All present and future municipal/property taxes in respect of the Project including the Demised Premises shall be borne by the Lessor.

14.2.

The Lessee shall be required to pay GST or any other levies / duties of similar nature, with respect to the Demised Premises and / or the Rent and any other charges that may be payable by the Lessee to the Lessor under this Lease Deed. In addition to its liability to pay any GST or any other tax payable on the Rent or on the lease, if any tax is levied or assessed directly against the Lessee in relation to the payment of Rent and Maintenance Charges under this Lease Deed, then the Lessee shall be responsible for and shall pay the same at such times and in such manner as the concerned Governmental Authority shall require.

14.3.	All payments to be made by the Lessee to the Lessor shall be subject to tax deducted at source as the Income Tax Act, 1961.

15.	ASSIGNMENT AND SUBLETTING

15.1.

The Lessee shall be entitled to assign the lease or sub-lease or license all or any portion of the Demised Premises to any of its Affiliates, with prior written intimation to the Lessor. The Lessee shall not be entitled to sub-lease, assign or license its leasehold rights to a third party, without the prior written consent of the Lessor which consent may be withheld at the option of the Lessor by providing reasons for the same. No lease or license shall be done for commercial gain. Where the partners of the Lessee enter into any agreement with a third party (which is not an Affiliate of the Lessee) to transfer their entire partnership interest in the Lessee to such third party, the Lessee shall take prior written consent from the Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed.

15.2.

In the event of any assignment, sub-lease or license in accordance with this Clause 15, the lessee or licensee, as the case may be, shall be bound by the covenants, terms and conditions of this Lease Deed and the Lessee shall ensure and guarantee that its obligations/covenants contained herein are performed by such assignee or lessee or licensee. The Lessee shall continue to be fully and primarily responsible to comply with all the obligations under this Lease Deed even after any lease or license in accordance with the provisions of this Lease Deed.

15.3.

In the event of merger or amalgamation or demerger of the Lessee with its Affiliates, the terms of this Lease Deed shall be binding on the entity formed as a result of such merger or amalgamation or demerger, approved by the jurisdictional court or tribunal, without requirement of executing any further documents. In such event, the Lessee or the new entity resulting from the amalgamation or merger or demerger shall submit a certified copy of the order passed by the court or tribunal to the Lessor for its records. If the Parties are required to enter into any further documents consequent upon such order to continue the lease, if required under Applicable Law, the same shall be at the cost of the Lessee.

16.	INSURANCE

16.1.

After the Lease Commencement Date, the Lessee will keep in force at its sole expense as long as this Lease Deed remains in effect and during such other time as the Lessee and the Lessee's employees, agents, invitees and others for whom it is responsible at law use any portion of the Demised Premises, (a) Standard Fire and Special Perils Policy covering all its equipment/ machinery and other assets brought in by the Lessee onto the Demised Premises, (b) Commercial General Liability Policy: to provide insurance coverage for bodily injury, personal and advertising injury and products and completed operations liability, and (c) appropriate annual maintenance contracts for all the equipment being provided by the Lessor for exclusive use of the Lessee including but not limited to the AHUs.

16.2.	The Lessee shall also obtain any insurance as may be required under Applicable Law or as may be required to be obtained, at the request of the Lessor from time to time.

16.3.

During the Lease Term, the Lessor will obtain and maintain in force (a) Standard Fire and Special Perils Policy for the Demised Premises, Building, plant and machinery and other utilities owned by the Lessor in the Project, and any other insurance desired by the Lessor, all in amounts and with coverages determined by the Lessor in its sole discretion. The Lessor shall keep such insurance updated and provide the Lessee with the copy of the updated policies each year, prior to the expiration of the then current coverage.

16.4.

On or prior to the Lease Commencement Date, the Lessee has provided to the Lessor a copy of the Lessee’s insurance policy evidencing insurance coverage as required by this Lease Deed. The Lessee shall keep such insurance updated and provide the Lessor with the copy of the updated policies each year, prior to the expiration of the then current coverage.

17.	INDEMNITY

17.1.

The Lessee hereby indemnifies and agrees to defend, save and hold the Lessor, its directors, officers, employees, agents and representatives, harmless from and against any and all claims, demands, actions, damages, liabilities, costs and expenses, including reasonable attorney fees and expenses for (a) injury or death to persons or damage to property occurring within or about the Demised Premises, arising directly or indirectly out of use or occupancy of the Demised Premises or Common Areas or (b) a breach or default by Lessee or its partners,, officers, employees, agents or representatives, in the performance of any of their obligations hereunder or (c) breach of any of the representations and warranties of the Lessee as contained in this Lease Deed or (d) any direct and actual loss or damage (not being in the nature of any direct or indirect business loss or any direct or indirect opportunity loss or any action in tort) suffered by the Lessor by reason of any act or deed or omission of the Lessee which is contrary to the terms hereof, unless caused solely by the willful misconduct or gross negligence of the Lessor or (e) any environmental condition arising during the Lease Term on the Demised Premises, which may have an adverse effect on the Project or non-compliance with the Environmental Laws. Further, The Lessee shall indemnify the Lessor from any and all costs and expenses incurred in connection with the enforcement of this clause.

17.2.

The Lessor hereby indemnifies and agrees to defend, save and hold the Lessee, its partners, designated partner nominees, officers, employees, agents and representatives, harmless from and against any and all claims, demands, actions, damages, liabilities, costs and expenses, including reasonable attorney fees and expenses for (a) injury or death to persons within or about the Common Areas, arising directly or indirectly out of a breach or default by Lessor or its directors, officers, employees, agents or representatives, in the performance of any of their obligations hereunder or (b) breach of any of the representations and warranties of the Lessor as contained in this Lease Deed, unless caused by the willful misconduct or negligence of the Lessee (c) any direct and actual loss or damage (not being in the nature of any direct or indirect business loss or any direct or indirect opportunity loss or any action in tort) suffered by the Lessee by reason of any act or deed or omission of the Lessor which is contrary to the terms hereof, unless caused solely by the willful misconduct or gross negligence of the Lessee; and (d) any direct and actual (not being in the nature of any direct or indirect business loss or any direct or indirect opportunity loss or any action in tort) loss or damage caused to the Lessee on account of any defect in title to the Schedule Land, non-compliance of the terms of the Sanctioned Plan by the Lessor in relation to construction of the Building as determined by any Governmental Authority and such order having attained finality, breach or non-compliance with the Environmental Laws (and attributable to the Lessor as determined by independent environmental consultants) or the provision or utilities therein, which could not be reasonably ascertained by the Lessee at the time of taking handover of the Demised Premises. Further, the Lessor shall indemnify the Lessee from any and all costs and expenses incurred in connection with the enforcement of this clause.

17.3.

The Lessor shall not be liable to the Lessee for, and the Lessee assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Demised Premises). The Lessee further waives any and all claims for injury to the Lessee's business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). The Lessor shall not be liable for any damages arising from any act, omission or neglect of the Lessee or any of the Lessee's agents, servants, employees, invitees and contractors within the Project or of any other third party.

17.4.	The indemnifying Party shall indemnify the indemnified Party from any and all costs and expenses incurred in connection with the enforcement of this clause.

18.	SALE, MORTGAGE AND CHARGES

18.1.

The Lessor shall have the right to sell or assign the Demised Premises or any portion thereof during the Lease Term with prior written intimation to the Lessee and such prospective purchaser shall be bound by all the terms and conditions of this Lease Deed including but not limited to renewal of the lease and obligation to refund the Security Deposit. Subsequently, the lease shall be attorned in favour of the prospective purchaser. Deed of attornment or such other document as may be required shall be executed by the Parties confirming such attornment with the Lessor as the confirming party thereto and thereafter the Lessor shall stand released of their obligations under the Agreement. The Lessee shall not be liable to bear any cost for such attornment. The Lessor and/or the new purchaser shall bear all costs (including stamp duty and registration fee, if any) in relation to Deed of attornment and/or incidental documents.

18.2.

The Lessor shall be entitled to seek rental discounting facility or create a mortgage of the Project, the Demised Premises or any part thereof, and the Lessee shall cooperate with the Lessor in connection thereto provided that such mortgage shall not affect the rights of the Lessee to use and occupy the Demised Premises during the Lease Term so long as the Lessee is not in default under this Lease Deed. The Lessee shall do all acts, deeds as required by the Lessor with respect to the same, as long as the same do not affect the Lessee’s rights under this Lease Deed and the Lessee shall not have obligation to the bank or financial institution, save and except the payment of Rent to the designated account and any other reasonable request that the bank or financial institution may require.

19.	LOCK IN AND TERMINATION

19.1.

The Lessee shall not be entitled to terminate the lease during the Initial Term (“Lock-in Period”) except for breach of the obligations under this Lease Deed by the Lessor (subject to any cure period available to the Lessor under this Lease Deed) or occurrence of the Force Majeure event which renders the Demised Premises unusable for the Permitted Use even after 12 (twelve) months from the date of approvals to reenter and/or reconstruct the Demised Premises, subject to the right of the Lessor to repair and restore the damage to the Demised Premises. In the event of abandoning or surrendering or terminating the lease prematurely during the Lock-in Period either by the Lessee for reason other than the breach of the Lease Deed by the Lessor or Force Majeure event (as stated above) or due to termination by the Lessor due to the breach by the Lessee of any of the terms of this Lease Deed, the Lessee shall be bound to pay to the Lessor the Rent (including the escalation as per Clause 5.5 above) for the Demised Premises corresponding to the unexpired portion of the Lock-in Period.

19.2.	Termination of the Lease Deed Post Lock-In-Period

After the expiry of the Lock-in Period and during the Renewal Term, the lease may be terminated by the Lessee by providing the Lessor with 6 (six) months written advance notice (“Notice Period”) or upon payment of Rent, Maintenance Charges and other charges as per the Lease Deed in lieu of the 6 (six) month notice.

19.3.	Cure Rights and Cure Notices

19.3.1.

In the event of a breach by the Lessee of any of the terms of this Lease Deed, including non-payment of Rent for 3 (three) consecutive months as provided in Clause 5.4 above, the Lessor will give a notice to the Lessee to remedy the breach within 30 (thirty) days, and in the event of the Lessee not remedying the breach within such notice period to the satisfaction of the Lessor, the Lessor will be entitled to terminate the lease with immediate effect. However, if the Lessee disputes the Lessor’s claim that the Lessee is in default, the parties shall amicably settle the dispute in terms of Clause 23.2 of this Lease Deed failing which the matter shall be submitted to Arbitration in terms of Clause 23.3 of this Lease Deed and the Lessor may only terminate the Lease Deed if the arbitrator rules in favour of the Lessor. The Parties shall continue to be bound by the terms and conditions of this Lease Deed until the final outcome of the arbitration proceedings. Upon such termination, the Lessor will be entitled to collect the Rent for the remaining portion of the Lock-in Period and also be entitled to all direct damages incurred thereon, including the cost of recovering the vacant and peaceful possession of the Demised Premises. For avoidance of doubt, this will include the arrears of Rent, if any, payable at the time of termination of the Lease Deed. This right is apart from the Lessor’s right to specifically enforce the Lessee’s obligations under this Lease Deed. Notwithstanding the foregoing, if any breach or other failure by the Lessee to perform any of its obligations under this Lease Deed, results in an emergency situation or adversely impacts any building systems including, without limitation, any serving areas outside of the Demised Premises, any other lessees at the Project, the Project structure or the Common Areas, the Lessor may, without waiting for the Lessee’s 30 (thirty) day cure period to expire and without limiting any of the Lessor’s other remedies, attempt to cure all or any part of the applicable breach or other failure, in which case the Lessee shall be required to reimburse the Lessor for all of its costs in connection therewith.

19.3.2.

In addition to the Lessee’s rights to self-perform pursuant to Clause 10.2, in the event of a breach by the Lessor of the terms of this Lease Deed, the Lessee will give notice to the Lessor to begin to remedying the breach within 30 (thirty) days and in the event of the Lessor not remedying the breach within a commercially reasonable period, this lease shall stand terminated, even if it is during the Lock-in Period and the Lessee shall not be liable to pay Rent for the unexpired portion of the Lock-in Period. If the Lessor disputes the Lessee’s claim that the Lessor is in default, the parties shall amicably settle the dispute in terms of Clause 23.2 of this Lease Deed failing which the matter shall be submitted to arbitration in terms of Clause 23.3 of this Lease Deed and the Lessee may only terminate this Lease Deed if the arbitrator rules in favour of the Lessee.

19.3.3.

It is clarified that a receipt by the Lessor of the Rent, the Maintenance Charges, Utility Charges or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by the Lessor of any provision of this Lease Deed shall be deemed to have been made unless expressed in writing and signed by the Lessor. To the greatest extent permitted by law, the Lessee waives the service of notice of the Lessor's intention to re-enter or re-take the Demised Premises, or to institute legal proceedings to that end.

20.	REINSTATEMENT

20.1.

Upon the expiration or earlier termination of the Initial Term or the Renewal Term if any, the Lessee shall surrender the Demised Premises to the Lessor in the same condition as received, free of hazardous materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Demised Premises, and released of any hazardous materials clearances that may be in effect at the time, broom clean, ordinary wear and tear excepted.

20.2.

The Lessee shall immediately return to the Lessor all keys and/or access cards (if any provided) to the Project, or all or any portion of the Demised Premises furnished to or otherwise procured by the Lessee. If any such access card or key is lost, the Lessee shall pay to the Lessor, at the Lessor’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Lessee’s property, alterations and property not so removed by the Lessee as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by the Lessor at the Lessee’s expense, and the Lessee waives all claims against the Lessor for any damages resulting from the Lessor’s retention and/or disposition of such property. All obligations of the Lessee hereunder not fully performed as of the termination of the Initial Term or the Renewal Term, if any, shall survive the expiration or earlier termination of the Initial Term or the Renewal Term, if any, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Demised Premises.

20.3.

In the event of the Lessee failing to vacate the Demised Premises on expiry or earlier termination of the lease, the Lessee will be liable to pay compensation equivalent to 200% (two hundred percent) of the Rent and the Maintenance Charges for unauthorized use/ possession of the Demised Premises. This right is without prejudice to the right of the Lessor to evict the Lessee and to deal with the Demised Premises. In such event of the Lessee failing to vacate the Demised Premises on expiry or earlier termination of the lease, the Lessee shall be responsible for all actual and direct damages suffered by the Lessor resulting therefrom. Nothing in this paragraph shall be construed to grant the Lessee any right to use and/or occupy the Demised Premises after expiration or termination of this Lease Deed.

21.	FORCE MAJEURE

21.1.	“Force Majeure” shall mean any event or circumstance or a combination of events or circumstances, which satisfies any of the following conditions:
(c)	materially and adversely affects the performance of an obligation; and
(d)	is beyond the control of the affected Party and includes (without limitation), the following events and/or circumstances:
ix.	war, (whether declared or undeclared), invasion, armed conflict or act of foreign enemy in each case involving or affecting India;
x.	revolution, riot, insurrection or other civil commotion, act of terrorism or sabotage;
xi.

strikes, industrial disputes and/or lockouts directly affecting the Demised Premises, provided it is not a strike of the employees or contractors of the Lessor or Lessee, as the case may be, for actions caused by the Lessor or Lessee;

xii.	change in governmental policy or Applicable Laws directly affecting the Demised Premises;
xiii.

acts of God or events beyond the reasonable control of the affected Party which could not reasonably have been expected, including any effect of the natural elements, including lightning, fire, earthquake, unprecedented rains, landslide, subsidence, flood, storm, cyclone, epidemics or plagues or any other similar effect; and

xiv.

any judgment or order of any court of competent jurisdiction or statutory authority in India made against the Parties in any proceedings to comply with any Applicable Laws or on account of breach thereof (other than arising as a result of a breach of the relevant Party’s obligations hereunder);

xv.	breach by any of the contractors engaged for the Lessor’s Work, of their obligations under such contracts, for reasons which are not attributable to the Lessor; and
xvi.	delays in the issuance of any permits or approval of any kind required to be obtained by Lessor in connection with the Lessor’s Work for reasons not attributable to the Lessor.

21.2.

If the performance by either Party of any of its obligations under this Lease Deed is prevented, restricted or interfered with by reason of Force Majeure, then such Party shall be excused from such performance to the extent of such prevention, restriction or interference, provided that such Party shall use reasonable efforts to avoid or remove such cause of non-performance and shall continue performance hereunder whenever such causes are removed.

21.3.

If, at any time during the Lease Term the Project or the Demised Premises are damaged or destroyed by a Force Majeure event, the affected Party shall notify the other Party within 5 (five) days days after discovery of such occurrence. The Lessor shall thereafter notify the Lessee within 15 (fifteen) days from the date of the notification of the occurrence of a Force Majeure event as to the amount of time the Lessor reasonably estimates it will take to restore the Project or the Demised Premises.

21.4.

If, due to any Force Majeure event, the damage or destruction caused to the Demised Premises continues beyond a period of 15 (fifteen) days, there being no default on the part of the Lessee , the Lessee shall not be required to make payment of the Base Rent, Open Area Rent and Maintenance Charges or such portion thereof from 7 (seven)  days from the date of the occurrence of the Force Majeure till the date that the Demised Premises is substantially restored to the condition as delivered by the Lessor to the Lessee for its Permitted Use. During the period of repair and restoration, if the Lessee is unable to use the entire extent of the Demised Premises, the obligation to pay the Base Rent, Open Area Rent and Maintenance Charges, shall stand suspended until the Demised Premises is substantially restored as stated above. Provided that if the Lessee is prevented from using only a portion of the Demised Premises actually affected by the Force Majeure event, the suspension of the Base Rent, Open Area Rent and Maintenance Charges shall be proportionate to the area affected. For avoidance of doubt, it is clarified that any abatement of Rent under this Clause shall not include the Rent, Maintenance Charges and other charges due and payable by the Lessee till such date. For avoidance of doubt, the Lessee shall be required to pay Improvement Rent and Utility Charges. In addition to termination rights under Clause 19 above, in the event the Lessee is not able to make Permitted Use of the Demised Premises even 12 (twelve) months after the date of approvals to reenter and/or reconstruct the Demised Premises, the Lessee will be entitled to terminate the Lease Deed.  It is clarified that if the termination occurs under this Cause 21.4, during the Lock-in Period, the Lessee shall not be liable to pay the Rent or any other charges or liquidated damages for the unexpired portion of the Lock-in Period.

21.5.

The Lessor shall, upon any destruction caused to the Demised Premises due to the occurrence of a Force Majeure event, promptly restore the Demised Premises, subject to delays arising due to (i) insurance claims related investigations; or (ii) any prohibition, either by the insurers or the appropriate Governmental Authority, on entering and restoring the Demised Premises or (iii) for securing license, clearance or other authorization of any kind required issued by any Governmental Authority to enter into and restore the Demised Premises.

21.6.	The Party invoking the Force Majeure shall immediately notify the other party of any Force Majeure event.

22.	ANTI-CORRUPTION LAWS & ANTI-MONEY LAUNDERING LAWS

22.1.

Anti-Corruption Laws: The Parties agree and confirm that, in connection with this Lease Deed, the Parties will comply with all Anti-Corruption Laws and not otherwise take any steps that would subject the Parties, its Affiliates or any of their respective representatives to any civil or criminal penalties or loss of benefits. Each of the Lessor and the Lessee represents and warrants that neither the Party nor any director, partner or officer associated with or acting on behalf of the Party has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic Government Official or employee from corporate funds; or violated or is in violation of any provision of the Anti-Corruption Laws.

22.1.1	The Parties will not:

(d)

pay, promise to pay or authorize the payment of any money or anything of value (including, without limitation, any gifts, entertainment or travel), directly or indirectly, to any person for the purpose of or where there is a reasonable likelihood of (i) inducing such person to perform improperly, or fail to perform, his or her function, (ii) securing an improper advantage, or (iii) inducing such person to use his or her influence to affect or influence any act or decision. The Parties acknowledge that the prohibitions in this Clause include any situation in which the person making the payment knows, believes or is aware of a reasonable likelihood that the person receiving the payment will pass the payment through, in whole or in part, to any person for any of the foregoing prohibited purposes.

(e)

retain any Government Official, or any person whose immediate family member is a Government Official, in an official or unofficial capacity, to perform any service for the Parties or their respective Affiliates in relation to the transaction under this Lease Deed; and

(f)

pay or commit to pay anything of value directly to or indirectly for the benefit of (including, without limitation, in cases in which there is a reasonable likelihood that the person receiving the payment will pass the payment through to) any Government Official.

22.1.2	The Parties further agree and confirm that to the best of their respective knowledge neither the Parties nor any of its’s officers, employees or persons associated with it:

(d)	has been convicted of any offence involving the Anti-corruption Laws;

(e)

is the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence under the Anti-corruption Laws; or

(f)

has been or is listed by any government agency as being debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for participation in government procurement programs or other government contracts.

22.1.3

The Parties will promptly notify the other Party if, at any time during the term of this Agreement, the Parties breach any portion of this Clause or the Parties would not be able to repeat the confirmations made in this Clause at the relevant time.

22.2.

Anti-Money Laundering Laws: Each of the Lessor and the Lessee represent that their respective operations is and has been conducted at all times in compliance with Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lessee with respect to Anti-Money Laundering Laws is pending and no such actions, suits or proceedings are threatened or contemplated.

22.3.	Whistle Blowing:

(d)

Lessor believes in the conduct of the affairs of its constituents in a fair and transparent manner by adopting highest standards of professionalism, honesty, integrity and ethical behaviour. Anyone aggrieved or coming to know of an alleged act that constitutes an improper or unethical activity or conduct by any of our employees can report the same for further investigation and inquiry using the following whistleblowing channels:

Mr. Ammaiappan J.

Head-Legal, Ascendas Singbridge Pte. Ltd.

ammaiappan.j@ascendas-singbridge.com

(e)

All reports received in this whistleblowing channel will be received and will be handled confidentially, to the extent permitted by law and consistent with Lessor’s requirements to investigate and address the reported conduct.

(f)

However, upon investigation, if a complaint is found to be frivolous or made with unsubstantiated allegations, the complainant and/or its associate companies / firms may be banned by Lessor or its affiliates for a limited period of time at the discretion of Lessor.

23.	GOVERNING LAW, JURISDICTION AND DISPUTE RESOLUTION

23.1.

The provisions of this Lease Deed shall, in all respects, be governed by, and construed in accordance with the laws of India. Subject to Clauses 23.2 and 23.3 below, each Party agrees that the courts at Chennai shall have exclusive supervisory jurisdiction in relation to this Lease Deed.

23.2.

If any dispute arises amongst Parties hereto during the subsistence of this Lease Deed or thereafter, in connection with the validity, interpretation, implementation or alleged material breach of any provision of this Lease Deed or regarding a question, including the questions as to whether the termination of this Lease Deed has been legitimate, the Parties shall endeavour to settle such dispute amicably.

23.3.

In the case of failure by the Parties to resolve the dispute in the manner set out above within 30 (thirty) days from the date when a dispute is notified by one Party to the others, the dispute shall be referred to and finally resolved by arbitration under the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one arbitrator appointed in accordance with the SIAC Rules. The seat, or legal place, of arbitration and venue of the arbitration shall be Mumbai, India. The language to be used in the arbitration shall be English.

23.4.	The arbitral tribunal's award shall be substantiated in writing and the Parties shall submit to the arbitral tribunal’s award which shall be enforceable in any competent court of law.

24.	COSTS AND STAMP DUTY

24.1.

The cost of stamp duty and other incidental expenses in connection with this Lease Deed and any amendment thereof shall be borne by Lessee. The Lessor shall provide all assistance required by the Lessee and endeavour to and facilitate the registration of this Lease Deed in whatever manner possible. This Lease Deed shall be executed in duplicate, and the original Agreement and Lease Deed shall be with the Lessee and the duplicate Agreement and Lease Deed shall be with the Lessor.

24.2.	Each Party shall bear its own legal and other costs with respect to this Lease Deed.

25.	NOTICES

25.1.

Any notice and other communications provided for in this Lease Deed shall be in writing and shall be first transmitted by facsimile transmission/ electronic transmission, and then confirmed by postage, prepaid registered airmail or by internationally recognised courier service, in the manner as elected by the Party giving such notice to the following addresses:

(a)	In the case of notices to the Lessor:

Address	:	Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113
Attention	:	Mr Aloke Bhuniya, Chief Executive Officer
Telephone	:	022- 62212400
Email	:	legal@ascendas-firstspace.com

(b)	In the case of notices to the Lessee:

Address	:	C/o TPI Composites, Inc. 8501 N. Scottsdale Road, Suite 100 Scottsdale, AZ USA 85253
Attention	:	General Counsel and Chief Financial Officer
Telephone	:	(480) 305-8910
Email: Attention: Telephone: Email:		sfishbach@tpicomposites.com Chief Financial Officer (480) 305-8922 bsiwek@tpicomposites.com

Copy of the notice shall be marked to:

Khaitan & Co LLP

Simal, 7/1, Ulsoor Road, Bangalore 560 042, Karnataka, India.

Attn: Rashmi Deshpande

Email: rashmi.deshpande@khaitanco.com

CBRE

Attn: Christian Perez Giese

Email: christian.perezgiese@cbre.com

25.2.

All notices shall be deemed to have been validly given on (i) the business date immediately after the date of transmission with confirmed answer back, if transmitted by facsimile transmission, or (ii) the business day after the date of sending, if transmitted by courier or registered post.

25.3.

The Parties may, from time to time, change their address or representative for receipt of notices provided for in this Lease Deed by giving to the other Party not less than 30 (thirty) days prior written notice.

26.	MISCELLANEOUS

26.1.

Limitation of Liability: Any reference to any losses, damage, claims, compensation, indemnity etc., to be payable by one Party to the other Party, shall not include any incidental, consequential, penal, exemplary or like damages, or any direct or indirect loss of profits or any claim for loss of opportunity or any action in tort even if advised of the possibility of such claims.

26.2.

Reservation of Rights: No forbearance, indulgence, relaxation or inaction by any Party at any time to require performance of any of the provisions of this Lease Deed shall in any way affect, diminish or prejudice the right of that Party to require performance of that provision.  Any waiver or acquiescence by any Party of any breach of any of the provisions of this Lease Deed shall not be construed as a waiver or acquiescence of any right under or arising out of this Lease Deed or of the subsequent breach, or acquiescence to or recognition of rights other than as expressly stipulated in this Lease Deed.

26.3.

Severability: The Parties agree that the covenants, obligations and restrictions in this Lease Deed are reasonable in all circumstances. If any provision of this Lease Deed is held to be illegal, invalid, or unenforceable under any present or future law, (i) such provision shall be fully severable; (ii) this Lease Deed shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Lease Deed shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance here from; and (iv) in lieu of such illegal, invalid, or unenforceable provision, there shall be added a legal valid and enforceable provision as similar in terms and effect to such illegal, invalid or unenforceable provision as may be possible.

26.4.	Amendments: No modification or amendment to this Lease Deed and no waiver of any of the terms or conditions hereto shall be valid or binding unless made in writing and duly executed by the Parties.

26.5.

Entirety: This Lease Deed read along with the Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof to the exclusion of all other understandings and assurances, either written or oral between the Parties. The Recitals, Schedules and Annexures shall be deemed to form a part of the body of the Deed and shall be binding and enforceable. In the event of any inconsistency or discrepancy between the terms of this Lease Deed and the Agreement, with respect to the matters covered herein, the terms of this Lease Deed shall prevail. For all other terms which are not specifically covered in this Lease Deed, the terms of the Agreement shall continue to prevail and be binding on the Parties.

26.6.

Specific Performance: In the event that a Party commits a default of the terms of this Lease Deed then, the non-defaulting Parties shall be entitled to such remedies, including remedies by way of damages and/or specific performance, as may be permitted under Applicable Laws, in addition to its rights and remedies under this Lease Deed.

26.7.

Relationship between Parties: Nothing contained in this Lease Deed shall be deemed or construed by the Parties or by any third part or court to create a relationship of principal and agent or employer and employee or of partnership or of joint venture or of any association between the Lessor and the Lessee, save and except that of landlord and tenant.

26.8.

Time: The Parties agree that time is of the essence in the performance of the Parties’ respective obligations. If any time period specified herein is extended in writing by the Parties, such extended time shall also be of the essence.

26.9.

Survival: The provisions of Clauses, 1 (Definitions and Interpretations), 20 (Indemnity), 27 (Governing Law, Jurisdiction and Dispute Resolution), 25 (Notices) and 26 (Miscellaneous) and any other provision intended to survive to give effect to the provisions of this Lease Deed shall survive the expiry or termination of this Lease Deed.

IN WITNESS WHEREOF, the Parties have executed this Lease Deed as of the date first written above

SIGNED and DELIVERED for and on behalf of the LESSOR

AARUSH (PHASE III) LOGISTICS PARKS PRIVATE LIMITED _____________________ Authorised Signatory Name: [●] Designation: [●]
AARUSH (PHASE IV) LOGISTICS PARKS PRIVATE LIMITED _____________________ Authorised Signatory Name: [●] Designation: [●]
AARUSH (PHASE V) LOGISTICS PARKS PRIVATE LIMITED _____________________ Authorised Signatory Name: [●] Designation: [●]

SIGNED and DELIVERED for and on behalf of the CONFIRMING PARTIES

AARUSH LOGISTICS PARKS PRIVATE LIMITED _____________________ Authorised Signatory Name: [●] Designation: [●]
AARUSH (PHASE II) LOGISTICS PARKS PRIVATE LIMITED _____________________ Authorised Signatory Name: [●] Designation: [●]

SIGNED and DELIVERED for and on behalf of the LESSEE

PROSPECT ONE MANUFACTURING LLP

_____________________

Authorised Signatory

Name: [●]

Designation: [●]

In the presence of:

WITNESSES
In the presence of: Name: Address:	In the presence of: Name: Address:

SCHEDULE A – DESCRIPTION OF THE SCHEDULE LAND

All that piece and parcel of the vacant land totally measuring approximately 41 acres (as per the Field Measurement Book), as shown in the plan and shaded in blue color in Annexure 2 (Sketch of Schedule Land), situated at comprised in Survey Nos 232/2A1, 2A2(part), 234/1, 2, 3(full), 4 to 11 (part), 12 to 17(full), 235/1 to 11(full), 236/1&2(full), 237/1(full), 239/1&2(full), 240/1A, 1B, 1C & 1D(full) of Mettupalayam Village, Sriperumbudur Taluk, Kancheepuram District and lands bearing Survey Nos  270/4&5(part), 7&8(full), 271/2A, 2B & 2C(part), 272/1A, 1B, 1C, 1D, 1E & 2(full), 273/4(full), 275/1 to 4(full), 276(full), 277/1&2(full), 278/1 to 3(full), 279/1(full) Survey Nos 230/1 to 4, 231/1 to 9, 232/1A,1B,1C, 232 2A1, 2A2, 2B, 2C1, 2C2, 2C3, 234/1 to 17, 235/1 to 11, 236/1&2, 237/1, 239/1&2, 240/1A, 1B, 1C & 1D of Mettupalayam Village, Sriperumbudur Taluk, Kancheepuram District and lands bearing Survey Nos 267/3A&3B, 268/1C, 2A & 2B, 269/1B, 2A, 2B, 2C & 2D, 270/1 to 5, 7 & 8, 271/1A, 1B, 1C, 1D, 2A, 2B & 2C, 272/1A, 1B, 1C, 1D, 1E & 2, 273/4, 275/1 to 4, 276, 277/1&2, 278/1 to 3, 279/1 situated at Echoor Village, Sriperumbudur Taluk, Kancheepuram District, Chennai, Tamil Nadu, India. The Schedule Land is bounded as follows:

North byAarush Logistics Park-Proposed Building 11

South byEchoor – Mettupalayam Village Road

East byAarush Logistics Park-15m Spine Road

West byNeighbor’s Land

SCHEDULE B – DESCRIPTION OF THE BUILDING

1.1 Factory Block	Usage : Industrial

Areas: This building contains

4)5 Bays (Finishing Bay 1 + Molding Bay 1 + Molding Bay 2 + Molding Bay 3 + Finishing Bay 2 + Production Passage)

5)Raw Material Warehouse, Glass Cutting, Buffer Stock, Tool Crib and Others, DOB, Locker Area (M&F), Lobby, Back Office with rest room arrangements, Passenger Lift Core 1 No

6)Mezzanine – Dining & Wash Area, Office & QA Lab

Building Parameters
Type	Multi-Span
Width (m)	200m Centerline to Centerline of Steel Column
Length (m)	295m Centerline to Centerline of Steel Column
Clear Height (m) – Eave	13.0m
Width Module (m)	5 @ 40m centerline of Steel Column
Roof Slope	4Deg. Subject to final design
Bay Spacing (m)	10m
Mezzanine	35m x 80m (load carrying capacity – 500 kg/sqm)
Gable end expansion	Provision to Expand on West Side towards Maneuvering Area
Block Masonry Wall Height (Periphery)	3.6m (all around)
Fire Separation Wall	Full Height Wall between Production Block and Mezzanine Block @35m from East to West
Flooring	5T/Sqm non FM2 flooring on Production & FM2 standard on Raw Material warehouse – Min, 200mm thickness, hardener & polishing
Crane Loads	20MT crane – Max 24 Nos distribution across all 5 bays
Finished Floor Height (FFL)	750mm above internal road level
Crane Hook Clear Height	10m from FFL
AHU Provisions	For molding bays AHU’s are positioned @ the ridge level – 500 kg/sqm on platform locations and walkway for accessing AHU rooms Access Ladder & Good Lift Provision for accessing roof
Design Loads: As per FM recommendation
Design Live Load (kN/m2) on roof	1.0 (20 Psf) – as per FM recommendation
Design Live Load (kN/m2) on frame	1.0 (20 Psf) – as per FM recommendation
Wind Speed (mph)	55 m/sec (123 mph) – as per FM recommendation
Roof & Wall Insulation	FM Approved Insulation Material
Earthquake Zone	Zone 3
Additional Collateral Load (kN/m2)	0.15KN/Sqm for purlin 0.35KN/Sqm for rafter

1.2 Utility Block

4)Type of Structure: RCC Framed Structure (as per IS code)

5)Building Height: 5m clear Electrical Room (( G + 1) & Vacuum Pump Room – Double Height, 10m clear height

6)Other Utility Buildings 5m clear, single story

1.3 Haz-Mat Room	3)Type of Structure : RCC Framed Structure (as per IS code) 4)Building Height – 7.5m clear
1.4 Security Block	3)Type of Structure RCC Framed Structure (as per IS code) 4)Building Height – 4.5m clear
1.5 Waste Storage Room	2)Asphalting with Chain Link Fence & Gate Arrangement

SCHEDULE C - WARM SHELL SPECIFICATIONS

Production Block
A	General
1	Clear Height @ Eaves	13.0m
2	Frame Type - PEB	Rigid Frame – multi span – Bay Width – 40m c/c
3	Gable Type - PEB	Single
4	Gutters & Downspouts	0.5mm TCT silicon modified polyester colour coated galvalume sheet of minimum 0.5mm thick 275 gsm galvanized sheet
5	Roofing Material	Metal Panels - 0.55mm thick - standing seam – non FM stanard
6		Profiled, TCT plain single skin galvalume : colour bare galvalume
7	Roof Slope	As per design
8	Wall Panel	Metal Panels - 0.50mm thick non FM
9		Profiled, pre-coated steel wall panels, trapezoidal type, colored profile sheet
10	Roof & Wall Light Panels	On roof : None On wall : as per design
11	Roof Insulation	50mm thick rock wool insulation with support. Aluminium foil over GI wire mesh @ bottom, density of wool should be 48 Kg / Sqm – FM Approved Material
12	Wall Insulation	50mm thick rock wool insulation with support. Aluminium foil over GI wire mesh @ bottom, density of wool should be 48 Kg / Sqm – FM Approve Material
13	Docking Type	Internal docking
14	Canopy Depth	5.0m wide
15	Canopy Height - Top of Apron	5.5m (or) as per final design
16	Canopy Slope	as per design
17	Mezzanine Structure For Office	5.0m clear height from FFL (as per TPI requirement) with services
18	Mezzanine Load For Office Use	500 Kg / Sqm ( Metal Deck Sheeting with concrete finish - average 150mm thickness)
19	Roof Access Ladder	Considered
B	PEB DESIGN PARAMETERS
	Design Code	IS
	Live Load	0.75KN/sqm
	Mezzanine floor load	5.0 KN/sqm
	Collateral load on rafter	0.35 KN/sqm
	Collateral load on purlin	0.15 KN/sqm
	Basic wind load	50m / sec

	Seismic Zone	III
	Importance Factor & Response reduction factor	1 & 4
	Crane loads on structure & foundation	For 20T crane design
	Building Floor Height	750mm from internal road level , Varying from 0.00 to 750mm matching with internal road level
Type of Flooring

VDF with jointed screed concrete (Spec : 375mm non plasticity soil fill + 200mm WMM + HDPE 300 micron vapour barrier sheet + 200mm thick M25 grade concrete with steel bars or steel fibres + Floor Dry Shake Hardener 4 to 5 Kg  / Sqm)

	Slab Load	5 ton per sqm UDL
	Flatness of Floor	Spec to follow : Polished floor
	Slab Sealer / Hardener	MM80 / FOSROC / SIKA / BASF
	Floor Joint Sealant	Construction / Contraction / Isolation / Expansion Joints as per Industrial Flooring Standards.
	Anti-Termite Treatment	Considered
	Cable Trenches on flooring	Considered & locations to be finalized – Tentative – 1820 Rmt
C	Perimeter Wall & Inner Walls
	Perimeter Hard Wall	Hard Wall
	Perimeter Hard Wall Height	3.6m
	Perimeter Hard Wall Material	200mm thick Solid block wall, plastered on both sides and painted
D	Doors & Windows
	Rolling Shutters- plant & maneuvering area	7.32m x 7.32m - 4 Nos
	Rolling shutter Width (Other Areas)	4.0m
	Drive-In Doors	Sliding doors
	Fire Escape Doors	2 Hrs fire rated Hot Pressed Metal Door with standard accessories - minimum size - 0.9m x 2.1m and compliant with codes
E	Dock Equipment
	Dock Pit- Nos	5
	Dock guards/bumpers	Considered of Gandhi Automation / Maini or similar make
F	Paint & Finishes
	Steel, Flashings, Doors and Frames	Finish with a grey white (Ral 9002) painting will be added to the indoor side.
	Exterior Wall For Office Entrance	Exterior grade emulsion paint.
	Interior Building Painting For Toilet Block	One coat of primer plus 2 coats of emulsion.
	Finish to primary members for steel building structural members	Surface preparation plus one coat of primer plus one coat of enamel paint.
	Lightning arrestor	As per statuary requirement
G	Paint, Finishes & Improvements
	Toilet Cubicle ( Male / Female)	Design as per NBC ( local code)
- Vitrified Tiles as per architect design
- Standard UPVC pipes for water / waste water lines
- Standard sanitary fixtures (Jaguar / Parryware / Hindware)
	Office Elevation- Treatment	16.0m wide

	Total Nos. of Office Entries	1
	Elevation Treatment	ACP & Glazing as per design
H	Open Areas
	Manoeuvre Area- Access to production areas	RCC, as per design.
	Hard paved blade storage area	Hard Paved, as per design.
I	Common Areas
	Fencing & Gates	1.8m heigh barbed wire fencing with intermittent pipe support
	Gate House	RCC Building as per design
	Roads, circulation areas	Asphalt road as per design
	Storm Water Drainage Network	RCC storm water drainage system as per slope
	STP	Common STP
	Domestic water supply	Water supply from bore well supply
	Fire water supply	Common Fire Water Tank – FM Compliance

SCHEDULE D – LESSEE IMPROVEMENTS

Lessee Improvements
A	PEB Parameters
1	Design Code	FM
	Live Load	1.0 KN/sqm
	Basic wind load	55m / sec
	Crane girders & brackets	To Carry a load of 20T of 24 cranes across all 5 bays
	Roof Insulation (FM Approved)	50mm thick rock wool insulation with support. Aluminium foil over GI wire mesh @ bottom, density of wool should be 48 Kg / Sqm
	Wall Insulation (FM Approved)	50mm thick rock wool insulation with support. Aluminium foil over GI wire mesh @ bottom, density of wool should be 48 Kg / Sqm
	Lift Core	Civil works connected with this work
B	Fire Fighting System
	Fire Hydrant System, Sprinkler System, Smoke Detectors, Fire Alarm, Etc.,	Basic Design code : National Building Code (NBC) -2016 – PART IV & for sprinkler demand - FM3-26 & FM8-9
	Fire Fighting System	FM Global
C	Electrical System
	10.5MVA to 12 MVA Power	Incoming & distribution, infrastructure & approvals
	Electrical System, including lighting in production, storage & office, open storage areas and distribution for utilities	As per design complete with sub main distribution boards and its components i.e. breakers, fuses etc.
	DG Set	As per requirement
	UPS System – 800 KVA	As per requirement
	Power Connection	Development & Liasoning
D	HVAC System
	Air conditioning system	As per design. Includes all operation areas hazardous storage, waste storage, paint kitchen, WC areas, and HVAC room (as per space list)
	Additional HVAC support for Paint Booths	As per design of Paint booth supplier
	AHU Provisions	For molding bays AHU’s are positioned @ the ridge level – 500 kg/sqm on platform locations and walkway for accessing AHU rooms Access Ladder & Good Lift Provision for accessing roof
E	CCTV & Security System	As per design
Office Interior
	Office interior, including partition, floor, walls etc.	Office interiors. HVAC for office included in A.11, excluding office furniture’s.
G	Additional Buildings
	Hazardous Store – 525 sq mt	RCC Building as per design
	Waste storage area – 975 sq mt	Asphalt floor Surface with MS Fence along periphery for an height of 1.8m, as per statuary requirements
	Utility Block- 2540 sq mt	RCC Building as per design
H	Others
	Joineries / Light Fixtures / Other Equipment’s	Additional Rolling Shutters, Trenches, Fire Wall, Dock Levellers, Lighting of 600 & 800 Lux

SCHEDULE E – HANDOVER CONDITION

16)	Date of Handing Over: 15th January, 2020
17)

Permanent power for facility however MB1 and FB1 infra complete with sub-distribution to site panels shall be fully ready (up and running), subject to TPI application submission on or before 01.03.2019 along with initial deposit.

18)	MB1 & FB1 Structural column bracket and gantry girder to be ready by 15-09-2019 to commence rail work and other ancillary works to have crane operational by 15-12-2019.
19)

Vacuum Pipework and Automation (MB1 and MB2) vacuum pumps rooms shall be ready to install pumps before and pump electrical panels 4.Compressed air pipework for all machinery, dust collection areas, compressors themselves - up and running, to achieve this milestone the subject utility block shall be partly made ready by AFS on or before 30.09.2019.

20)	MB1 & MB2 Full trenches to be made ready by on or before 15.11.2019
21)	Roof Closure and 3 sides closure (full)
22)	Lighting fixtures functional at MB1-FB1
23)	Floor concrete and trenches
24)	Sprinkler pipeline tested only.
25)	A temporary office space for at least 80 people and lunch space for 200 people
26)	Glass kitting at least infra for 2 machines (eastman glass cutting machines) and jib cranes. (including ups cabling, power and pressurized air to each machine) – Full Functional condition
27)	Partial completion of HVAC system for production areas, glass cutting and warehouse and Haz-Mat storage).
28)	Utility Building – 100% completion
29)	TPI-3rd Party schedule dated 24th January, 2019 (which is attached hereto) deadlines to be aligned
30)	AFS to support and work along with TPI team for installing 1st mold by 1st January, 2020

SCHEDULE F – DESCRIPTION OF THE MAINTENANCE SERVICES

COMMON AREA MAINTENANCE SCOPE

Aarush Logistics Park Private Limited, is responsible for maintenance and upkeep of common area and maintenance of all items built as common park infrastructure and the charges for the same is classified as ‘CAM Charges’. CAM Charges shall include among other things the following:

3.	Costs incurred towards maintenance of all common areas including but not limited to:

p.	Boundary Wall, Security Rooms, Security Gates, Boom Barriers and other security systems
q.	Roads, Pavements and Road Furniture
r.	Common Parking
s.	Lawns and Landscape
t.	Fire Tank & Fire System will be maintained in compliance with FM standards
u.	Water Distribution System
v.	Sewage Treatment Plant (STP) System
w.	Electrical Systems- Park Infrastructure
x.	Street Lighting
y.	Common Telecom and Telecommunication System
z.	Drainage System
aa.	Common Restrooms
bb.	Advertising and Signage for the Park
cc.	CCTV
dd.	Solid Waste Disposal

4.	Costs incurred towards operations and upkeep of the common areas, operation of plant and machinery required for the park including but not limited to:

a.	Security systems including guards and other systems deployed for the same
b.	Electricity and consumables for operation of Street Lights, STP Systems, Water Systems, Fire Systems, Solar Systems,
c.	Landscaping
d.	General cleanliness and upkeep

SCHEDULE G – RENTAL SCHEDULE

[attached separately]

ANNEXURE 1 – MASTER PLAN OF THE PROJECT

[Attached separately]

ANNEXURE 2 – SKETCH OF THE SCHEDULE LAND

[Attached separately]

ANNEXURE 3 – SKETCH OF OPEN AREA

[Attached separately]

ANNEXURE 4 – LOCATION OF STORAGE AREA

[Attached separately]

ANNEXURE 5 – LIST OF APPROVALS

1.	DTCP approval for the Demised Premises;

2.	CTE from PCB for the Demised Premises;

3.	EIA clearance for the Project;

4.	No Objection Certificate from the Fire department;

5.	No Objection Certificate from the Health department;

6.	No Objection Certificate from the Inspector of factories

.

ANNEXURE 6 – RULES AND REGULATIONS

RULES & REGULATIONS OF AARUSH LOGISTICS PARK

I.	Use of the Demised Premises:

a.	The Lessee agrees that the Demised Premises shall be used solely for the Permitted Use defined in the Lease Deed and for no other purposes whatsoever.
b.	In the event, the Lessee plans to use the Premises for any purpose other than as mentioned in the Lease Deed, it shall do so only after obtaining written permission from the Lessor.

II.	Lessee shall at all times do, act, operate and behave in the given manner:

(i)

Lessee and/or its visitors shall ensure that they are in compliance of all laws, ordinances, orders, rules, regulations (state, municipal, central and/or other agencies of bodies having jurisdiction thereof) and/or Project Bye-laws, with reference to the use, condition or occupancy of the Premises as well as the provisions of all recorded documents affecting it.

(ii)

Lessee shall ensure that its operations are consistent with the terms and conditions laid down in the construction and operation approvals for the use, condition or occupancy of the Demised Premises. The Lessee shall also keep all statutory and/or otherwise permissions and approvals valid at all times during the sustenance of this lease.

(iii)

The Lessee’s operations shouldn’t exceed the capacity of the structure and utilities and should not jeopardize the structural integrity of the Demised Premises/Project or cause damage/impair to any part of the Demised Premises or the Project.

(iv)

The Lessee shall not store, use or dispose of any hazardous materials in the Demised Premises except as permitted under the Applicable Laws. In no event shall Lessee cause or permit to be discharged into the plumbing or sewage system of the Project or onto the lands/buildings underlying or adjacent to the Demised Premises any hazardous materials. The Lessee shall be solely responsible for and shall defend, indemnify, and hold Lessor and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Lessee’s storage, use and/or disposal of hazardous materials on the Demised Premises.

(v)

Lessee shall ensure that all noise generated in its use of the Demised Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties.

(vi)

Lessee shall ensure that all dust, fumes, odors and other emissions generated by Lessee’s use of the Demised Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Demised Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Demised Premises or the Project or any component part thereof or the property of adjacent property owners.

III.	Use of Common Area of the Project:

i.

The common areas made available by Lessor appurtenant to the Demised Premises including gates, pedestrian ways, service roads, landscaped areas, sidewalks, service driveways, etc., shall be subject to the exclusive control and management of Lessor, as expressly reserving to Lessor, without limitation, the right to change the size, area, level, location, and arrangement of these common facilities and to remodel, upgrade or construct buildings and other improvements.

ii.

The Lessee shall have non-exclusive right to use the common areas for the purposes as stated in this Lease, subject to rules and regulations of the Project as decided by Lessor from time to time. Such rules and regulations shall not interfere with the right of Lessee to occupy and use the Demised Premises as per provisions of this Lease Deed.

iii.	The Lessee shall not interfere with rights of the Lessor or other lessee or any other person entitled to use this Common Area.
iv.

The Lessee is aware of the fact that the Lessor is underway with the construction of buildings/premises in the lands adjoining the said Demised Premises. The Lessor shall endeavor not to cause any blockage to the Demised Premises, without giving prior written notice to the effect to the Lessee. Any interference or inconvenience caused to the Lessee due to such construction or for any reasons beyond the control of the Lessor shall confer no right of any kind to the Lessee against the Lessor. The Lessor will take appropriate measure to endeavor minimum inconvenience is caused to the Lessee’s operations in the Demised Premises due to the ongoing constructions.

v.

The Lessee has to inform the Lessor’s facility manager in advance (at least 4 hours in advance) regarding transportation of finished product from the Demised Premises to avoid inconvenience to other tenants in the park.

IV.	Compliance with Statutory Requirements

a.

The Lessee shall, at its own cost, comply in all respects with the provisions of every enactment as may be required for its operations including compliances under CTO, Fire, Provident Fund, Employee State Insurance, etc.

V.	Common Area Rules

Aarush Logistics Park has framed the following general rules and regulations to be followed by the occupants of the Project. Such rules and regulations are framed with the intention to provide efficiency of operation, hassle free occupation and an excellent overall experience for all the lessee/occupants. Aarush reserves the right to make such changes to the rules and regulations without interfering with the rights of the tenants under this Lease Deed. The rules and regulations shall include among other things the following:

a.	Restricted entry:
i.	Lessee shall only allow people with business inside the Project / Demised Premises
ii.	Persons entering the Project can be subjected to reasonable check to ensure security of the park.
iii.	Entry systems should be followed for entering into the Demised Premises

b.	Parking
i.	Parking allowed only in authroised parking areas
ii.	No parking on the road or elsewhere

c.	Interference in other persons operations

No blockage of road/common areas

d.	Upkeep of the facility
i.	No littering common areas
ii.	Garbage disposal as per norms

e.	Capacity Utilisation

Usage of common facility within the approved parameters including usage of water, electricity, discharge of sewage

VI.	Adherence to Policy

The Lessee hereby undertakes to adhere to all policies, ordinances, circulars, etc. that may be issued by the Lessor and/or its agents with respect to the Demised Premises, including the following:

a.

Signage: Lessee may, at its expense, install signage on the Demised Premises, subject to any municipal restrictions. Except as set forth in the immediately preceding sentence, Lessee shall not place or install on or within any portion of the Demised Premises, the exterior of the buildings or the Common Areas, any other sign, advertisement, banner, placard, or picture which is visible from the exterior of the Demised Premises without Lessor’s prior written consent which shall not be unreasonably withheld. Upon expiration of the Term/early termination of this Lease, the Lessor may require the Lessee to remove such signage and restore any damages caused by signage or remove it by itself and charge the Lessee, the cost of removal of such signage, together with any costs that may be incurred by Lessor to repair any damage caused thereby.

b.

Parking: Lessee shall be entitled to the parking spaces as provided in the Project Land. Lessee shall adhere to all of the rules and regulations as are promulgated by Lessor and to any restrictions or regulations at any time imposed by any prevalent Laws. The Lessee and/or its guest/invitees, shall not, at any time, park or permit to be parked any vehicles on any other portion of the Project. The Lessee agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. Lessor reserves the right to grant easements and access rights to others for use of the parking areas on the Project, provided that such grants do not reduce parking and do not materially interfere with Lessee’s use of the parking areas.

c.

Trash Removal: The Lessee, at its own cost and expense, shall provide trash bins or other adequate garbage disposal facilities within the Demised Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such a manner so that it is not visible from outside and Lessee shall cause such trash, garbage and waste to be regularly removed from the Demised Premises. Lessee shall keep the Demised Premises and the Common Area in a clean, safe and neat condition free and clear of all of Lessee’s trash, garbage, waste and/or boxes and containers containing same at all times.

ANNEXURE 7 – LOCATION OF STORAGE AREA

[Attached separately]

ANNEXURE 8 – AGREED FORM OF THE CORPORATE GUARANTEE

Date:February [•], 2019

To	:AARUSH (PHASE IV) LOGISTICS PARKS PRIVATE LIMITED

Unit No.7 & 8, First Floor,

Pinnacle Building, International Tech Park,

CSIR Road, Taramani Chennai 600113.

and

AARUSH (PHASE V) LOGISTICS PARKS PRIVATE LIMITED

Unit No.7 & 8, First Floor,

Pinnacle Building, International Tech Park,

CSIR Road, Taramani Chennai 600113.

(hereinafter referred to as the "Lessor", which expression shall include its successors and permitted assigns)

Dear Sirs

CORPORATE GUARANTEE

We refer to the Agreement to Lease dated 4 February 2019 made among Aarush (Phase IV) Logistics Parks Private Limited, Aarush (Phase V) Logistics Parks Private Limited, Aarush Logistics Parks Private Limited, Aarush (Phase II) Logistics Parks Private Limited, Aarush (Phase III) Logistics Parks Private Limited, and Prospect One Manufacturing LLP (“Agreement”). Unless otherwise provided herein and except as the context may otherwise require, capitalized terms that are defined in the Agreement and are used in this Agreement shall have the same meanings given to them in the Agreement. References herein to the "Lease" shall include only the Initial Term, and also includes any period of overstaying by the Lessee with or without consent of the Lessor of this Demised Premises.

1.

In consideration of your having agreed to grant lease of the Demised Premises to Prospect One Manufacturing LLP (Registration Number AAN-4797), a limited liability partnership incorporated in India with its registered office at 156/1, Shop No. 16, SMR Sartaz Plaza, Jupiter Colony, Sikh Road, Secunderabad, Hyderabad, Telangana, 500009 India (the "Lessee"), upon the terms of the Agreement to Lease dated of even date and the Lease Deed that shall be executed and registered in due course (collectively referred as “Lease Documents”), TPI Composites, Inc., a company established and existing under and by virtue of the laws of the state of Delaware, United States of America (the "Guarantor", which expression shall include its successors and permitted assigns), with its principal office at 8501 N. Scottsdale Road, Suite 100, Scottsdale, AZ 85253 USA, hereby absolutely, irrevocably and unconditionally guarantee for the benefit of the Lessor (the “Beneficiary”) the timely, complete and satisfactory payment by the Lessee of the Lessee’s obligations to pay all amounts due and payable under the  Lease Documents (the “Guaranteed Obligations”).

2.

We guarantee that, if the Guaranteed Obligations are not paid in accordance with the terms of the Lease Documents by the Lessee (after any applicable notice and cure periods set forth in the Lease Documents), we shall pay the same to the Beneficiary.

3.

This Guarantee shall (i) be binding upon the Guarantor, its successors and permitted assigns; (ii) inure to the benefit of and be enforceable by the Beneficiary and its successors, transferees and permitted assigns.

4.	No failure or delay by the Beneficiary in exercising any power, right or remedy hereunder shall impair any of the same or operate as a waiver thereof.

5.	Our liability under this Guarantee shall not be impaired, discharged, prejudiced or affected by:

(i)

the giving of any time by the Lessor to the Lessee or by any indulgence, forbearance, concession, compromise or arrangement given by the Lessor to or made by the Lessor with the Lessee, with or without our assent;

(ii)	No action taken or omitted by the Lessor in connection with other means of payment shall discharge, reduce, prejudice or affect the liability of the Guarantor under this Corporate Guarantee;

(iii)	any variation to the Lease Documents;

(iv)	the Lessee surrendering part of the Demised Premises, in which event our liability is to continue in respect of the part of the Demised Premises not surrendered;

(v)	any legal limitation, disability or incapacity relating to the Lessee or the Guarantor;

(vi)	any enforcement of or failure to enforce any right or remedy by the Lessor against the Lessee;

(vii)	any claims by the Lessee to rights of set-off or counter-claim of any nature whatsoever against the Lessor;

(viii)

the insolvency, liquidation, judicial management or dissolution of the Lessee or the appointment of a liquidator, trustee, receiver or receiver and manager of all or any part of the property of the Lessee (or any event analogous to any of the foregoing) at any time or from time to time;

(ix)	any invalidity, irregularity, unenforceability, imperfection or avoidance or any defect in the obligations of, the Lessee or the Guarantor;

(x)

any change in the name, constitution or otherwise of the Lessee or the Guarantor or any change in the setup of the Lessee, which may be by way of change in the constitution, winding up, voluntary or otherwise, or any merger, absorption, amalgamation or otherwise of the Lessee or the Guarantor with any other corporate entity or concern;

(xi)

the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of the Lessee and/or the Guarantor, or bankruptcy of the Guarantor, or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of the Lessee or the Guarantor or the occurrence of any circumstances whatsoever affecting the Lessee’s and/or the Guarantor’s ability to discharge its obligations under the Lease Documents; or

(xii)	anything else by which but for this clause, may operate to exonerate us from our obligations or liabilities or affect those obligations and liabilities at law or in equity.

6.

Any statement of account certified as correct by any one of the Lessor's directors, general manager, deputy general manager, finance manager or other duly authorised personnel shall (other than in the case of manifest error or fraud) be binding on us and shall be conclusive evidence against us that the sums therein certified are due and owing from the Lessee to the Lessor.

7.

Any demand for payment of money or any other notice under this Guarantee may be made by the Lessor or any firm for the time being acting as the Lessor's solicitors by letter addressed to us and sent by registered post or delivered to our addresses as stated hereinafter and a demand or notice so given or made shall be deemed to be given or made or received on the day it was so left or the day following that on which it was posted, as the case may be.

8.

This Corporate Guarantee may be enforced without the Lessor first having recourse to any other security or rights or taking any other steps or proceedings against the Guarantor or any other person and may be enforced for any balance due even after the Lessor has resorted to any one or more other means of obtaining payment or discharge of the monies obligations and liabilities hereby secured.

9.

We shall pay all reasonable legal fees (including your solicitors' charges on a full indemnity basis) and all other reasonable disbursements and out-of-pocket expenses (subject to any costs orders that the court may make in connection with enforcing payment of the monies due hereunder or otherwise howsoever in enforcing any of the terms and conditions herein contained or the breach of the terms and conditions hereunder, in which case we will only pay the Lessor’s reasonable legal costs and expenses if you are the prevailing party in any dispute relating to such payment of monies or breach of such terms and conditions.

10.

Our covenants with the Lessor are given as sole or principal debtor or covenantor, with the Lessor of the Demised Premises for the time being and with all its successor in title without the need for any express assignment, and our obligations to the Lessor will last throughout the existence of Agreement to Lease and the Initial Term (as defined in the Lease Documents) and all references to "Lessor" in this Guarantee shall mean the Lessor of the Demised Premises for the time being.

11.

This Guarantee shall commence with effect from the date of the Agreement to Lease and shall automatically terminate upon the fifth (5th) anniversary of the Agreement unless Lessor and Lessee agree to continue the Guarantee due to reasonable financials risks of the Lessee being unable to fulfill its financial obligations under the Agreement.

12.	This Guarantee shall be binding as a continuing security on our successors and permitted assigns.

13.	The Guarantor hereby represents and warrants:

(a)

It is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and assets and to carry on its respective business as now being conducted;

(b)

It has all requisite corporate power and authority to execute, deliver and perform this Guarantee. The execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate action;

(c)	This Guarantee has been duly executed and delivered and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms; and

(d)

No consent, authorization, approval, order, permit or act of or from, or declaration filing with, any governmental authority or regulatory body (including, without limitation, pursuant to foreign exchange regulations in India or elsewhere) or any court or other tribunal is required for the execution, delivery or performance by it of this Guarantee.

14.

Any notice and other communications provided for in this Agreement shall be in writing and shall be first transmitted by facsimile transmission/ electronic transmission, and then confirmed by postage, prepaid registered airmail or by internationally recognised courier service, in the manner as elected by the Party giving such notice to the following addresses:

(a)	In the case of notices to the Lessor:

Address	:	Unit No.7 & 8, First Floor, Pinnacle Building, International Tech Park, CSIR Road, Taramani Chennai 600113
Attention	:	Mr Aloke Bhuniya, Chief Executive Officer
Telephone	:	022- 62212400
Email	:	legal@ascendas-firstspace.com

(b)	In the case of notices to the Guarantor:

Address	:	8501 N. Scottsdale Road, Suite 100 Scottsdale, AZ 85253 USA
Attention	:	General Counsel and Chief Financial Officer
Telephone	:	(480) 305-8910

All notices shall be deemed to have been validly given on (i) the business date immediately after the date of transmission with confirmed answer back, if transmitted by facsimile transmission, or (ii) the business day after the date of sending, if transmitted by courier or registered post.

The Parties may, from time to time, change their address or representative for receipt of notices provided for in this Agreement by giving to the other Party not less than 30 (thirty) days prior written notice.

15.

If at any time any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the applicable laws, rules and/or regulations, the legality, validity or enforceability of (a) the remaining provisions of this Deed and (b) such provisions under the applicable laws, rules and/or regulations shall not in any way be affected or impaired thereby.

16.

This Guarantee is governed and will be construed in all respects in accordance with the laws of the Republic of India. The courts at Chennai shall have exclusive supervisory jurisdiction in relation to this Agreement.

17.

If any dispute arises between the Lessor and the Guarantor hereto during the subsistence of this Agreement or thereafter, in connection with the validity, interpretation, implementation or alleged material breach of any provision of this Agreement or regarding a question, including the questions as to whether the termination of this Agreement has been legitimate, the Parties shall endeavour to settle such dispute amicably.

18.

In the case of failure by the Lessor and the Guarantor to resolve the dispute in the manner set out above within 30 (thirty) days from the date when a dispute is notified by one party to the other, the dispute shall be referred to and finally resolved by arbitration under the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The arbitration tribunal shall consist of one arbitrator appointed in accordance with the SIAC Rules. The seat, or legal place, of arbitration and venue of the arbitration shall be Mumbai, India. The language to be used in the arbitration shall be English.

19.	The arbitral tribunal's award shall be substantiated in writing and the Lessor and the Guarantor shall submit to the arbitral tribunal’s award which shall be enforceable in any competent court of law.

IN WITNESS WHEREOF, the Parties hereto have hereunto set and subscribed their respective hands and seals the day and year first hereinabove written

SIGNED AND DELIVERED by )

THE GUARANTOR through its)

Authorised Signatory )

SIGNED AND DELIVERED by)

THE LESSOR through its)

Authorised Signatory )

ANNEXURE 9 – LIST OF APPROVALS

7.	DTCP approval for the Demised Premises

8.	CTE from PCB for the Demised Premises

9.	EIA clearance for the Project

10.	No Objection Certificate from the Fire department

11.	No Objection Certificate from the Health department

12.	No Objection Certificate from the Inspector of factories

.

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